SCHEDULE 14C INFORMATION

               Information Statement Pursuant to Section 14(c) of
                       the Securities Exchange Act of 1934

Check the appropriate box:

/X/ Preliminary Information Statement

/ / Confidential, for Use of the Commission Only (as permitted by Rule
    14c-5(d)(2))

/ / Definitive Information Statement

                      YAPALOT COMMUNICATIONS HOLDINGS INC.
                 -----------------------------------------------
                (Name of Registrant As Specified In Its Charter)

Payment of Filing Fee (Check the appropriate box):

/X/      No fee required

/ /      Fee computed on table below per Exchange Act Rules 14c-5(g) and 0-11

         (1)   Title of each class of securities to which transaction applies:


         (2)   Aggregate number of securities to which transaction applies:


         (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):


         (4)   Proposed maximum aggregate value of transaction:


         (5)   Total fee paid:


/  /     Fee paid previously with preliminary materials.

/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

         (1)      Amount Previously Paid:


         (2)      Form, Schedule or Registration Statement No.:


         (3)      Filing Party:


         (4)      Date Filed:

                      YAPALOT COMMUNICATIONS HOLDINGS INC.
                          4884 Dufferin Street, Unit 1
                            Toronto, Ontario M3H 5S8



                    NOTICE OF ACTION TAKEN WITHOUT A MEETING


To the stockholders of Yapalot Communications Holdings Inc.:

         Notice is hereby given that the owners of approximately 80% of the issued and outstanding shares of common stock of Yapalot Communications Holdings Inc., a Delaware corporation, have delivered to Yapalot written consents by which the stockholders have consented to approving the Agreement and Plan of Merger between Yapalot and a wholly-owned subsidiary of Internet VIP, Inc.

         The actions taken by written consent will be effective on the 21st day (approximately October ___, 2001) after the date this Notice and the attached Information Statement are first mailed to all stockholders of Yapalot.

         All necessary corporate approvals in connection with the matters referred to in this Notice have been obtained. The accompanying Information Statement is furnished to all stockholders of record of Yapalot pursuant to
Section 14(c) of the Securities Exchange Act of 1934 and the rules and regulations promulgated thereunder solely for the purpose of informing the stockholders of these corporate actions before they take effect. We are not asking for a proxy or vote on any of the matters described in the Information Statement.

         We  encourage  you  to  read  the  Notice  and  Information   Statement
carefully.

                                   By Order of the Board of Directors,



                                   Yuval Barzakay
                                   Chief Executive Officer

September ___, 2001

                      YAPALOT COMMUNICATIONS HOLDINGS INC.
                          4884 Dufferin Street, Unit 1
                            Toronto, Ontario M3H 5S8


                              INFORMATION STATEMENT
                               September __, 2001


         This Information Statement is furnished by the Board of Directors of Yapalot Communications Holdings Inc. (the "Company" or "Yapalot") in connection with the previous approval of the corporate actions referred to herein by the written consent (the "Written Consent") of holders of a majority of the outstanding shares of the Company. Accordingly, all necessary corporate approvals in connection with the matters referred to herein have been obtained, and this Information Statement is furnished solely for the purpose of informing stockholders, in the manner required under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), of these corporate actions before they take effect.

         The record date for determining stockholders entitled to receive this Information Statement has been established as the close of business on September ___, 2001 (the "Record Date"). This Information Statement will be first mailed on or about September __, 2001 to stockholders of record at the close of business on the Record Date. As of the Record Date, there were outstanding 20,000,000 shares of the Company's Common Stock.

         WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

Action Taken by Written Consent of a Majority of stockholders

         On May 18, 2001, two stockholders of the Company owning an aggregate of 16,000,000 shares of the Company's Common Stock, representing 80% of the issued and outstanding shares on that date, executed a written consent approving the Agreement and Plan of Merger (the "Merger Agreement") between the Company and a wholly-owned subsidiary of Internet VIP, Inc. (the "Merger").

         The Merger will become effective on the 21st day after this Information Statement is first mailed to stockholders, or approximately October ___, 2001.

         The Written Consent is sufficient under the Delaware General Corporation Law and the Company's By-Laws to approve the Merger. Accordingly, the Merger will not be submitted to the other stockholders of the Company for a vote and this Information Statement is being furnished to stockholders to provide them with certain information concerning the Merger in accordance with the requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act") and the regulations promulgated thereunder, including Regulation 14C.

         Since the Merger has been duly approved by the Consenting stockholders holding a majority of the outstanding Common Stock, approval or consent of the remaining stockholders is not required and is not being solicited hereby or by any other means.

                                TABLE OF CONTENTS


                                                                          Page

QUESTIONS AND ANSWERS....................................................    3
SUMMARY TERM SHEET.......................................................    4
MARKET PRICE INFORMATION.................................................    8
THE MERGER...............................................................    9
  The Merger Agreement - Terms...........................................    9
  Merger Consideration...................................................    9
  Effective Time.........................................................    9
  Effects of Merger......................................................   10
  Background of the Merger...............................................   11
  Reasons for the Merger; Recommendations of the Board of Directors......   11
  Interests of Certain Persons in the Merger.............................   12
  Material Federal Income Tax Considerations.............................   13
  Anticipated Accounting Treatment.......................................   13
  Dissenters' Rights.....................................................   14
  Restrictions on Sale of Shares.........................................   18
  Operations Following the Merger........................................   18
  Exchange of Stock Certificates.........................................   18
BUSINESS AND PROPERTIES OF INTERNET VIP..................................   18
MANAGEMENT'S DISCUSSION - PLAN OF OPERATIONS OF INTERNET VIP.............   22
SUMMARY UNAUDITED PRO FORMA COMBINED CONSOLIDATED FINANCIAL DATA.........   24
SECURITIES OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT.........   29
DESCRIPTION OF INTERNET VIP CAPITAL STOCK................................   30
COMPARISON OF RIGHTS OF HOLDERS OF YAPALOT COMMON STOCK AND INTERNET
  VIP COMMON STOCK.......................................................   31
INDEX TO FINANCIAL STATEMENTS............................................   36

APPENDICES

A        Agreement and Plan of Merger
B        Section 262 of the Delaware General Corporation Law

                              QUESTIONS AND ANSWERS

Q:   WHAT TRANSACTION IS PROPOSED?

A: Yapalot is proposing to merge with a wholly-owned subsidiary of Internet VIP, Inc. after which Yapalot will be a wholly-owned subsidiary of Internet VIP. (See page 9).

Q:   WHAT IS THE REASON FOR THE MERGER?

A: Because we believe the combined company offers benefits, including diversification of operations and access to capital, which we believe will maximize the value to the stockholders of both Internet VIP and Yapalot. For Yapalot, the merger provides an attractive vehicle to raise capital to launch additional gateways.

Q:   WHAT WILL I RECEIVE IN THE MERGER?

A: After the merger is completed, you will receive 1.4 shares of Internet VIP common stock for each share of Yapalot stock held. (See page 9).

Q:   WHAT VOTE OF STOCKHOLDERS IS REQUIRED TO APPROVE THE MERGER?

A: Approval of the merger requires the affirmative vote of a majority of all outstanding shares of Yapalot. Yuval Barzakay and Marilyn Benlolo, our controlling stockholders, have consented in writing to the merger and adopted the merger agreement. This action by our controlling stockholders is sufficient to obtain the stockholder vote necessary to adopt the merger agreement and approve the merger without the approval of any other stockholder of Yapalot. Therefore, your vote is not required and is not being sought.

Q:   SHOULD I SEND MY STOCK CERTIFICATE NOW?

A: No. Promptly after the merger is completed, you will receive a letter of transmittal for use in surrendering your stock certificates and obtaining new certificates of Internet VIP. (See page 18).

Q:   DO I HAVE APPRAISAL RIGHTS?

A: Yes. If you so choose, you will be entitled to exercise appraisal rights upon completion of the merger so long as you take all the steps required to perfect your rights under Delaware law. These steps are described under "Appraisal Rights" in this information statement. (See page 14).

Q:   WHEN WILL THE MERGER BE COMPLETED?

A: We are working towards completing the merger as quickly as possible. We expect to complete the merger 21 days after the date of this information statement. (See page 9).

Q:   WHOM DO I CALL IF I HAVE QUESTIONS ABOUT THE MERGER?

A: If you have any questions, require assistance, or need additional copies of this information statement or other related materials, please call James Hal at (416) 505-4363 or Yuval Barzakay at (416) 736-8882 x303.

                               SUMMARY TERM SHEET

The following summary highlights selected information from this information statement and may not contain all of the information that is important to you. You should carefully read this entire information statement, including the appendices, and the other documents we refer to for a more complete understanding of the merger.

The Companies

-- Internet VIP, Inc.  (See page 18)
  1155 University Street, Suite 602
  Montreal, Quebec H3B 3A7
  (514) 448-4847

Internet VIP Inc., founded in November, 1998, provides International long distance telephone and telecommunication services using VoIP - Voice over Internet Protocol. IVIP's network is accessed from three IP gateway centers, in Montreal (Canada), Moscow, and St. Petersburg (Russia) and is capable of terminating in over 240 countries and territories using various Tier 1 carriers. IVIP also has facilities in New York and Toronto.

-- Yapalot Communications Holdings Inc.
  4884 Dufferin Street, Unit 1
  Toronto, Ontario M3H 5S8
  (416) 663-8473

Yapalot is a development stage company formed in April 2000 to provide VoIP solutions in international markets. Yapalot offers unlimited long distance services for a flat monthly fee. With its vast IP gateways, Yapalot provides communications services at cost effective rates to consumers, worldwide, including USA, Canada, Spain, France, Italy, the United Kingdom, Israel, Russia, Hong Kong, Germany, the Netherlands, Belgium, Australia, Austria, Denmark, Ireland, New Zealand, Switzerland and Norway.

The Merger (See page  9)

IVIP and Yapalot have entered into a merger agreement that provides for the merger of Yapalot into a wholly-owned subsidiary of IVIP. As a result of the merger, Yapalot will become a wholly owned subsidiary of IVIP. You are encouraged to read the merger agreement, as amended, a copy of which is attached hereto as Appendix A.

Stockholder Approval

Stockholders of Yapalot holding a majority of the outstanding shares of common stock have signed a written consent approving the merger. Accordingly, no meeting of the stockholders of Yapalot will be called and no proxies of stockholders are requested.

Reasons For The Merger (See page 11)

Our Board of Directors believes that the proposed merger is fair to and in the best interest of Yapalot and its stockholders. The Board of Directors of Yapalot unanimously

-approved the form, terms and provisions of the merger and the merger agreement; -determined that the merger is fair to and in the best interest of Yapalot and its public stockholders; - approved and declared the merger and the merger agreement advisable; and - recommended that Yapalot's stockholders approve and adopt the merger and the merger agreement.

Important factors in the Board of Director's determination included perceived benefits from access to IVIP's network and cost savings anticipated from elimination of overlapping expenses and investments.

Conditions To Completion Of The Merger

The respective obligations of the parties to complete the merger are subject to the prior satisfaction or waiver (if permitted by applicable law) of conditions specified in the merger agreement. The following conditions, among others, must be satisfied or waived before the merger can be completed:

o all necessary consents, approvals and authorizations from governmental entities must be obtained except where a failure to obtain any such consent, approval or authorization could not be reasonably expected to have a material adverse effect on IVIP and Yapalot;

o no court of competent jurisdiction or governmental entity has issued or entered any order, writ, injunction or decree prohibiting or preventing its completion;

o our respective representations and warranties in the merger agreement must have been materially true and correct at the date the merger agreement was executed and must remain materially true and correct;

o we must perform and comply in all material respects with our respective covenants in the merger agreement; and

o no event, change, condition or effect that is or is reasonably likely to be materially adverse to either company or its subsidiaries, taken as a whole, occurs.

Termination of the Merger Agreement

The merger agreement may be terminated:

o    if IVIP and Yapalot agree to terminate it; or

o by either of us if the conditions to completion of the merger would not be satisfied because of a breach of a representation, warranty, covenant or agreement in the merger agreement by the other party, if the breaching party does not take reasonable steps within fifteen days to cure the breach.

In addition, the merger agreement may be terminated by either of us if a final court or governmental order prohibiting the merger is issued and is not appealable.

Waiver and Amendment

We may jointly amend the merger agreement and each of us may waive our right to require the other party to adhere to the terms and conditions of the merger agreement.

Restrictions on Alternative Transactions

Subject to limited exceptions, the merger agreement prohibits each party from soliciting or participating in discussions with third parties about transactions that may prohibit consummation of the merger. In addition, each company is obligated to notify the other party of information of such transactions. The restrictions, however, do not prohibit the boards from taking such actions as are necessary to fulfill their respective fiduciary duties.

Management and Operations Following the Merger (See page 30)

Following the merger, IVIP and Yapalot will continue to carry on their historical operations in substantially the same manner as they were carried on prior to the merger.

The present managements of each company will initially continue to manage their respective companies. The board of directors of IVIP will be comprised of three members with one member to be selected by both Yapalot and IVIP, and one outside director.

Stock Ownership of Management and Certain stockholders (See page 28)

On the record date, directors and executive officers of Yapalot may be deemed to be the beneficial owners of approximately 48% of the voting power of Yapalot.

Interests of Certain Persons in the Merger (See page  12)

Directors and officers of Yapalot have the following interests in the merger that are different from, or in addition to, yours:

o Upon consummation of the merger, the directors and officers of Yapalot and their affiliates will beneficially own approximately 50% of the then outstanding shares of IVIP common stock.

o The merger agreement provides that Yapalot shall be entitled to designate Yuval Barzakay to the IVIP board of directors.

United States Federal Income Tax Consequences of the Merger (See page 13)

The merger have been structured so that no gain or loss will be recognized for federal income tax purposes on the exchange of shares of Yapalot common stock for shares of IVIP common stock except to the extent holders exercise dissenter's rights.

Anticipated Accounting Treatment of the Merger (See page 13)

The merger is expected to be accounted for using the purchase method of accounting in accordance with generally accepted accounting principles.

Restrictions on the Ability to Sell IVIP Stock (See page 18)

All shares of IVIP common stock issued in connection with the merger will be restricted stock for purposes of the Securities Act of 1933. Shares of common stock received in the merger may be sold only pursuant to a registration statement or exemption under the Securities Act.

Dissenters' Rights (See page 14)

Under Delaware law, Yapalot's common stockholders may have the right to an appraisal of the value of their shares of common stock in connection with the merger. A discussion of these rights is included on pages [14] through [17]. We encourage Yapalot common stockholders to read it.

Forward-Looking Statements in this Information Statement

This information statement contains forward-looking statements within the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995 with respect to the financial condition, results of operations and business of IVIP and Yapalot. Words such as "anticipates," "expects," "intends," "plans,"
"believes," "seeks," "estimates" and similar expressions indicate forward-looking statements. These forward-looking statements are not guarantees of future performance and are subject to risks and uncertainties that could cause actual results to differ materially from the results contemplated by the forward-looking statements.

Dividend Information (See page 8)

IVIP has never paid any cash dividends on its stock, and anticipates that it will continue following the merger to retain any earnings for the foreseeable future for use in the operation of its business.

                            MARKET PRICE INFORMATION

Market Information

 - IVIP Market Price Data

         IVIP's common stock commenced trading, under the symbol "IVIP", on the OTC Bulletin Board on April 15, 2001.

         On May 29, 2001, the last trading day before the announcement of the signing of the merger agreement, the closing price per share of IVIP common stock on the OTC Bulletin Board was $0.36. On May 22, 2001, five business days before the announcement of the signing of the merger agreement, the closing price per share of IVIP common stock on the OTC Bulletin Board was $0.39. On September 10, 2001, the latest practicable trading day before the printing of this information statement, the closing price per share of IVIP common stock on the OTC Bulletin Board was $.15.

         Because the market price of IVIP common stock is subject to fluctuation, the market value of the IVIP common stock that holders of Yapalot common stock will receive in the merger may increase or decrease prior to and following the merger. No assurance can be given as to the future price or markets for IVIP common stock.

 - Yapalot Market Price Data

         There is presently no trading market in the common stock of Yapalot.

Holders

         On September 13, 2001, there were approximately 400 holders of record of IVIP's common stock.

         On September 13, 2001, there were approximately 75 holders of record of Yapalot's common stock.

Dividends

         IVIP has had no earnings to date, nor has IVIP declared any dividends to date. The payment by IVIP of dividends, if any, in the future, rests within the discretion of its Board of Directors and will depend, among other things, upon IVIP's earnings, its capital requirements and its financial condition, as well as other relevant factors.

                                   THE MERGER

         This section of the information statement describes material aspects of the proposed merger, including the merger agreement. While we believe that the
description   covers  the   material   terms  of  the  merger  and  the  related
transactions, this summary may not contain all of the information that is important to Yapalot stockholders. stockholders should read the entire merger agreement and the other documents we refer to carefully and in their entirety for a more complete understanding of the merger.

         The following discussion of the terms and background of the merger and the parties' reasons for the merger and the potential benefits that could result from the merger contains forward-looking statements that involve risks and uncertainties. Readers are cautioned not to place undue reliance on these forward-looking statements. The actual results could differ materially from those anticipated in these forward-looking statements.

The Merger Agreement - Terms

         On May 30, 2001, Yapalot Acquisition Corp. ("Acquisition"), Internet VIP, Inc. ("IVIP"), Yapalot Communications, Inc. ("Subsidiary") and Yapalot Communications Holdings Inc. (the "Company" or "Yapalot") entered into an agreement and plan of merger ("Merger Agreement"). Pursuant to the Merger Agreement, the Company will be merged with and into Acquisition. The Company's stockholders shall transfer and convey to Acquisition all of each stockholder's right, title and interest in and to all of the issued and outstanding shares of Company Common Stock by transferring and delivering to Acquisition (for cancellation) their certificates, properly endorsed in blank or accompanied by a properly executed stock power, representing all of the issued and outstanding shares of Company Common Stock. Regardless of whether the stockholders actually perform as described, at the Effective Time (as described below) their shares of Company Common Stock will only evidence ownership of IVIP.

Merger Consideration

         In consideration of and in exchange for all of the issued and outstanding shares of Company Common Stock, IVIP shall issue to the stockholders shares of IVIP Common Stock in the ratio of 1.4:1, or 1.4 shares of IVIP Common Stock for each share of Company Common Stock.

Effective Time

         At the closing of the merger, the parties will cause the merger to become effective by filing a certificate of merger with the Secretary of State of the State of Delaware. It is anticipated that the merger will be completed approximately 21 days after the date hereof . The merger shall become effective upon the filing of the certificate of merger with the Secretary of State of the State of Delaware (the "Effective Date").

Effects of the Merger

         At the Effective Time (i) the separate existence of the Company shall cease and the Company shall be merged with and into Acquisition (the Company and Acquisition are sometimes herein referred to as the "Constituent Corporations" and Acquisition is sometimes referred to herein as the "Surviving Corporation");
(ii) the certificate of incorporation of Acquisition, as amended by the certificate of merger, as in effect immediately prior to the Effective Time shall continue to be the certificate of incorporation of the Surviving Corporation; and (iii) the bylaws of the Company as in effect immediately prior to the Effective Time shall become the bylaws of the Surviving Corporation.

         At and after the Effective Time, the Merger shall have the effects set forth in Section 259 of the DGCL. Without limiting the foregoing, at the Effective Time, Acquisition as the Surviving Corporation shall possess all the rights, privileges, powers and franchises of a public as well as a private nature, and be subject to all the restrictions, disabilities and duties of each of the Constituent Corporations, and all singular rights, privileges, powers and franchises of each of the Constituent Corporations, and all property, real, personal and mixed, and all debts due to either of the Constituent Corporations on whatever account, as well as for stock subscriptions and all other things in action or belonging to each of the Constituent Corporations, shall be vested in Acquisitions as the Surviving Corporation and all property, rights, privileges, powers and franchises, and all and every other interest shall be thereafter as effectively the property of the Surviving Corporation as they were of the Constituent Corporations, and the title to any real estate vested by deed or otherwise, in either of the Constituent Corporations, shall not revert or be in any way impaired; but all rights of creditors and all liens upon any property of either of the Constituent Corporation shall thenceforth attach to Acquisition as the Surviving Corporation, and may be enforced against it to the same extent as if said debts and liabilities had been incurred by it.

Conversion of Stock and Derivatives

         As of the Effective Time, by virtue of the merger and without any action on the part of any holder of shares of Company common stock or shares of stock held by IVIP as sole stockholder of Acquisition ("Acquisition Stock"):

         Each issued and outstanding share of Acquisition Stock and IVIP Stock shall continue to be issued and outstanding and shall not be affected by the merger.

         The shares of Company common stock issued and outstanding as of the Effective Time shall be converted on a 1 to 1.4 basis into shares of IVIP Stock, as sole stockholder of Acquisition (i.e., for every share of Company common stock, a Stockholder will receive 1.4 shares of IVIP Stock.) All such shares of Company common stock, when so converted, shall no longer be outstanding and shall automatically be canceled and retired and shall cease to exist, and each holder of a certificate representing any such shares shall cease to have any rights with respect thereto, except the right to receive the shares of IVIP Stock (or appraisal rights, if applicable) to be issued or paid in consideration therefore upon the surrender of such certificate for exchange to Acquisition at the Closing (as hereinafter defined). All currently outstanding derivative securities of the Company shall, following the Closing, become exercisable into, or convertible for, the same number of shares of IVIP stock, and upon the same terms, as if the Closing had not occurred and they were being exercised into, or convertible for, shares of Company common stock.

Background of the Merger

In April 2001, Mr. James Hal, a consultant to Yapalot, knowing the business plans and aspirations of the Company and cognizant of the strengths and possible deficiencies of the Company to realize its plans, and also aware of the potential assistance that IVIP could offer to help overcome these deficiencies, contacted Messrs. David and Mayer Amsel, stockholders of IVIP, to discuss the potential synergies of the two entities. After several meetings, these stockholders decided to present to the Boards of their respective companies the suggestion of the merger. Further discussion, meetings and negotiations during May, 2001, between representatives of the two companies resulted in the Agreement, signed on May 30, 2001.

Reasons for the Merger; Recommendation of the Boards of Director

         The decision by Yapalot's board to approve the merger was based on several potential benefits of the merger that it believes will contribute to the success of the combined company and maximization of stockholder value.

         Yapalot's board reviewed a number of factors in evaluating the merger, including, but not limited to, the following:

     .  historical   information  concerning  Yapalot's  and  IVIP's  respective businesses, financial performance and condition, operations, technology and management;

     . Yapalot management's view of the financial condition, results of operations and businesses of Yapalot and IVIP before and after giving effect to the merger and the Yapalot board's determination of the merger's effect on stockholder value;

     . current financial market conditions and historical market prices, volatility and trading information;

     . the consideration Yapalot's stockholders will receive in the merger in light of comparable merger transactions;

     . the belief that the terms of the merger agreement are reasonable;

     . the impact of the merger on Yapalot's customers and employees; and

     . results of the due diligence investigation conducted by Yapalot's management, accountants, financial advisors and counsel.

         The  Yapalot  board  also   identified   and  considered  a  number  of
potentially  negative  factors  in  its  deliberations   concerning  the  merger
including the following:

     . the risk that the potential benefits of the merger may not be realized;

     . the level of dilution to be experienced by Yapalot stockholders;

     . the possibility that the merger may not be consummated;

     . the risk of management and employee disruption associated with the merger, including the risk that despite the efforts of the combined company, key technical, sales and management personnel might not remain employed by the combined company; and

     . other applicable risks.

         Yapalot's board concluded, however, that, on balance, the merger's potential benefits to Yapalot and its stockholders outweighed the associated risks. The discussion of the information and factors considered by Yapalot's board reflects all material factors considered by the board. In view of the variety of factors considered in connection with its evaluation of the merger, Yapalot's board did not find it practicable to, and did not quantify or otherwise assign relative weight to, the specific factors considered in reaching its determination.

         In reaching its determination, Yapalot's board of directors also considered and evaluated, among other things, (i) the results and scope of the due diligence review conducted by members of the management of, and advisors to, Yapalot with respect to the business and operations of IVIP, (ii) information with respect to recent and historical trading prices of IVIP common stock and of telecommunications stocks generally, (iii) information concerning the results of operations, performance, financial condition and prospects of Yapalot and the financial condition and prospects of IVIP on a company-by-company basis and on a combined basis, (iv) the terms of the merger agreement and the other agreements contemplated thereby, (v) the structure of the merger and (vi) the tax consequences of the merger.

Interests of Certain Persons in the Merger

         Upon consummation of the merger, it is anticipated that the directors and officers of Yapalot and their affiliates will beneficially own approximately 50% of the then outstanding shares of IVIP common stock, calculated on the basis set forth under the heading "Securities Ownership of Certain Beneficial Owners and Management."

         Under the merger agreement, at the consummation of the merger, each stock option, warrant or derivative security of Yapalot which is outstanding and unexercised immediately prior to the effective time of the merger, will be assumed by IVIP and converted into a IVIP stock option, warrant or derivative security to purchase 1.4 shares of IVIP common stock for each share of Yapalot stock purchaseable and at the same exercise price as prior to the merger. See "Description of IVIP Capital Stock" for a description of the outstanding IVIP stock options, warrants and derivative securities and Yapalot stock options and warrants that will become IVIP stock options upon consummation of the merger.

         The board of directors of IVIP will be comprised of three members with one individual from Yapalot, one from IVIP and one outside member. The directors shall serve for a period of not less than one year, serving from the effective time of the merger until their successors shall be duly elected and qualified. See "The Merger - Operations Following the Merger."

         The  merger   agreement  also  provides  that  IVIP  shall  assume  the
employment contract between Yuval Barzakay and Yapalot.

Material Federal Income Tax Considerations

         The following discussion is based upon current provisions of the Code, currently applicable Treasury regulations, and judicial and administrative decisions and rulings. There can be no assurance that the Internal Revenue Service (the "IRS") will not take a contrary view, and no ruling from the IRS or opinion of tax counsel has been or will be sought. Future legislative, judicial or administrative changes or interpretations could alter or modify the statements and conclusions set forth herein, and any such changes or interpretations could be retroactive and could affect the tax consequences to the stockholders of Yapalot.

         The following discussion does not purport to deal with all aspects of federal income taxation that may affect particular stockholders in light of their individual circumstances, and is not intended for stockholders subject to special treatment under the federal income tax law (including insurance companies, tax-exempt organizations, financial institutions, broker-dealers, foreign persons, stockholders who hold their stock as part of a hedge, appreciated financial position, straddle or conversion transaction, stockholders who do not hold their stock as capital assets and stockholders who have acquired their stock upon the exercise of employee options or otherwise as compensation). In addition, the discussion below does not consider the effect of any applicable state, local or foreign tax laws.

         The merger is  intended to qualify as a tax-free  reorganization  under
Section 368 of the Code under which a holder of Yapalot Common Stock who, pursuant to the merger, exchanges Yapalot Common Stock for IVIP Common Stock, will not recognize gain or loss upon such exchange. Such holder's tax basis in the IVIP Common Stock received pursuant to the merger will be equal to its tax basis in the Yapalot Common Stock surrendered, and its holding period for the IVIP Common Stock will include its holding period for the Yapalot Common Stock surrendered.

         Exercise of Dissenters' Rights. Holders of Yapalot Common Stock who exercise their statutory dissenters' rights will recognize gain or loss equal to the difference between their tax basis in their Yapalot Common Stock and the amount of cash they receive in exchange therefor or ordinary income equal to the amount of cash received.

Anticipated Accounting Treatment

         The merger is expected to be accounted for using the purchase method of accounting in accordance with generally accepted accounting principles. For purposes of preparing future consolidated financial statements, a new accounting basis will be established for Yapalot's respective tangible and intangible assets and liabilities based upon their respective estimated fair values and the aggregate purchase price, including the costs of the transaction. A final determination of required purchase accounting adjustments and the fair value of Yapalot's assets and liabilities has not yet been made. Accordingly, the purchase accounting adjustments made in connection with the development of the unaudited pro forma condensed consolidated financial statements appearing elsewhere in this Information Statement are preliminary and have been made solely for purposes of developing such pro forma financial information to comply with disclosure requirements of the Securities and Exchange Commission. See "Summary Unaudited Pro Forma Combined Consolidated Financial Data."

Dissenters' Rights

         Unless the shares of IVIP to be issued in the merger have been listed on a national securities exchange or on the NASDAQ National Market or are held of record by more than 2,000 holders, the holders of the Yapalot common stock who do not vote for the approval and adoption of the merger agreement and who otherwise comply with the applicable statutory procedures of Section 262 of the Delaware General Corporation Law summarized herein may be entitled to appraisal rights under Section 262. In order to exercise and perfect appraisal rights, the record holder of Yapalot common stock must follow the steps summarized below properly and in a timely manner. A person having a beneficial interest in shares of Yapalot common stock held of record in the name of another person, such as a broker or nominee, must act promptly to cause the record holder to follow the steps summarized below properly and in a timely manner to perfect appraisal rights.

         Section 262 of the DGCL is reprinted as Appendix B to this Information Statement. Set forth below is a summary description of Section 262. The following summary is not a complete statement of the law relating to appraisal rights and is qualified in its entirety by reference to Appendix B. All references in Section 262 and this summary to "Holder" are to the record holder of the shares of Yapalot common stock immediately prior to the effective time as to which appraisal rights are asserted. Failure to comply strictly with the procedures set forth in Section 262 of the DGCL will result in the loss of appraisal rights.

         Under the DGCL, holders of Yapalot common stock who follow the procedures set forth in Section 262 will be entitled to have their shares appraised by the Delaware Court of Chancery and to receive payment in cash of the "fair value" of such shares, exclusive of any element of value arising from the accomplishment or expectation of the merger, together with a fair rate of interest, if any, as determined by such court.

         Under Section 262, where a proposed merger is approved by written consent without a stockholders meeting, as in the case of the merger, the corporation, before the effective date of the merger or within 10 days following the effective date, must notify each of its stockholders who was a stockholder on the record date with respect to such shares for which appraisal rights are available, that appraisal rights are so available, and must include in each such notice a copy of Section 262. This Information Statement constitutes such notice to the holders of Yapalot common stock and Section 262 of the DGCL is attached to this Information Statement as Appendix B. Any Holder who wishes to exercise such appraisal rights or who wishes to preserve his right to do so should review the following discussion and Appendix B carefully, because failure to timely and properly comply with the procedures specified will result in the loss of appraisal rights under the DGCL.

         A Holder wishing to exercise appraisal rights must deliver to Yapalot, within 20 days after the date of mailing of this Information Statement, a written demand for appraisal of such holder's shares of Yapalot common stock.

         A demand for appraisal will be sufficient if it reasonably informs Yapalot of the identity of the Holder and that such Holder intends thereby to demand appraisal of such Holder's shares of Yapalot common stock. A Holder wishing to exercise appraisal rights must be the record holder of such shares of Yapalot common stock on the date the written demand for appraisal is made and must continue to hold such shares through the Effective Time. Accordingly, a Holder who is the record holder of shares of Yapalot common stock on the date the written demand for appraisal is made, but who thereafter transfers such shares prior to the Effective Time, will lose any right to appraisal in respect of such shares.

         Only a holder of record of shares of Yapalot common stock is entitled to assert appraisal rights for the shares of Yapalot common stock registered in that holder's name. A demand for appraisal should be executed by or on behalf of the holder of record, fully and correctly, as the holder's name appears on the stock certificates and must state that such person intends thereby to demand appraisal of his, her or its shares of Yapalot common stock. If the shares are owned of record in a fiduciary capacity, such as by a trustee, guardian or custodian, execution of the demand for appraisal should be made in that capacity, and if the shares are owned of record by more than one person, as in a joint tenancy or tenancy in common, the demand should be executed by or on behalf of all joint owners. An authorized agent, including one for two or more joint owners, may execute the demand for appraisal on behalf of a holder of record; however, the agent must identify the record owner or owners and expressly disclose the fact that, in executing the demand, he or she is acting as agent for such owner or owners.

         A record holder such as a broker who holds shares as nominee for several beneficial owners may exercise appraisal rights with respect to the shares of Yapalot common stock held for one or more beneficial owners while not exercising such rights with respect to the shares held for other beneficial owners; in such case, the written demand should set forth the number of shares as to which appraisal is sought. Where the number of shares of Yapalot common stock is not expressly stated, the demand will be presumed to cover all shares held in the name of the record owner. Holders who hold their shares in brokerage accounts or other nominee form and who wish to exercise appraisal rights are urged to consult with their brokers to determine the appropriate procedures for the making of a demand for appraisal by such nominee.

         All written demands for appraisal of shares must be mailed or delivered to: Yapalot Communications Holdings Inc., 4884 Dufferin Street, Unit 1, Toronto, Ontario M3H 5S8.

         Within ten days after the Effective Time, Yapalot will notify each Holder who properly asserted appraisal rights under Section 262.

         Within 120 days after the Effective Time, but not thereafter, Yapalot or any Holder who has complied with the statutory requirements summarized above may file a petition in the Delaware Court demanding a determination of the fair value of the shares held by such Holder. If no such petition is filed, appraisal rights will be lost for all Holders who had previously demanded appraisal of their shares. Yapalot is not under any obligation, and has no present intention, to file a petition with respect to appraisal of the value of the shares. Accordingly, Holders who wish to exercise their appraisal rights should regard it as their obligation to take all steps necessary to perfect their appraisal rights in the manner prescribed in Section 262.

         Within 120 days after the Effective Time, any Holder who has complied with the provisions of Section 262 will be entitled, upon written request, to receive from Yapalot a statement setting forth the aggregate number of shares of Yapalot common stock not voted in favor of the approval and adoption of the merger agreement and with respect to which demands for appraisal were received by Yapalot, and the number of holders of such shares. Such statement must be mailed within ten days after the written request for such statement has been received by Yapalot.

         If a petition for an appraisal is timely filed and a copy thereof served upon Yapalot, Yapalot will then be obligated within 20 days to file with the Delaware Register in Chancery a duly verified list containing the names and addresses of the Holders who have demanded appraisal of their shares and with whom agreements as to the value of their shares have not been reached. After notice to the Holders as required by the Delaware Court, the Delaware Court is empowered to conduct a hearing on such petition to determine those Holders who have complied with Section 262 and who have become entitled to appraisal rights thereunder. The Delaware Court may require the Holders who demanded appraisal rights of their shares of Yapalot common stock to submit their stock certificates to the Register in Chancery for notation thereon of the pendency of the appraisal proceeding; and if any Holder fails to comply with such direction, the Delaware Court may dismiss the proceedings as to such Holder.

         After determining which Holders are entitled to appraisal, the Delaware Court will appraise the "fair value" of their shares of Yapalot common stock, exclusive of any element of value arising from the accomplishment or expectation of the merger, together with a fair rate of interest, if any, to be paid upon the amount determined to be the fair value. Holders considering seeking appraisal should be aware that the fair value of their shares as determined under Section 262 could be more than, the same as or less than the consideration they are entitled to receive pursuant to the merger agreement if they did not seek appraisal of their shares and that investment banking opinions as to fairness from a financial point of view are not necessarily opinions as to fair value under Section 262. In determining "fair value" of shares, the Delaware Court shall take into account all relevant factors. In Weinberger v. UOP, Inc., the Delaware Supreme Court has stated that such factors include "market value, asset value, dividends, earnings prospects, the nature of the enterprise and any other facts which were known or which could be ascertained as of the date of the merger which throw any light on future prospects of the merged corporation." In Weinberger, the Delaware Supreme Court stated, among other things, that "proof of value by any techniques or methods generally considered acceptable in the financial community and otherwise admissible in court" should be considered in an appraisal proceeding. In addition, the Delaware Court has decided that the statutory appraisal remedy, depending on factual circumstances, may or may not be a dissenter's exclusive remedy.

         The Delaware Court will also determine the amount of interest, if any, to be paid on the amounts to be received by persons whose shares of Yapalot common stock have been appraised. The costs of the action may be determined by the Delaware Court and the parties taxed as the Delaware Court deems equitable. The Delaware Court may also order that all or a portion of the expenses incurred by any Holder in connection with an appraisal, including without limitation, reasonable attorneys' fees and the fees and expenses of experts utilized in the appraisal proceeding, be charged pro rata against the value of all of the shares entitled to appraisal. In the absence of such determination or assessment, each party bears its own expenses.

         Any Holder who has duly demanded and perfected an appraisal in compliance with Section 262 will not, after the Effective Time, be entitled to vote his or her shares for any purpose or be entitled to the payment of dividends or other distributions thereon, except dividends or other distributions payable to holders of record of shares of Yapalot common stock as of a date prior to the Effective Time.

         At any time within 60 days after the Effective Time, any Holder will have the right to withdraw his or her demand for appraisal and to accept the merger consideration. After this period, a Holder may withdraw his or her demand for appraisal only with the written consent of Yapalot. If no petition for appraisal is filed with the Delaware Court within 120 days after the Effective Time, a Holder's right to appraisal will cease and he or she will be entitled to receive the merger consideration, without interest, as if he or she had not demanded appraisal of his or her shares. No petition timely filed in the Delaware Court demanding appraisal will be dismissed as to any Holder without the approval of the Delaware Court, and such approval may be conditioned on such terms as the Delaware Court deems just.

         If any Holder who properly demands appraisal of his or her shares of Yapalot common stock under Section 262 fails to perfect, or effectively withdraws or loses, his right to appraisal, as provided in the DGCL, the shares of such Holder will be converted into the right to receive the consideration receivable with respect to such shares in accordance with the merger agreement. A Holder will fail to perfect, or effectively lose or withdraw, his right to appraisal if, among other things, no petition for appraisal is filed within 120 days after the Effective Time, or if the Holder delivers to Yapalot a written withdrawal of his demand for appraisal. Any such attempt to withdraw an appraisal demand more than 60 days after the Effective Time will require the written approval of Yapalot.

         Holders desiring to exercise their appraisal rights must strictly comply with the procedures set forth in Section 262 of the DGCL.

         Failure to take any required step in connection with the exercise of appraisal rights will result in the termination or waiver of such rights.

Restrictions on Sale of Shares

         The shares of IVIP common stock to be issued in connection with the merger will be issued pursuant to an exemption from registration under the Securities Act and will be "restricted stock" under the Securities Act . The shares of IVIP common stock to be issued to Yapalot stockholders may only be resold pursuant to an effective registration statement or an available exemption from registration such as that provided by Rule 144.

Operations Following the Merger

         Following the merger, Yapalot will operate as a wholly owned subsidiary of IVIP. Both Yapalot and IVIP will continue to pursue their respective businesses in a manner consistent with their operations prior to the merger. Upon consummation of the merger, it is anticipated that the boards of directors will be restructured to include Dr. Ilya Gerol, Yuval Barzakay and Daniel Ansel. The stockholders of Yapalot will become stockholders of IVIP, and their rights as stockholders will be governed by IVIP's certificate of incorporation and bylaws and the laws of the State of Delaware.

Exchange of Stock Certificates

         IVIP's transfer agent, Intercontinental Registrar and Transfer Agency of Boulder City, Nevada, will act as exchange agent in connection with the merger. Promptly after the effective time, the exchange agent will mail to Yapalot stockholders a letter of transmittal and instructions for surrendering their Yapalot stock certificates in exchange for IVIP stock certificates.

         Yapalot stockholders should not submit their stock certificates for exchange until they have received the letter of transmittal and instructions referred to above.

                     BUSINESS AND PROPERTIES OF INTERNET VIP

         Internet VIP, Inc. ("IVIP"), a Delaware corporation, was organized on November 13, 1998. IVIP also operates through a wholly owned Canadian subsidiary corporation IVIP Telcom Canada, Inc., previously known as V.I. Internet Telecommunications Inc. IVIP has not been involved with any bankruptcy, receivership or similar proceedings. On May 17, 2001 IVIP announced a joint venture with Polykvart Telecom, a Russian entity, to create "PT-Intertel XXI", in which IVIP would hold 51% of the venture. PT-Intertel XXI would offer telecommunication services to and from Russia and the Commonwealth of Independent States ("C.I.S.").

Overview

         IVIP was formed to sell international long distance telephone services through the use of Internet based technology, specifically, Voice over Internet Protocol ("VoIP").

         IVIP's   business   has  been   organized   into  two   separate,   yet
complementary, divisions so that its revenues are derived from two markets:

1. (Wholesale) Providing carrier and termination services, worldwide, for other telecom companies, at competitive rates; and

2. (Retail) Providing telephone calling origination and termination, at attractive prices, servicing areas of the world that currently have expensive and/or poor quality long distance service, primary through the use of pre-paid telephone cards. Competitive rates are to be achieved by using low-cost Internet Protocol gateways and taking advantage of the efficacy of VoIP technology.

Business Strategy

         The major determining factors as to where IVIP seeks to locate its gateways (POPs), and where IVIP intends to focus its services are driven by (a) existing high tariffs and (b) the termination points for IVIP's customers of pre-paid telephone cards.

         (a) High Tariff Regions

         IVIP intends to locate its POPs in geographic regions based on the following criteria:

1.   that currently have high telephone tariffs

2.   that have antiquated telephone infrastructure

3.   where contacts, especially governmental, underlie most business development

4.   where the telecommunications industry is undergoing a modernization

5.   where IVIP understands the cultural and business environment

6.   that have a large ex-patriot community in the "west".

Then, to develop in each selected geographic location, IVIP:

7. uses its worldwide contacts to seek out a local Joint Venture (JV) partner; (usually a government or very prominent local commercial entity),

8.   obtains a license to operate a telecom business in that jurisdiction,

9.   builds and operates one or more IP gateways,

10. link up this gateway to the rest of IVIP's network through private leased fiber-optic lines or IP telephony,

11.  supplies immediate inbound traffic from existing customers, and

12. works with IVIP's new JV partners to develop outbound traffic from three major market sectors; government, industrial, and retail (pre-paid cards).

         (b) Pre-Paid Customers

         Most of IVIP's pre-paid telephone cards are directed at specific ethnic communities and therefore can be expected to generate high volume traffic to very specific global termination points. IVIP plans to either install its own gateways at these destinations or seek strategic partnerships that yield the lowest cost for IVIP to terminate traffic there.

Operations

         In Canada, IVIP operates through a wholly owned Canadian subsidiary, IVIP Telcom Canada, that shares office space at IVIP's head offices in Montreal. IVIP Telcom was formed to develop business in Canada and is responsible for oversight and maintaining IVIP's equipment and gateway located in Montreal.

         All of IVIP's technology is state of the art, but IVIP is not dependent on any one vendor in particular. For the hardware in the switching centers in Montreal, Moscow, and St. Petersburg, IVIP employs a configuration and equipment manufactured by Ericsson Inc.

         In the pre-paid card division IVIP is directing its efforts towards so-called "switch-less operators" as an important part of its customer base. "Switch-less operators" are those companies that have an established and well-developed distribution network, and have begun utilizing their channels to sell and distribute pre-paid long distance telephone cards, yet they do not own or maintain any telecom equipment. IVIP has made its network available to these types of companies, whereby IVIP provides a "turnkey" telecom network underlying the service that these distributors sell. IVIP has, to date, signed up one such customer and during IVIP's first 5 months had $970,171 in revenue. IVIP is currently negotiating with several additional such operators.

International Division

         IVIP's initial international operation is in Russia. Currently, IVIP operates two IP telephony gateway centers in that country, one in Moscow, and the other in St. Petersburg. Both centers are connected to IVIP's hub in Montreal, and serve as the core switches that allow calls to be routed from anywhere in North America or from Russia to over 240 countries and territories at very low cost.

         IVIP's potential customers in Russia can be characterized into three subgroups. The first subgroup is government ministry and related agencies. The second group are large users derived from industry that are to receive preferential rates. And finally, the third group of customers are individuals or small corporate users that will have purchased prepaid calling cards or contracts. As with most prepaid calling card systems, the customer places a call from any telephone in Russia, by dialing a local access number to reach IVIP's equipment and then inputs his card number and personal identification number ("PIN"). The equipment validates the card number and PIN and then gives the caller a second dial tone allowing him to make the long distance call. For all types of customers, IVIP's technology and equipment will process these steps in milliseconds and the customer will be unable to detect the difference between a traditional long distance call between Moscow and the world and a call utilizing IVIP's network. The process for a call to Moscow originating in North America over IVIP's network operates the same way with the customer calling an "800" number to access the Montreal platform in the same manner as if he were using a conventional calling card.

         In Russia, IVIP operates its business under the corporate name Intertel XXI which is a Russian entity owned 100% by IVIP. IVIP had owned 80% and the remaining 20% of the Russian company was owned by the "Special Technique and Communication Services Institute", an agency of the Russian Ministry of Interior, but this 20% was repurchased by IVIP for a nominal amount.

         IVIP has letters of intent with governmental and industrial entities expressing an interest to purchase telephone service for calls from Russia to the world. The network has been installed and tested and is now fully functional. However, the commencement of revenues from Russia suffered an unexpected delay due to the fact that the Ericsson equipment installed by IVIP was the most advanced available and had as yet not been certified for use in Russia, by the Ministry of Communications. This procedure was finally completed April 11, 2001.

         With this successful certification, IVIP continues the process of converting the letters of intent to firm contracts. If IVIP is successful in converting these letters to firm contracts, IVIP anticipates that by the end of the first year of long distance service between Russia and the world IVIP will be providing 1,000,000 minutes of long distance traffic per month. However, there can be no assurance that such usage and/or revenue levels, if any, will be attained.

         In addition, IVIP is still in the process of analyzing the long distance traffic between Russia and Europe. However, there can be no assurance that any business will develop in this market.

Technology

         Conventional telephone service (PSTN) is a circuit-switched technology. When a call is placed, the system switches open a direct connection between the sender, and then over a series of switching facilities, to the receiving party. The connection remains open during the duration of the telephone call. Since no one else can use the circuit while a call is in progress, more circuits are required, which leads to inefficiency and expense. This, together with high tariffs in many jurisdictions, are the basic reasons why telephone companies, and the intermediate switching companies, charge high prices for their services.

         Internet Protocol (IP) telephony is a packet-switched technology, the basis of all Internet communication. IP breaks network data up into small chunks or packets, which is then sent out on the Net. These packets are routed using the most expedient path available at the time, until they reach their destination. The data can consist of e-mail, video, and for IVIP's purposes - voice. Additionally, IP compression techniques allow five to ten times the number of voice calls over the same bandwidth as compared to traditional circuit-switched voice traffic, substantially reducing the cost of carrying this traffic.

         Thus, a caller does not have to place a conventional long-distance telephone call to reach a party anywhere in the world, since with IP telephony, every call is simply a "voice" e-mail away. The caller initiates a local call to a specialized switching center or gateway connected to an IP provider. The call travels over the Internet to the receiver's geographic area and a switching center in that area completes the call over that local's telephone lines. A growing number of individuals, governments, and corporations are using this technology every day to send data, voice conversations, and even money.

         On the North American side, IVIP has established a presence with a prepaid telephone card distributor in the New York City area. On May 3, 2001 IVIP received a purchase order of approximately $2.6 million USD. IVIP continues to develop and market its services throughout Canada and the United States as well as the Caribbean.

         IVIP does not expect to incur any material costs in complying with environmental laws.

Employees

         IVIP has total of 5 employees all of whom are full time employees, including 3 members of management. None of IVIP's employees are members of a union and IVIP believes that it has a good relationship with its employees.

Property

         IVIP maintains its corporate offices at 1155 University Street, Suite 602, Montreal, Canada where it has approximately 1,550 square feet at an annual rental of approximately $20,000 per year which includes all utilities and applicable taxes. The lease expires on November 30, 2002.

         IVIP's Moscow facility is comprised of approximately 1,750 square feet and is located at 6 Marksistki per, Moscow, Russia. The lease was for six months expiring on December 31, 2000. The annual rent is approximately $37,200 annually. IVIP continues to maintain its office at this location on a month to month basis with the same monthly rent amount.

Legal Proceedings

         IVIP is not currently involved in any material legal proceedings.

          MANAGEMENT'S DISCUSSION - PLAN OF OPERATIONS OF INTERNET VIP

         The following discussion should be read in conjunction with the financial statements and related notes that are included herewith. Statements made below which are not historical facts are forward-looking statements. Forward-looking statements involve a number of risks and uncertainties including, but not limited to, general economic conditions, IVIP's ability to market its services, competitive factors and other risk factors as stated in other of IVIP's public filings with the Securities and Exchange Commission.

         IVIP was formed in November 1998 to sell long distance international telephone services using the technology, Voice over Internet Protocol ("VoIP'). From its control center in Montreal, Canada, calls are to be routed from anywhere in North America to anywhere in the world using VoIP technology. The first phase of operations plans to encompass calls, primarily, from North America to St. Petersburg and/or Moscow, Russia and vice versa.

         IVIP established its business presence in Montreal, with the opening of an office at 1155 University Avenue in February 1999. This office has become IVIP's worldwide headquarters and the hub of its telecommunications network.

Three Months ended May 31, 2001 and 2000

         During the three month period ending May 31, 2001, IVIP incurred a loss of $898,910 compared to a loss of $1,382,544 for the same period ended May 31, 2000. IVIP has an accumulated deficit since inception of $5,275,557. This decrease was primarily driven by a decrease in expenses incurred in prior periods to bring IVIP operational and to develop business in Europe and the Caribbean region, but was offset by increases in losses due to direct costs of IVIP's services. During the three month period ending May 31, 2001, IVIP generated revenue from sales of products and services of $105,320, compared to $19,147 for the same period ended May 31, 2000. Revenue generated since inception from sales of products and services is $1,075,491.

Years ended February 28, 2001 and 2000

         IVIP continues to be in the development stage. During the year ended February 28, 2001, IVIP incurred an operating loss of $2,706,361 as compared to an operating loss of $1,451,275 for the year ended February 29, 2000. The increased loss is primarily due to an increase in marketing efforts, the recognition of salaries payable to management and staff and additional administrative expenditures. Since inception (November 13, 1998) IVIP has incurred an operating loss of $4,376,646. Revenues were generated for the first time since inception during the year ended February 28, 2001. Revenues totaled $970,171. To date, all revenues have come from the sale of pre-paid calling cards. In fact, all sales have been to one customer. High concentration of sales are generally viewed with some apprehension and IVIP hopes to attract additional customers. At the moment, IVIP's relationship with its customer is good and as discussed below, IVIP expects additional sales.

         As reflected in IVIP's May 31, 2001 and February 28, 2001 balance sheets, IVIP has minimal cash on hand and negative working capital. IVIP's operations are not generating sufficient cash to maintain its present operations. IVIP currently has five employees in its Montreal office, which includes the President, Vice President and Chief Executive Officer. Projected annual salaries are an aggregate of $250,000, which is based on the current headcount with no additional hiring of personnel. Projected annual rent for the next twelve months in Montreal is approximately $20,000. Professional fees are expected to be significantly lower than prior years since IVIP has completed the registration process with the Securities and Exchange Commission. Projected annual professional fees are $100,000 based on the company maintaining reporting compliance. Travel in the past was necessary to develop the Russian hubs. Since these locations are now operational, travel is expected to be reduced and limited primarily as a monitoring tool. Projected annual travel expense is $50,000. During the year IVIP increased its marketing activity in an effort to generate more sales. Projected marketing costs for the next twelve months are $100,000. IVIP is also reviewing all non essential activities and expenditures and fixed costs such as line rentals, office leases, salaries and consulting fees and will be aggressively curtailing these items to assist in reducing the cash used in operating activities.

         North American operations has seen increased activity in the sale of prepaid calling cards. A major customer in New York has agreed to order approximately $2.6 million USD in prepaid calling cards. Although this is a significant order and will contribute cash to cover some of the monthly operating expenses, IVIP believes that it will still be deficient in satisfying its cash requirements over the next 12 months. IVIP anticipates that it will have to raise additional funds in the next twelve months through equity financing. IVIP is also exploring areas of strategic alliances with other organizations in an effort to better position itself in the telecommunciations market.

         Operations in Russia have required major cash outlays to develop the necessary infrastructure for its operations. IVIP does not anticipate any more major cash outlays in this area since at this time the operations are fully functional. Efforts in this area will now focus on selling services to the targeted markets.

         On May 30, 2001, IVIP entered into an agreement to acquire 100% of the common shares of Yapalot.

         IVIP believes the merger with Yapalot entails a synergy strongly beneficial to both entities, as Yapalot has installed, to date, 13 VoIP POPs in various first world countries, while IVIP has shown its forte in obtaining telecom licenses and operating in the emerging markets. The merger is also expected to substantially reduce IVIP's cost for terminating traffic in those locations where Yapalot has their installations.

        SUMMARY UNAUDITED PRO FORMA COMBINED CONSOLIDATED FINANCIAL DATA

The following unaudited pro forma consolidated financial statements for Internet VIP, Inc. is based on the historical financial statements of Internet VIP, Inc. (collectively with its subsidiaries) and Yapalot Communications Holdings Inc.
(collectively with its subsidiary) which appear elsewhere in this Joint Proxy Statement/Prospectus and has been prepared on a pro forma basis to give effect to the merger under the purchase method of accounting, as if the transaction had occurred at May 31, 2001. The pro forma information was prepared based upon certain assumptions described below and may not be indicative of results that actually would have occurred had the merger occurred at the beginning of the last full fiscal year presented or of the results which may occur in the future. The unaudited pro forma consolidated financial data and accompanying notes should be read in conjunction with the annual and interim financial statements and notes thereto of Internet VIP, Inc. and Yapalot Communications Holdings Inc. appearing elsewhere herein and incorporated by reference into this Joint Proxy Statement/Prospectus.

The stockholders of Yapalot Communications Holdings Inc. will receive one point four shares of common stock of Internet VIP, Inc. for each share of Yapalot Communications Inc., resulting in the current stockholders of Yapalot Communication Holdings Inc. owning approximately 50% of Internet VIP, Inc. The proposed plan of merger is subject to a number of conditions including, but not limited to, regulatory approvals and the receipt of stockholders approval from Yapalot Communications Holdings Inc.

The unaudited pro forma consolidated results are based on estimates and assumptions which are preliminary and have been made solely for the purpose of developing such pro forma information. The unaudited pro forma consolidated results are not necessarily an indication of the results that would have been achieved had such transactions been consummated as of the dates indicated or that may be achieved in the future.

The unaudited pro forma results should be read in conjunction with the historical consolidated financial statements and notes thereto as set forth herein, and other financial information pertaining to Internet VIP, Inc. and Yapalot Communications Inc., including "Management Discussion and Analysis of Financial Condition and Results of Operations" and "Risk Factors".

                       INTERNET VIP, INC. AND SUBSIDIARIES
                      (A COMPANY IN THE DEVELOPMENT STAGE)
                          PRO-FORMA STATEMENT OF INCOME


                                                                                              Yapalot
                                      (Audited)        Yapalot                Internet VIP    Holdings
                                    Internet VIP      Holdings                    Inc.         Inc.
                                        Inc.            Inc.                  Three Months  Three Months
                                     Year Ended      Year Ended                   Ended        Ended
                                     February 28     December 31                 May 31      March 31
                                        2,001           2,000                     2,001        2001
                                      (Audited)       (Audited)    Pro-Forma    Unaudited   Unaudited    Pro-Forma
                                   ---------------  ------------  ----------- ------------  ------------ ---------

Revenues                              970,171         168,273    1,138,444      105,320      222,384     327,704

Cost of Sales                       2,012,437         343,551    2,355,988      619,290      171,089     790,379
                                    ---------         -------    ---------      -------      -------     -------

Gross profit                      (1,042,266)       (175,278)  (1,217,544)    (513,970)       51,295   (462,675)
                                  -----------       ---------  -----------    ---------       ------   ---------

Operating Expenses:

   Marketing                          390,334         389,086      779,420       94,000       22,431     116,431

   Salaries and payroll related       419,230         226,960      646,190       79,403      161,955     241,358

   Professional Fees                  258,427         161,182      419,609      148,593       71,180     219,773

   Travel                              97,596          20,411      118,007       14,753          512      15,265

   Rent                                54,008          24,892       78,900        4,446        7,834      12,280

   Selling, general and administrative
               expenses               374,469         106,748      481,217       15,677       17,888      33,565
                                      -------         -------      -------       ------       ------      ------

         Total Operating Expenses   1,594,064         929,279    2,523,343      356,872      281,800     638,672

         Loss before other income
          (expense)               (2,636,330)     (1,104,557)  (3,740,887)    (870,842)    (230,505) (1,101,347)

   Other income (expense):

         Interest income                  176               0          176          226            0         226

         Interest expense            (63,516)        (20,983)     (84,499)     (25,354)     (19,006)    (44,360)

         Foreign exchange gain (loss) (6,691)         326,325      319,634      (2,942)            0     (2,942)
                                      -------         -------      -------      -------            -     -------

         Total other income (expense)(70,031)         305,342      235,311     (28,070)       19,006    (47,076)

Profit (Loss) for the period      (2,706,361)       (799,215)  (3,505,576)    (898,912)    (249,511) (1,148,423)
                                  -----------       ---------  -----------    ---------    --------- -----------

Loss per common share               (0.10947)       (0.04559)    (0.13541)    (0.03606)    (0.01248)   (0.03352)
                                    ---------       ---------    ---------    ---------    ---------   ---------

Weighted average number of
   common shares outstanding       24,722,640      17,529,412   25,889,306   24,927,072   20,000,000  34,260,405
                                   ----------      ----------   ----------   ----------   ----------  ----------

               Read the accompanying summary accounting notes to financial statements, which are an integral part of this financial statement.

                       INTERNET VIP INC. AND SUBSIDIARIES
                      (A COMPANY IN THE DEVELOPMENT STAGE)
                                  BALANCE SHEET
                                   (Unaudited)

                                                                                 Yapalot
                                                                 Internet VIP   Holdings
                                                                     Inc.         Inc.
                                                                    May 31      March 31
                                                                     2,001        2,001      Pro-Forma
                                                                   Unaudited    Unaudited   Adjustments Pro-Forma
                                                                 ------------   ---------   ----------- ---------
                                     ASSETS
CURRENT ASSETS

   Cash and cash equivalents                                        59,468       67,530                  126,998
   Accounts receivables, net                                        58,339        4,978                   63,317
   Other receivables                                               166,751        3,782                  170,533
   Prepaid expenses                                                  1,120        7,002                    8,122
                                                                     -----         ----                    -----

         Total Current Assets                                      285,678       95,857             0    381,535

Goodwill from Pro-Forma                                                                    11,645,468 11,645,468
Property and equipment, net                                        339,168    1,004,450                1,343,618
Other assets                                                        14,674            0                   14,674
                                                                    ------            -                   ------

Total assets                                                       639,520    1,100,307    11,645,648 13,385,295
                                                                   -------    ---------    ---------- ----------
13,755,070

                      Liabilities and stockholders' Equity

Current Liabilities

   Accounts payable                                              2,124,935      684,446                2,809,381
   Short term borrowings (principally related parties)             133,608            0                  133,608
   Deferred revenues                                               300,000            0                  300,000
   Current portion of bank term loan                                     0       34,479                   34,479
   Other current liabilities                                         1,916            0                    1,916
                                                                     -----            -                    -----

         Total current liabilities                               2,560,459    1,718,925             0  3,279,384

Long Term Debt                                                     200,100      133,739                  333,839
Other Liabilities                                                    2,735            0                    2,735
                                                                     -----            -                    -----

         Total Liabilities                                       2,763,294    1,153,775             0  3,917,069
                                                                 ---------    ---------             -  ---------

stockholders' Equity

   Common Stocks, $0.0001 par value; 50,000,000 shares authorized,
         issued and outstanding-         54,330,232                  2,633       20,000       (20,000)
                                                                                                2,800      5,433

   Paid in capital                                               3,149,150    1,024,143    (1,024,143)
                                                                                           11,589,200 14,738,350

   Foreign currency translation adjustment                               0     (48,885)        48,885          0
   Deficit accumulated during the development stage            (5,275,557)  (1,048,726)       971,122(5,275,557)
                                                               -----------  -----------       ------------------

         Total stockholders' equity                            (2,123,774)     (53,468)    11,645,468  9,468,226
         Total Liabilities and stockholders' equity                639,520    1,100,307    11,645,468 13,385,295
                                                               -----------  -----------    ---------- ----------


                Read the accompanying summary accounting notes to
            financial statements, which are an integral part of this
                              financial statement.

                               INTERNET VIP, INC.
                 NOTES TO PRO FORMA CONSOLIDATED FINANCIAL DATA
                                  MAY 31, 2001

On May 30, 2001 Internet VIP, Inc. (collectively with its subsidiaries) and Yapalot Communications Holdings Inc. (collectively with its subsidiary) entered into a definitive plan of Reorganization and Merger. Under the terms of the Plan of Reorganization and Merger, Yapalot Communications Holdings Inc. will become a wholly owned subsidiary of Internet VIP, Inc. The stockholders of Yapalot Communications Holdings Inc. receive one point four shares of common stock of Internet VIP, Inc. for each share of Yapalot Communications Holdings Inc. held, resulting in the current stockholders of Yapalot Communications Holdings Inc. owning approximately 50% of Internet VIP, Inc. common stock. The proposed plan of merger is subject to a number of conditions including, but not limited to, regulatory approvals and the receipt of stockholder approval from Yapalot Communications Holdings Inc.

Pro Forma Adjustments

To record the purchase of Yapalot Communications Holdings Inc. through the issuance of 28,000,000 shares of common stock of Internet VIP, Inc. to the stockholders of Yapalot Communications Holdings Inc., the transaction was accounted for as a purchase, resulting in goodwill of $11,645,468 being recorded. The purchase price and goodwill was determined as follows:

         Internet VIP, Inc. shares issued for purchase         28,000,000
         Estimated fair value of shares issued                   $  0.414  (a)

         Total purchase price                                  11,592,000
         Yapalot Communications Holdings Inc.
         Net book value                                           (53,468)

         Resulting goodwill                                  $ 11,645,468


(a) The estimated fair value of shares issued was determined using the average closing market price of Internet VIP, Inc. for the 3 days prior and 3 days subsequent to the signing of the merger agreement.

SECURITIES OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

         The following table sets forth information as of September 14, 2001 with respect to persons known to be beneficial owners of more than 5% of our voting common stock. The table also states the beneficial ownership of such common stock by each director and by all directors and executive officers as a group.

Name and Address of
Beneficial Owner                            Number of Shares      Percent
--------------------                       ------------------    ---------
Yuval Barzakay                                  9,600,000         48.0%
   4884 Dufferin Street, Unit 1
   Toronto, Ontario
   Canada M3H 5S8

Marilyn Benlolo                                 6,400,000         32.0%
   4884 Dufferin Street, Unit 1
   Toronto, Ontario
   Canada M3H 5S8

Albert Kshoznicek                                       -             *
   4884 Dufferin Street, Unit 1
   Toronto, Ontario
   Canada M3H 5S8

Alon Barzakay                                           -             *
   4884 Dufferin Street, Unit 1
   Toronto, Ontario
   Canada M3H 5S8

Directors and executive officers
 as a group (3 persons)                         9,600,000         48.0%

                    DESCRIPTION OF INTERNET VIP CAPITAL STOCK

General

         IVIP is authorized to issue 50,000,000 shares of Common Stock, $0.0001 par value, and no shares of Preferred Stock, of which 29,354,337 shares of Common Stock and no shares of Preferred Stock were issued and outstanding as of September 14, 2001.

Common Stock

         Each outstanding share of Common Stock is entitled to one (1) vote, either in person or by proxy, on all matters that may be voted upon the owners thereof at meetings of the stockholders. The holders of Common Stock (i) have equal ratable rights to dividends from funds legally available therefore, when and if declared by the Board of Directors of IVIP; (ii) are entitled to share ratably in all of the assets of IVIP available for distribution to holders of Common Stock upon liquidation, dissolution or winding up of the affairs of IVIP;
(iii) do not have preemptive, subscription or conversion rights, or redemption or sinking fund provisions applicable thereto; and (iv) are entitled to one non-cumulative vote per share on all matters on which stockholders may vote at all meetings of stockholders. Holders of Shares of Common Stock of IVIP do not have cumulative voting rights, which means that the individuals holding Common Stock with voting rights to more than 50% of eligible votes, voting for the election of directors, can elect all directors of IVIP if they so choose and, in such event, the holders of the remaining shares will not be able to elect any of IVIP's directors.

Convertible Securities and Warrants

         At September 14, 2001, IVIP was a party to various loans which are convertible into IVIP common stock, including: (1) a $30,000 loan convertible at any time, at the lender's option, in whole or in part, to common shares of the Company at a conversion rate of $0.25 per share; (2) a $20,000 loan convertible at any time, at the lender's option, in whole or in part, to common shares of the Company at a conversion rate of $0.25 per share; (3) a $300,000 CAD ($200,100 USD) debenture convertible, at the discretion of the holder, into common shares at a rate of 1 share per $1.00 USD of the balance outstanding; and
(4) a $111,400 convertible at any time, at the lender's option, in whole or in part, to common shares of the Company at a conversion rate of $0.16 per share.

         At September 14, 2001, IVIP had 1,254,250 warrants issued and outstanding, consisting of (1) 600,000 Class A warrants entitling the holder to purchase one Share of restricted Common Stock at an exercise price of $1.00, subject to adjustment, until December 31, 2002, and (2) 354,250 Class B warrants entitling the holder to purchase one Share of restricted Common Stock at an exercise price of $1.50, subject to adjustment, until March 31, 2003, and 300,000 Class C warrants at an exercise price of $0.50, subject to adjustment, until March 31, 2006.

Registrar and Transfer Agent

         IVIP's registrar and transfer agent is Intercontinental Registrar and Transfer Agency of Boulder City, Nevada.

             COMPARISON OF RIGHTS OF HOLDERS OF YAPALOT COMMON STOCK
                          AND INTERNET VIP COMMON STOCK

         The following is a summary of the material differences between the rights of holders of IVIP common stock and Yapalot common stock before the merger and the rights of the holders of IVIP common stock after the merger. Because IVIP and Yapalot are both organized under the laws of fo the State of Delaware, the differences arise solely from differences between various provisions of their respective Certificates of Incorporation and Bylaws.

         The discussion of the comparative rights of the stockholders of IVIP and Yapalot set forth below does not purport to be complete and is subject to and qualified in its entirety by reference to the Certificates of Incorporation and Bylaws of IVIP and Yapalot.

Authorized Capital

         The total number of shares IVIP will have the authority to issue will be 50,000,000 shares of common stock, par value $.0001 per share. The total number of shares of capital stock which Yapalot has authority to issue is 50,000,000, shares of common stock, par value $.0001 per share.

Number and Terms of Directors

         The DGCL provides that the board of directors of a Delaware corporation will consist of one or more directors as fixed by the certificate of incorporation or bylaws. IVIP's Bylaws provide for a Board of Directors of at least one director, as fixed by the Board of Directors or the stockholders from time to time. Pursuant to the terms of the merger agreement, the Board of Directors of IVIP will consist of three members with one of the directors to be designated by each of IVIP and Yapalot and one outside member. Each director of IVIP will serve for a term of one year or until their successors are duly elected and qualified.

         Yapalot's Bylaws provide that the Board of Directors shall be elected from time to time by the stockholders at a meeting of the stockholders. The term of office of a director not elected for an expressly stated term shall commence at the close of the meeting of stockholders at which he is elected and shall terminate at the close of the first annual meeting of stockholders following his election.

Committees of the Board

         IVIP's bylaws provide that its Board of Directors may establish one or more directors to constitute an Executive Committee which shall possess and may exercise all the power and authority of the Board of Directors in the management of the affairs of the corporation between meetings of the Board (except to the extent prohibited by applicable provisions of the General Corporation Law), and/or such other committee or committees, which, to the extent provided in the resolution, shall have and may exercise the powers of the Board of Directors in the management of the business affairs of the corporation and may authorize the seal of the corporation to be affixed to all papers which may require it. Such committee or committees shall have such name or names as may be determined from time to time by resolution adopted by the Board of Directors. All such committees shall serve at the pleasure of the Board. Each committee shall keep regular minutes of its meetings and report the same to the Board of Directors when required.

         Yapalot's Bylaws provide that the board may appoint from among their number an executive committee and may by resolution delegate to the executive committee any powers of the board, subject to such restrictions as may be implied from time to time by resolution of the board and subject to the limits on authority contained in the Canada Business Corporations Act.

Removal of Directors

         The DGCL provides that a director or the entire board of directors may be removed, with or without cause, by the holders of a majority of the shares then entitled to vote at an election of directors, except (i) in the case of a corporation whose board is classified, that directors may be removed only for cause unless the certificate of incorporation provides otherwise, or (ii) if the corporation has cumulative voting, in which event if less that the entire board is removed, no director may be removed without cause if the votes cast against the director's removal would be sufficient to elect that director if voted cumulatively either at an election of the entire board of directors or for classes of the board. IVIP's Certificate of Incorporation does not provide for directors to be removed without cause or provide for cumulative voting. Yapalot's Certificate of Incorporation does not classify its board of directors and does not provide for cumulative voting. IVIP's Bylaws provide that any or all of the directors may be removed for cause or without cause by the stockholders. Yapalot's Bylaws provide that the stockholders may by ordinary resolution at a special meeting of stockholders remove any directors from office and may by ordinary resolution at such special meeting elect a person to fill the vacancy caused by the removal of such director.

Amendment to Bylaws

         Under the DGCL, bylaws may be altered, amended, supplemented or repealed, or new bylaws adopted, by the stockholders entitled to vote, by the board of directors, or by any other manner as may be authorized by the certificate of incorporation. IVIP's Certificate of Incorporation provides that the Board of Directors has the power to adopt, amend, or repeal the bylaws. IVIP's Bylaws provide that stockholders entitled to vote in the election of directors or the direct or the directors may amend or repeal the Bylaws and may adopt new Bylaws.

         Yapalot's Certificate of Incorporation provides that the Board of Directors is expressly authorized to make, alter or repeal the Bylaws of the corporation and conduct such business in the best interest's of the corporation.

Amendment to Certificates of Incorporation

         Under the DGCL, amendment of the Certificate of Incorporation will be made by a resolution of the board of directors setting forth the amendment, declaring its advisability, and either calling a special meeting of the stockholders entitled to vote or directing that the amendment proposed be considered at the next annual meeting of the stockholders. At such stockholder's meeting, a majority of the outstanding shares entitled to vote is required to approve the amendment. If an amendment would increase or decrease the number of authorized shares of such class, increase or decrease the par value of a class of outstanding shares so as to affect the class adversely, then a majority of shares of that class must approve the amendment as well. The DGCL also permits a corporation to make provision in its certificate requiring a greater proportion of voting power to approve a specified amendment. IVIP's Certificate of Incorporation and Bylaws do not provide any special provisions regarding amendments to its Certificate of Incorporation. Yapalot's Certificate of Incorporation and Bylaws do not provide any special provisions regarding amendments to its Certificate of Incorporation.

Action by Written Consent of Holders of Common Stock

         The DGCL contains provisions permitting actions by holders of common stock without providing notice and convening a meeting of such holders. IVIP's Bylaws permit any actions to be taken by stockholders without a meeting, by written consent, provided such written consent sets forth the actions taken and is signed by not less than one-half of the votes thereon had there been an actual meeting and they were present and voted. Yapalot's Certificate of Incorporation and Bylaws do not address action by written consent of holders of common stock.

Indemnification

         The DGCL contains provisions setting forth conditions under which a corporation may indemnify its directors, officers and employees. While indemnification is permitted only if certain statutory standards of conduct are met, the DGCL provides for indemnification if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe the conduct was unlawful. The DGCL provides that indemnification of officers, directors and employees is merely permissive. The one exception to the DGCL's permissive indemnification rule is that a corporation must indemnify a person who is successful on the merits or otherwise in the defense of certain specified actions, suits or proceedings for expenses and attorneys' fees actually and reasonably incurred in connection therewith. Although indemnification is permissive in Delaware, the DGCL allows a corporation, through its certificate of incorporation, bylaws or other intracorporate agreements, to make indemnification mandatory. Pursuant to this authority, IVIP's Bylaws provide that IVIP will indemnify its directors, officers, employees or agents of the corporation that serve at the request of the corporation to the fullest extent permitted by law. Yapalot's Bylaws provide that Yapalot shall indemnify its directors and officers if they acted in good faith with a view to the best interests of the corporation; and in the case of a criminal or administrative action or proceeding, that is enforced by a monetary penalty, he had reasonable grounds for believing that his conduct was lawful.

         DGCL does not permit indemnification in a stockholder derivative suit if the person is found liable to the corporation unless and only to the extent that the Delaware Court of Chancery, as appropriate, or the court in which such action or suit was brought determines that the person is fairly and reasonably entitled to indemnification. Further, the corporation may indemnify such persons only for attorneys' fees and other expenses.

         The advancement of expenses is permissive under the DGCL. The Bylaws of IVIP provide for the advancement of expenses incurred by a director, officer or a person or entity serving at the request of the corporation.

Liability of Directors

         Under the DGCL, a corporation's certificate of incorporation may contain a provision limiting or eliminating a director's personal liability to the corporation or its stockholders for monetary damages for a director's breach of fiduciary duty subject to certain limitations. IVIP's Certificate of
Incorporation and Yapalot's Certificate of Incorporation do not include such a provision. Under the DGCL, IVIP's Bylaws and Yapalot's Bylaws, indemnification is provided if the person seeking indemnification acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation (and, in cases of liability involving criminal violations, only if the person had no reasonable cause to believe that his conduct was unlawful), provided, however, that if the person seeking indemnification is adjudged liable to the corporation by a court, indemnification is provided only if the court, upon application, determines that such indemnification is fair and reasonable in view of all the circumstances of the case.

Stockholder Meetings

         In accordance with IVIP's Bylaws, annual meetings of stockholders will be held on such date as may be fixed by IVIP's Board of Directors provided that each successive annual meeting shall be held on a date within thirteen months after the date of the preceding annual meeting. Special meetings of stockholders may be called by the directors, or by any officer instructed by the directors to call the meeting or by the President. Pursuant to Yapalot's Bylaws, annual meetings of stockholders will be held on such date as may be fixed by Yapalot's Board of Directors not later than fifteen months after holding the last preceding annual meeting, and special meetings of stockholders may be called by the Board of Directors, the Chairman of the Board or the President. The DGCL and IVIP's Bylaws require that whenever stockholders are required or permitted to take action at a meeting, a written notice stating the place, time and date of the meeting and , in the case of a special meeting, the purpose or purposes for which the meeting is called, must be sent to all stockholders of record entitled to vote thereon not less than 10 nor more than 60 days before the meeting. Yapalot's Bylaws require that whenever stockholders are required or permitted to take action at a meeting, a written notice stating the place, time and date of the meeting and , in the case of a special meeting, the purpose or purposes for which the meeting is called, must be sent to all stockholders of record entitled to vote thereon not less than 21 and not more than 50 days before the meeting. Under the DGCL, notice of a meeting to consider an agreement of merger must be sent at least 20 days prior to the date of the meeting.

Mergers and Consolidations

         In order to effect a merger under the DGCL, a corporation's board of directors must adopt an agreement of merger and recommend it to the stockholders. The agreement must be adopted by holders of a majority of the outstanding shares of the corporation entitled to vote thereon.

                          INDEX TO FINANCIAL STATEMENTS

                       INTERNET VIP, INC. AND SUBSIDIARIES


Unaudited financial statements for the three months ended
May 31, 2001...............................................................F- 2

Independent Auditors' Report...............................................F- 7
Balance Sheets - February 28, 2001 and February 29, 2000...................F- 8
Statement of Operations - From inception (November 13, 1998) to
February 28, 2001 and for the Twelve Months Ended February 28,
2001 and February 29, 2000.................................................F- 9
Statement of stockholders' Equity - From inception (November 13, 1998)
to February 28, 2001.......................................................F-10
Statement of Cash Flows - From inception (November 13, 1998) through
February 28, 2001 and for the Twelve Months Ended February 28, 2001
and February 29, 2000......................................................F-12
Notes to Consolidated Financial Statements - February 28, 2001.............F-13

                      INTERNET VIP, INC. AND SUBSIDIARIES
                      (A COMPANY IN THE DEVELOPMENT STAGE)
                         BALANCE SHEET AT MAY 31, 2001

                                  (UNAUDITED)

                                     Assets

Current assets
     Cash and cash equivalents                                   $ 59,468
Accounts receivable,  net                                          58,339
Other receivables                                                 166,751
Other current assets                                                2,852
                                                                 ---------
Total current assets                                              287,409
Property and equipment, net                                       339,168
Other assets                                                       14,674
                                                                 ---------
Total assets                                                      641,251
                                                                 =========

Liabilities and Shareholders' Equity

Current Liabilities
Accounts payable and accrued liabilities                        2,126,665
Short term borrowings (principally related parties)               133,608
Deferred revenue                                                  300,000
Other current liabilities                                           1,916
                                                                ----------
Total current liabilities                                       2,562,190
 Long Term Debt                                                   200,100
Other  Liabilities                                                  2,735
                                                                ----------
Total Liabilities                                               2,765,024

Shareholders' Equity
Common Stock, $.0001 par value; authorized 50,000,000               2,633
shares;  issued and outstanding - 26,330,232
Paid in Capital                                                 3,149,150
Deficit accumulated during the development stage               (5,275,557)
Total Shareholder's  Equity                                    (2,123,774)
Total liabilities and shareholder's equity                      $ 641,251
                                                                ==========

        Read the accompanying accounting notes to financial statements, which are an integral part of this financial statement.

                      INTERNET VIP, INC. AND SUBSIDIARIES
                      (A COMPANY IN THE DEVELOPMENT STAGE)
                             STATEMENT OF OPERATIONS
               FROM INCEPTION (NOVEMBER 13, 1998) TO MAY 31, 2001
                FOR THE THREE MONTHS ENDED MAY 31, 2001 AND 2000

                                                       Inception
                                                  (November 13, 1998)           Three months ended
                                                        through               May 31,          May 31,
                                                       May 31, 2001            2001             2000
                                                 ---------------------      ----------       ----------

Revenues                                               $ 1,075,491          $ 105,320         $ 19,147

Cost of Sales                                            2,895,648            619,290          182,793
                                                        -----------          ----------       ---------
Gross Profit                                            (1,820,157)          (513,970)        (163,646)

Operating expenses:
       Marketing                                           635,164             94,000          688,878
       Salaries and payroll related                        610,741             79,304          174,102
       Professional Fees                                   997,729            148,593          129,199
       Travel                                              327,536             14,753           45,221
       Amortization of deferred compensation               100,000                 -                -
       Rent                                                141,739              4,446            6,667
       Selling, general and administrative expenses        488,557             15,775           91,639
                                                        -----------          ----------       ---------
          Total operating expenses                       3,301,466            356,870        1,135,706

          Loss before other income (expense)            (5,121,623)          (870,840)      (1,299,352)

Other income (expense):
       Interest income                                         402                226               -
       Interest expense                                   (144,703)           (25,354)         (83,192)
       Foreign exchange gain (loss)                         (9,633)            (2,942)              -
                                                        -----------          ----------       ---------
          Total other income (expense)                    (153,934)           (28,070)         (83,192)
                                                        -----------          ----------       ---------
Net Loss                                                (5,275,557)          (898,910)      (1,382,544)
                                                        ===========          ==========      ==========
Basic weighted average common shares outstanding                           24,927,072       23,843,523
                                                                           ============     ===========
Basic Loss per common share                                                 $ (0.0361)       $ (0.0580)
                                                                           ============     ===========

      Read the accompanying accounting notes to financial statements, which are an integral part of this financial statement.

                       INTERNET VIP, INC. AND SUBSIDIARIES
                      (A COMPANY IN THE DEVELOPMENT STAGE)
                             STATEMENT OF CASH FLOWS
             FROM INCEPTION (NOVEMBER 13, 1998) THROUGH MAY 31, 2001
                FOR THE THREE MONTHS ENDED MAY 31, 2001 AND 2000

                                                                         Inception
                                                                    (November 13, 1998)        Three months ended
                                                                          through          May 31,             May 31,
                                                                         May 31, 2001       2001                2000
                                                                    ------------------   ----------          ------------

CASH FLOWS FROM OPERATING ACTIVITIES:

Net Income (Loss)                                                       $ (5,275,557)     $ (898,910)        $(1,382,544)
Adjustments  to  reconcile  net  income  (loss)
to net cash  used in  operating activities:
            Depreciation                                                     170,609          41,950              33,682
            Amortization of employee stock based compensation                100,000          16,666               8,334
            Stock issued for compensation                                    100,000             -               100,000
            Stock issued for marketing services                              289,433          75,000
            Stock issued for consulting services                             521,021          94,000             725,775
            Stock issued for interest                                         88,890          20,352              81,941
            Warrants issued for interest                                      35,000               -                   -

Changes in Operating assets and liabilities:
            Receivables and other current assets                            (240,216)        133,546             (29,321)
            Accounts payable and other liabilities                         2,429,583         541,704             (56,654)
                                                                  --------------------   -------------      --------------
Net cash provided by/(used in) operating activities                       (1,781,237)         24,308            (518,787)

CASH FLOWS FROM INVESTING ACTIVITIES:

Purchase of Property and equipment                                          (479,775)             61             (24,528)
                                                                  --------------------   -------------      --------------
Net cash provided by/(used in) investing activities                         (479,775)             61             (24,528)

CASH FLOWS FROM FINANCING ACTIVITIES:

Proceeds from:
  Stockholder's capital contribution, net                                  1,945,439          54,000             654,900
  Convertible debentures                                                     200,100               -                   -
  Short-term borrowing, net                                                  174,941         (46,380)             52,604
                                                                  --------------------   -------------      --------------
Net cash provided by/(used in) financing activities                        2,320,480           7,620             707,504
                                                                  --------------------   -------------      --------------
Net increase (decrease) in cash and cash equivalents                          59,468          31,989             164,189
Cash and cash equivalents, beginning of period                                     -          27,480              24,673
                                                                  --------------------   -------------      --------------
Cash and cash equivalents, end of period                                    $ 59,468        $ 59,469         $   188,862
                                                                  ====================   =============      ==============

Supplemental Schedule of noncash investing and financing activities:

Common stock issued for noncash consideration                                100,000
Warrants issued for non-cash equipment purchase                               30,000
Shares issued to extinguish short term borrowings                             42,000
Common stock issued pursuant to employment agreement                         100,000


      Read the accompanying accounting notes to financial statement, which are an integral part of this financial statement.

1 -BASIS OF PRESENTATION

         The accompanying unaudited condensed financial statements of Internet VIP, Inc. have been prepared in accordance with generally accepted accounting principles for interim financial information and with the instructions to Form 10-QSB and Article 10 of Regulation S-X. The financial statements reflect all adjustments consisting of normal recurring adjustments which, in the opinion of management, are necessary for a fair presentation of the results for the periods shown. Accordingly, they do not include all of the information and footnotes required by generally accepted accounting principles for complete financial statements.

         These financial statements should be read in conjunction with the audited financial statements and footnotes thereto for the fiscal year ended February 28, 2001 included in Internet VIP, Inc.'s Form 10-KSB filed with the Securities and Exchange Commission.

         The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and that effect the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

NOTE 2 - REVENUE RECOGNITION

         The company sources of revenues are in the form of sales from prepaid calling cards, dedicated line rentals, sales from telephone line usage on a time basis. Revenues from prepaid calling cards are recognized when the calling cards are used, any unused time is considered deferred revenue. Revenues from line rentals are recognized over the contractual life of the line rental agreement. Revenues from sales from telephone line usage are recognized when the line is used.

         In December 1999, the Securities and Exchange Commission ("SEC") issued Staff Accounting Bulletin No. 101 ("SAB 101"), "Revenue Recognition," which provides guidance on the recognition, presentation and disclosure of revenue in financial statements filed with the SEC. SAB 101 outlines the basic criteria that must be met to recognize revenue and provide guidance for disclosures related to revenue recognition policies. Management believes that Internet VIP, Inc.'s revenue recognition practices are in conformity with the guidelines of SAB 101.

NOTE 3 - NET LOSS PER SHARE

         Earnings (Loss) per common share are calculated under the provisions of SFAS No. 128, "Earnings per Share," which establishes standards for computing and presenting earnings per share. SFAS No. 128 requires the Company to report both basic earnings (loss) per share, which is based on the weighted-average number of common shares outstanding during the period, and diluted earnings
(loss) per share, which is based on the weighted-average number of common shares outstanding plus all potential dilutive common shares outstanding. Options and warrants are not considered in calculating diluted earnings (loss) per share since considering such items would have an anti-dilutive effect.

                               INTERNET VIP, INC.
                      (A COMPANY IN THE DEVELOPMENT STAGE)
                 NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

                                   (UNAUDITED)

                                  MAY 31, 2001

NOTE 4 - GOING CONCERN

         The accompanying financial statements have been prepared assuming the Company will continue as a going concern. The company reported a net loss of $898,910 For the three months ended May 31, 2001 (unaudited) and a net loss of $5,275,557 since inception (unaudited). As reported on the statement of cash flows, the Company incurred negative cash flows from operating activities of $1,781,237 from inception (unaudited). To date, this has been financed principally through the sale of common stock ($1,945,439) (unaudited). Management believes the company will have sufficient funds available from proceeds of private placements, debt issuance and estimated revenues for the year ended February 28, 2002 to finance the Company's operations until February 2002. Management has continued to develop a strategic plan to develop a management team, maintain reporting compliance and seek new expansive areas in Voice over Internet Protocol.

NOTE 5 - STOCKHOLDER'S EQUITY

         In May 2001, the Company sold 350,000 shares of common stock in a private placement at a price of $0.15 per share.

         In May 2001, the Company issued 64,500 shares of common stock in settlement of interest in the amount of $20,352.

         In May 2001, the Company issued 737,500 shares of common stock in settlement for services in the amount of $168,992.

                                Mark Cohen C.P.A.
                           1772 East Trafalgar Circle
                               Hollywood, Fl 33020
                                (954) 922 - 6042
          -------------------------------------------------------------

                          INDEPENDENT AUDITORS' REPORT

To the Board of Directors and stockholders of Internet VIP, Inc.

We have audited the accompanying balance sheet of Internet VIP, Inc. (a company in the development stage) and its subsidiaries as of February 28, 2001 and the related statements of operations, stockholders' equity (deficiency) and cash flows for the year ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits. The financial statements of Internet VIP, Inc. and its subsidiaries as of February 29, 2000, were audited by other auditors whose report dated September 23, 2000, expressed an unqualified opinion on those statements.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Internet VIP, Inc. and its subsidiaries at February 28, 2001, and the results of its operations and its cash flows for the year then ended, in conformity with generally accepted accounting principles.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 7 to the financial statements, the Company has experienced an operating loss and management has determined that it will require additional capital to continue funding operations and meet its obligations as they come due. These conditions raise substantial doubt about the Company's ability to continue as a going concern. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/Mark Cohen, C.P.A.

Mark Cohen C.P.A.
A Sole Proprietor Firm

Hollywood, Florida
May 2, 2001

                       INTERNET VIP, INC. AND SUBSIDIARIES
                      (A COMPANY IN THE DEVELOPMENT STAGE)
                                  BALANCE SHEET


                                                        February 28,      February 29,
                                                            2001              2000
                                                      ----------------  ----------------
         Assets

Current assets
   Cash and cash equivalents                             $  27,480         $  24,673
   Accounts receivable, net                                177,934                 -
   Other receivables                                       176,957                 -
   Other current assets                                      4,197            12,802
                                                        ----------        ----------
         Total current assets                              386,568            37,475

Property and equipment, net                                381,177           379,660
Other assets                                                14,674                 -
                                                         ---------    --------------

   Total assets                                           $782,419          $417,135
                                                          ========          ========

         Liabilities and stockholders' Equity

Current Liabilities
   Accounts payable and accrued liabilities              1,659,496           239,174
   Short term borrowings (principally related parties)     179,321            55,000
   Deferred revenue                                        216,025                 -
   Other current liabilities                                 9,623                 -
                                                      ------------     -------------
   Total current liabilities                             2,064,465           294,174

Long Term Debt                                             200,100                 -
Other Liabilities                                            2,735                 -
                                                      ------------     -------------
   Total Liabilities                                     2,267,300           294,174

stockholders' Equity
   Common Stock, $.0001 par value;                           2,510             2,335
   authorized 50,000,000 shares;
   issued and outstanding - 25,178,232
   and 23,351,027 respectively
   Paid in Capital                                       2,905,921         1,790,911
   Deferred Compensation                                  (16,666)                 -
   Deficit accumulated during
     the development stage                             (4,376,646)       (1,670,285)
                                                       -----------       -----------
   Total Stockholder's Equity                          (1,484,880)           122,961

   Total liabilities and stockholder's equity            $ 782,419         $ 417,135
                                                         =========         =========



                    Read the accompanying accounting notes to
            financial statements, which are an integral part of this
                               financial statement

                       INTERNET VIP, INC. AND SUBSIDIARIES
                      (A COMPANY IN THE DEVELOPMENT STAGE)
                             STATEMENT OF OPERATIONS
             FROM INCEPTION (NOVEMBER 13, 1998) TO FEBRUARY 28, 2001
       FOR THE TWELVE MONTHS ENDED FEBRUARY 28, 2001 AND FEBRUARY 29, 2000


                                                          Inception              Twelve months ended
                                                    (November 13, 1998)      February 28,   February 29,
                                                 through February 28, 2001      2001            2000
                                                 -------------------------  -------------   --------------
Revenues                                                $ 970,171           $ 970,171        $     -

Cost of Sales                                           2,276,358           2,012,437        255,921
                                                        ---------           ---------        -------

Gross Profit                                          (1,306,187)         (1,042,266)      (255,921)

Operating expenses:
   Marketing                                              541,164             390,334        145,600
   Salaries and payroll related                           531,437             419,230         97,540
   Professional Fees                                      849,136             258,427        514,373
   Travel                                                 312,783              97,596        119,740
   Amortization of deferred compensation                  100,000                   -        100,000
   Rent                                                   137,293              54,008         79,235
   Selling, general and administrative expenses           472,782             374,469         83,033
                                                       ----------          ----------     ----------

   Total operating expenses                             2,944,595           1,594,064      1,139,521
                                                        ---------           ---------      ---------

   Loss before other income (expense)                 (4,250,783)         (2,636,331)    (1,395,442)

Other income (expense):
   Interest income                                            176                 176              -
   Interest expense                                     (119,349)            (63,516)       (55,833)
   Foreign exchange gain (loss)                           (6,691)             (6,691)              -
                                                    -------------        ---------------------------

   Total other income (expense)                         (125,864)            (70,031)       (55,833)
                                                      -----------         -----------     ----------

   Net Loss                                          $(4,376,646)        $(2,706,361)   $(1,451,275)
                                                     ============        ============   ============

Basic weighted average
common shares outstanding                                                  24,722,640     22,289,828
                                                                           ==========     ==========

Basic Loss per common share                                                $ (0.1095)     $ (0.0651)
                                                                           ==========     ==========

                    Read the accompanying accounting notes to
            financial statements, which are an integral part of this
                              financial statement.

                       INTERNET VIP, INC. AND SUBSIDIARIES
                      (A COMPANY IN THE DEVELOPMENT STAGE)
                        STATEMENT OF STOCKHOLDERS' EQUITY
             FROM INCEPTION (NOVEMBER 13, 1998) TO FEBRUARY 28, 2001


                                                                Common Stock     Paid-in      Deferred
                                                            --------------------
                                                    Shares         Amount        Capital      Compensation
                                                    -------        ------        -------      ------------

Balance, inception (November 13, 1998)                     -       $    -         $    -          $    -

Issuance of common stock to founders              18,772,600        1,877
Issuance of common stock in a private
 placement ($0.05 per share)                       1,184,000          118         59,082
Issuance of common stock in a private
 placement ($0.05 per share), net                    718,200           72        339,028
Issuance of common stock for consulting
 services                                            200,000           20         99,980       (100,000)
Net loss year ended February 28, 1999                      -            -              -               -
                                             ---------------  ----------- ------------------------------

Balance, February 28, 1999                        20,874,800        2,087        498,090       (100,000)

Issuance of common stock in a private
 placement ($0.05 per share), net                  1,672,727          167        831,195
Issuance of common stock for consulting
 services                                            743,500           75        371,632
Issuance of common stock in lieu of
 interest                                             60,000            6         59,994
Issuance of warrants for purchase of
 equipment                                            30,000
Amortization of deferred compensation                100,000
Net loss year ended February 29, 2000                      -            -              -                -
                                               -------------  -------------------------------------------

Balance, February 29, 2000                        23,351,027        2,335      1,790,911                -

Issuance of common stock in a private
 placement ($0.50 per share)                          20,000            2          9,998
Issuance of common stock in a private
 placement ($0.77 per share)                          30,400            3         23,397
Issuance of common stock in a private
 placement ($1.00 per share)                         626,500           63        626,437
Issuance of common stock in lieu of
 interest                                            179,840           18         43,548
Issuance of common stock for marketing
 services                                            643,400           64        214,369
Issuance of common stock to executive
 per employment agreement                            100,000           10         99,990        (100,000)
Amortization of deferred compensation                                                             83,334
Issuance of common stock for other services          185,065           19         55,295
Issuance of common stock for conversion of debt       42,000            4         41,996
Net loss year ended February 28, 2001                      -            -              -              -
                                            ----------------  -------------------------------------------

Balance, February 28, 2001                        25,178,232      $ 2,510     $2,905,921       $(16,666)
                                                  ==========      =======     ==========       =========


                    Read the accompanying accounting notes to
               financial statements, which are an integral part of
                            this financial statement.

                       INTERNET VIP, INC. AND SUBSIDIARIES
                      (A COMPANY IN THE DEVELOPMENT STAGE)
                     STATEMENT OF STOCKHOLDERS' EQUITY FROM
               INCEPTION (NOVEMBER 13, 1998) TO FEBRUARY 28, 2001
                                     (CONT.)


                                                     Accumulated
                                                     Deficit during         Total
                                                     Development         stockholders'
                                                        Stage               Equity
                                                     -----------------   ----------------

Balance, inception (November 13, 1998)                     $   -      $    -

Issuance of common stock to founders                                         1,877
Issuance of common stock in a private
 placement ($0.05 per share)                                                59,200
Issuance of common stock in a private
 placement ($0.05 per share), net                                          339,100
Issuance of common stock for consulting
 services                                                                        -
Net loss year ended February 28, 1999                  (219,010)         (219,010)
                                                       ---------         ---------
Balance, February 28, 1999                             (219,010)           181,167

Issuance of common stock in a private
 placement ($0.05 per share), net                                          831,362
Issuance of common stock for consulting
 services                                                                  371,707
Issuance of common stock in lieu of
 interest                                                                   60,000
Issuance of warrants for purchase of
 equipment                                                                  30,000
Amortization of deferred compensation                                      100,000
Net loss year ended February 29, 2000                (1,451,275)       (1,451,275)
                                                    ------------       -----------

Balance, February 29, 2000                           (1,670,285)           122,961

Issuance of common stock in a private
 placement ($0.50 per share)                                                10,000
Issuance of common stock in a private
 placement ($0.77 per share)                                                23,400
Issuance of common stock in a private
 placement ($1.00 per share)                                               626,500
Issuance of common stock in lieu of
 interest                                                                   43,566
Issuance of common stock for marketing
 services                                                                  214,433
Issuance of common stock to executive
 per employment agreement                                                        -
Amortization of deferred compensation                                       83,334
Issuance of common stock for other services                                 55,314
Issuance of common stock for conversion of debt                             42,000
Net loss year ended February 28, 2001                (2,706,361)       (2,706,361)
                                                     -----------       -----------

Balance, February 28, 2001                          $(4,376,646)      $(1,484,880)
                                                    ============      ============


                    Read the accompanying accounting notes to
               financial statements, which are an integral part of
                            this financial statement.

                       INTERNET VIP, INC. AND SUBSIDIARIES
                      (A COMPANY IN THE DEVELOPMENT STAGE)
                             STATEMENT OF CASH FLOWS
          FROM INCEPTION (NOVEMBER 13, 1998) THROUGH FEBRUARY 28, 2001
       FOR THE TWELVE MONTHS ENDED FEBRUARY 28, 2001 AND FEBRUARY 29, 2000

                                                        Inception
                                                   (November 13, 1998)         Twelve months ended
                                                                               -------------------
                                                         through          February 28,     February 29,
                                                    February 28, 2001         2001             2000
                                                    -----------------    --------------   --------------

CASH FLOWS FROM OPERATING ACTIVITIES:

Net Income (Loss)                                       $ (4,376,646)   $ (2,706,361)       $(1,451,275)
Adjustments to reconcile net income (loss) to net
cash used in operating activities:
   Depreciation                                               128,659         128,659                  -
   Amortization of employee stock based compensation           83,334          83,334
   Stock issued for compensation                              100,000                            100,000
   Stock issued for marketing services                        214,433         214,433
   Stock issued for consulting services                       427,021          55,314            371,707
   Stock issued for interest                                  103,538          47,705             55,833
Changes in Operating assets and liabilities:
   Receivables and other current assets                      (373,762)       (365,127)            (7,834)
   Accounts payable and other liabilities                   1,887,879       1,648,705            170,916
                                                            ---------       ---------            -------
Net cash provided by/(used in) operating activities        (1,805,544)       (893,338)          (760,653)

CASH FLOWS FROM INVESTING ACTIVITIES:

Purchase of Property and equipment                          (479,836)       (130,176)          (324,660)
                                                            ---------       ---------          ---------
Net cash provided by/(used in) investing activities         (479,836)       (130,176)          (324,660)

CASH FLOWS FROM FINANCING ACTIVITIES:

Proceeds from:
   Stockholder's capital contribution, net                  1,891,439         659,900            831,362
   Convertible debentures                                     200,100         200,100                  -
   Short-term borrowing, net                                  221,321         166,321             55,000
                                                          -----------      ----------         ----------
Net cash provided by/(used in) financing activities         2,312,860       1,026,321            886,362
                                                          -----------      ----------         ----------

Net increase (decrease) in cash and cash equivalents           27,480           2,807          (198,951)
Cash and cash equivalents, beginning of period                      -          24,673            223,624
                                                          -----------      ----------         ----------
   Cash and cash equivalents, end of period                  $ 27,480        $ 27,480           $ 24,673
                                                          ===========      ==========         ==========

Supplemental Schedule of noncash investing and financing activities:

   Common stock issued for noncash consideration              100,000
                                                              =======
   Warrants issued for non-cash equipment purchase             30,000                             30,000
                                                               ======                             ======
   Shares issued to extinguish short term borrowing            42,000          42,000
                                                               ======          ======
   Common stock issued pursuant to employment agreement       100,000         100,000
                                                              =======         =======



                    Read the accompanying accounting notes to
             financial statement, which are an integral part of this
                              financial statement.

                               INTERNET VIP, INC.
                      (A COMPANY IN THE DEVELOPMENT STAGE)
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                FEBRUARY 28, 2001

NOTE 1 - ORGANIZATION AND BASIS OF PRESENTATION

Internet VIP, Inc. (the "Company") was incorporated in the State of Delaware on November 13, 1998. The Company was formed to sell long distance international telephone services using the technology, Voice over Internet Protocol ("VoIP"). The Company also operates through a wholly owned Canadian subsidiary corporation, IVIP Telcom Canada Inc.

Internet VIP, Inc. prepares its consolidated financial statements in accordance with generally accepted accounting principles. This basis of accounting involves the application of accrual accounting; consequently, revenues and gains are recognized when earned, and expenses and losses are recognized when incurred. Financial statement items are recorded at historical cost and may not necessarily represent current values.

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Principles of Consolidation:

The consolidated financial statements include the accounts of Internet VIP, Inc. and its subsidiaries. All material intercompany accounts and transactions have been eliminated in consolidation.

Use of Estimates:

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, disclosure of contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenues and expenses during the reporting period. Certain amounts included in the financial statements are estimated based on currently available information and management's judgment as to the outcome of future conditions and circumstances. Changes in the status of certain facts or circumstances could result in material changes to the estimates used in the preparation of financial statements and actual results could differ from the estimates and assumptions. Every effort is made to ensure the integrity of such estimates.

Fair value of financial instruments:

The carrying amounts of cash and equivalents, accounts receivable, accounts payable and accrued liabilities approximate their fair values because of the short duration of these instruments.

Impairment of long-lived assets:

Long-lived assets held and used by the Company are reviewed for possible impairment whenever

NOTE  2  -  SUMMARY  OF  SIGNIFICANT  ACCOUNTING  POLICIES (CONTINUED):

events or changes in circumstances indicate the carrying amount of an asset may not be recoverable. Recoverability of assets to be held and used is measured by a comparison of the carrying amount of the assets to the future net cash flows expected to be generated by the asset. If such assets are considered to be impaired, the impairment to be recognized is measured by the amount by which the carrying amount of the assets exceeds the fair value of the assets.

Cash and cash equivalents:

The Company considers all highly liquid investments with original maturities of ninety days or less to be cash and cash equivalents. Such investments are valued at quoted market prices.

Receivables:

The Company believes that the carrying amount of receivables at February 28, 2001 approximates the fair value at such date.

Property, equipment and depreciation:

Property  and  equipment  are  stated  at cost  less  accumulated  depreciation.
Depreciation is computed using the straight line method over the estimated useful lives as follows when the property and equipment is placed in service:

         Estimate Useful Life
            (In Years)

         Office Furniture           10
         Computer Equipment          3
         Software                    3

Repairs and maintenance are charged to operations as incurred, and expenditures for significant improvements are capitalized. The cost of property and equipment retired or sold, together with the related accumulated depreciation, are removed from the appropriate asset and depreciation accounts, and the resulting gain or loss is included in operations.

Revenue Recognition:

The company sources of revenues are in the form of sales from prepaid calling cards, dedicated line rentals, sales from telephone line usage on a time basis. Revenues from prepaid calling cards are recognized when the calling cards are used, any unused time is considered deferred revenue. Revenues from line rentals are recognized over the contractual life of the line rental agreement. Revenues from sales from telephone line usage are recognized when the line is used.

In December 1999, the Securities and Exchange Commission ("SEC") issued Staff Accounting Bulletin No. 101 ("SAB 101"), "Revenue Recognition," which provides guidance on the recognition, presentation and disclosure of revenue in financial statements filed with the SEC.

SAB 101 outlines the basic criteria that must be met to recognize revenue and provide guidance for disclosures related to revenue recognition policies. Management believes that Internet VIP, Inc.'s revenue recognition practices are in conformity with the guidelines of SAB 101.

Earnings (Loss) per share calculation:

Earnings (Loss) per common share are calculated under the provisions of SFAS No. 128, "Earnings per Share," which establishes standards for computing and presenting earnings per share. SFAS No. 128 requires the Company to report both basic earnings (loss) per share, which is based on the weighted-average number of common shares outstanding during the period, and diluted earnings (loss) per share, which is based on the weighted-average number of common shares outstanding plus all potential dilutive common shares outstanding. Options and warrants are not considered in calculating diluted earnings (loss) per share since considering such items would have an anti-dilutive effect.

Stock based compensation:

In October 1995, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards ("SFAS") No. 123, "Accounting for Stock-Based Compensation". The Company accounts for stock based compensation granted to non employees in accordance with SFAS No. 123. The Company has determined that it will continue to account for employee stock-based compensation under Accounting Principles Board No. 25 and elect the disclosure-only alternative under SFAS No. 123.

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED):

Recent Accounting Pronouncements:

In September 1998, the Financial Accounting Standards Board (FASB) issued Statement of Financial Accounting Standards Board (SFAS) No. 133, "Accounting for Derivative Instruments and Hedging Activities", amended by Statements of Financial Accounting Standards Board (SFAS) No. 137, "Accounting for Derivati
 .ve Instruments and Hedging Activities - Deferral of the Effective Date of FASB Statement No. 133 - an amendment of FASB Statement 133" and Statement of Financial Accounting Standards Board (SFAS) No. 138, "Accounting for Derivative Instruments and Hedging Activities - an amendment of FASB Statement 133." These new standards establish accounting and reporting standards for derivative
instruments,   including  certain  derivative   instruments  embedded  in  other
contracts, and for hedging activities. It requires that entities recognize all derivatives as either assets or liabilities in the consolidated balance sheet and measure those instruments at fair value. This Statement is effective for all fiscal quarters of all fiscal years beginning after September 15, 2000. The adoption of this statement by the Company did not have a material impact on its financial condition or results of operations.

NOTE 3 - PROPERTY AND EQUIPMENT

Property and equipment, net consists of the following:

                                                  February 28,   February 29,
                                                     2000            1999
                                                  ------------   -------------

Office Furniture                                     $ 4,505      $        -
Computer Equipment                                   403,312         349,660
Software                                             102,019          30,000
                                                  ----------      ----------

                                                     509,836         379,660
Less: Accumulated depreciation                       128,659               -
                                                  ----------      ----------

                                                    $381,177       $ 379,660

NOTE 4 - SHORT TERM BORROWINGS

The Company has received loans from an affiliated company (an entity owned by a stockholder). These loans bear 10% interest per annum on the outstanding balance. At February 28, 2001 the balance due, including interest was $17,921.

On February 1, 2000, the Company entered into a $30,000 loan agreement with a nonaffiliated party for an initial period of six months which has been extended indefinitely. The loan bears interest of 5% per month, payable in cash or 6,000 common shares of the Company, at the Company's option. The loan is convertible at any time, at the lender's option, in whole or in part, to common shares of the Company at a conversion rate of $0.25 per share. The interest expense resulting from the beneficial conversion feature has been charged to the statement of operations for the years ended February 28, 2001 and February 29, 2000. Substantially all of the Company's assets are pledged to guarantee the repayment of the loan. The balance of the loan at February 28, 2001 was $30,000.

On March 14, 2000, the Company entered into a $25,000 loan agreement with a nonaffiliated party for an initial period of three months which has been extended indefinitely. The loan bears interest of 15% per annum, payable in cash or common shares of the Company, at the Company's option, at a conversion rate of 1 share for $0.0625 of interest. The loan is convertible at any time, at the lender's option, in whole or in part, to common shares of the Company at a conversion rate of $0.25 per share. The interest expense resulting from the beneficial conversion feature has been charged to the statement of operations for the year ended February 28, 2001. Substantially all of the Company's assets are pledged to guarantee the repayment of the loan. During the year, $5,000 of the principal was repaid. The balance of the loan at February 28, 2001 was $20,000.

On September 15, 2000, the Company entered into an agreement to borrow up to $150,000 from a nonaffiliated party. The repayment of the total amount borrowed is due on February 28, 2001 which has been extended indefinitely. The loan bears interest of 10% per annum, payable in common shares of the Company at a conversion rate of 20 shares per $1,000 of the average monthly outstanding loan balance. The interest expense resulting from the beneficial conversion feature has been charged to the statement of operations for the year ended February 28, 2001. Substantially all of the Company's assets are pledged to guarantee the repayment of the loan. During the year, $5,000 of the principal was repaid. The balance of the loan at February 28, 2001 was $111,400.

NOTE 5 - CONVERTIBLE DEBENTURE

On September 22, 2000 the Company entered into a convertible debenture agreement with a nonaffiliated party. The amount of the debenture was $300,000 CAD ($200,100 USD). The debenture bears interest of 10% per annum and expires on September 30, 2002. The debenture can be converted , at the discretion of the holder, at any time up to the expiring date into common shares of the Company at a rate of 1 share per $1.00 USD of the balance outstanding.

NOTE 6 - COMMITMENTS AND CONTINGENCIES

Lease agreements

By way of an assignment from an affiliated company (an entity owned by a stockholder, director and officer) , the Company has entered into an office lease agreement for its Montreal office on September 15, 2000. The lease expires on November 30, 2002. Monthly rent amounts, which include taxes, are $2,555 CAD.

On September 26, 2000, the company entered into a six month office lease agreement for its Moscow office which started on September 1, 2000 and expired on December 31, 2000. Monthly rent amounts, which included all applicable taxes, were equivalent to $3,050 USD. Starting January 1, 2001, the Company continued to maintain its office at this location on a month to month basis with the same monthly rent amount.

The following is a schedule by years of future minimum rental payments required under operating leases that have initial or remaining noncancelable lease terms in excess of one year as of February 28, 2001:

         Year ending February 28,

         2002 -       $ 30,660
         2003 -         22,995
                        ------
                      $ 53,655

Facilities Management:

On October 01, 2000 the Company entered into a one-year agreement with RACO Remote Access Company where RACO will provide the Company with facilities for its equipment for a monthly charge of $650 CAD as well as maintenance and technical support for such equipment for variable monthly considerations.

Telecommunication Service Agreement:

On April 19, 2000 the Company entered into a three-year agreement with Primelink Inc. in which Primelink will provide telecommunication services to the Company for variable monthly considerations.

Employment Contract:

On April 28, 2000 the Company entered into a one-year employment agreement, automatically renewable each year ,with its Chief Executive Officer. The agreement is effective May 1, 2000 and ends on April 30, 2001. The Company agreed to an annual salary of $90,000 USD, issuance of 100,000 shares of common stock at par value, 100,000 options (See Note 10) exercisable annually at $0.05 as long as the employment contract is in effect and a monthly car allowance of $500 CAD. The company also agreed to purchase billing software from the CEO in the amount of $35,000 USD. At February 28, 2001 approximately $47,795 USD of salaries was unpaid.

NOTE 7 - GOING CONCERN

The accompanying financial statements have been prepared assuming the Company will continue as a going concern. The Company reported net losses of $2,706,361 and $1,451,275 for the twelve months ended February 28, 2001 and February 29, 2000 respectively as well as reporting net losses of $4,376,646 from inception (November 13, 1998) to February 28, 2001. As reported on the statement of cash flows, the Company incurred negative cash flows from operating activities of $893,338 and $760,653 for twelve months February 28, 2001 and February 29, 2000 respectively and has reported deficient cash flows from operating activities of $1,805,544 from inception (November 13, 1998). To date, these losses and cash flow deficiencies have been financed principally through the sale of common stock ($1,891,439) Additional capital and/or borrowings will be necessary in order for the Company to continue in existence until attaining and sustaining profitable operations.

NOTE 8 - RELATED PARTIES

The Company received investment relations services from an affiliated company (an entity owned by a stockholder). Fees for such services which totaled $38,105 for the year ended February 28, 2001 and were settled by the issuance of 146,315 shares of common stock.

NOTE 9 - INCOME TAXES

The Company did not provide any current or deferred United States federal, state or foreign income tax provision or benefit for the period presented because it has experienced operating losses since inception. The Company has provided a full valuation allowance on the deferred tax asset, consisting primarily of net operating loss carry-forwards, because of uncertainty regarding its realizability.

NOTE 10 - EMPLOYEE STOCK BASED COMPENSATION

In April 2000 the Company entered into an employment agreement with its Chief Executive Officer in which 100,000 options were granted at an exercise price of $0.05 and expire on March 31, 2001.

The Company has determined that it will continue to account for employee stock-based compensation under Accounting Principles Board No. 25 and elect the disclosure-only alternative under SFAS No. 123.

FAS 123 "Accounting for stock based compensation"

                                                        Year ended
                                              February 28,      February 29,
Paragraph 47 (a)                                  2001              2000
                                             --------------    --------------

1.  Beginning of year - outstanding
     i.   number of options                           0                0
     ii.   weighted average exercise price            0                0
2.  End of year - outstanding
     i.    number of options                    100,000                0
     ii.   weighted average exercise price          .05                0
3.  End of year - exercisable
     i.    number of options                          0                0
     ii.   weighted average exercise price            0                0
4.  During the year - Granted
     i.    number of options                    100,000                0
     ii.   weighted average exercise price          .05                0
5.  During the year - Exercised
     i.    number of options                          0                0
     ii.   weighted average exercise price            0                0
6.  During the year - Forfeited
     i.    number of options                          0                0
     ii.   weighted average exercise price            0                0
7.  During the year - Expired
     i.    number of options                          0                0
     ii.   weighted average exercise price            0                0

Paragraph 47 (b) Weighted-average grant-date fair value of options granted during the year:

     1.  Equals market price                         0.00             0.00
     2.  Exceeds market price                        0.00             0.00
     3.  Less than market price                      0.00             0.00

Paragraph 47(C)Equity instruments other
than options                                         none             none

Paragraph 47(d) Description of the method and significant assumptions used during the year to estimate the fair value of options:

The Black Scholes option pricing model is the method used to calculate The fair value of options.

                                                               Year ended
                                                      February 28,  February 29,
                                                          2001         2000
                                                      ------------  -----------

1.  Weighted average risk-free interest rate              6.00%        0.00%
2.  Weighted average expected life (in months)            12.00        0.00
3.  Weighted average expected volatility                  0.00%        0.00%
4.  Weighted average expected dividends                    0.00        0.00

Paragraph 47(e) Total compensation cost recognized in         0           0
income for stock-based employee compensation awards.

Paragraph 47(f) The terms of significant modifications none none of outstanding awards.

Paragraph 48 - Options outstanding at the date of the latest statement of financial position presented:

1.   (a) Range of exercise prices                          $0.05        $ 0.00
     (b) Weighted-average exercise price                     .95          0.00
2.    Weighted-average remaining contractual               12.00          0.00
      life (in months)

                                                                  Inception
                                                                Nov. 13, 1998
                              Year ended       Year ended          Through
After proforma effect       Feb.  28, 2001    Feb 29, 2000    February 28, 2001
                            --------------    ------------    -----------------

Net Income                    (2,801,361)       (1,451,275)      (4,471,646)
Earnings per share             $ (0.1095)        $ (0.0651)

                                   Appendix A

ss. 262. Appraisal rights.

(a) Any stockholder of a corporation of this State who holds shares of stock on the date of the making of a demand pursuant to subsection (d) of this section with respect to such shares, who continuously holds such shares through the effective date of the merger or consolidation, who has otherwise complied with subsection (d) of this section and who has neither voted in favor of the merger or consolidation nor consented thereto in writing pursuant to ss. of this title shall be entitled to an appraisal by the Court of Chancery of the fair value of the stockholder's shares of stock under the circumstances described in subsections (b) and (c) of this section. As used in this section, the word "stockholder" means a holder of record of stock in a stock corporation and also a member of record of a nonstock corporation; the words "stock" and "share" mean and include what is ordinarily meant by those words and also membership or membership interest of a member of a nonstock corporation; and the words "depository receipt" mean a receipt or other instrument issued by a depository representing an interest in one or more shares, or fractions thereof, solely of stock of a corporation, which stock is deposited with the depository.

(b) Appraisal rights shall be available for the shares of any class or series of stock of a constituent corporation in a merger or consolidation to be effected pursuant to ss. 251 (other than a merger effected pursuant to ss. 251(g) of this title), ss. 252, ss. 254, ss. 257, ss. 258, ss. 263 or ss. 264 of this title:

(1) Provided, however, that no appraisal rights under this section shall be available for the shares of any class or series of stock, which stock, or depository receipts in respect thereof, at the record date fixed to determine the stockholders entitled to receive notice of and to vote at the meeting of stockholders to act upon the agreement of merger or consolidation, were either
(i) listed on a national securities exchange or designated as a national market system security on an interdealer quotation system by the National Association of Securities Dealers, Inc. or (ii) held of record by more than 2,000 holders; and further provided that no appraisal rights shall be available for any shares of stock of the constituent corporation surviving a merger if the merger did not require for its approval the vote of the stockholders of the surviving corporation as provided in subsection (f) of ss. 251 of this title.

(2) Notwithstanding paragraph (1) of this subsection, appraisal rights under this section shall be available for the shares of any class or series of stock of a constituent corporation if the holders thereof are required by the terms of an agreement of merger or consolidation pursuant to ss.ss. 251, 252, 257, 258, 263 and 264 of this title to accept for such stock anything except:

a. Shares of stock of the corporation surviving or resulting from such merger or consolidation, or depository receipts in respect thereof;

b. Shares of stock of any other corporation, or depository receipts in respect thereof, which shares of stock (or depository receipts in respect thereof) or depository receipts at the effective date of the merger or consolidation will be either listed on a national securities exchange or designated as a national market system security on an interdealer quotation system by the National Association of Securities Dealers, Inc. or held of record by more than 2,000 holders;

c. Cash in lieu of fractional shares or fractional depository receipts described in the foregoing subparagraphs a. and b. of this paragraph; or

d. Any combination of the shares of stock, depository receipts and cash in lieu of fractional shares or fractional depository receipts described in the foregoing subparagraphs a., b. and c. of this paragraph.

(3) In the event all of the stock of a subsidiary Delaware corporation party to a merger effected under ss. 253 of this title is not owned by the parent corporation immediately prior to the merger, appraisal rights shall be available for the shares of the subsidiary Delaware corporation.

(c) Any corporation may provide in its certificate of incorporation that appraisal rights under this section shall be available for the shares of any class or series of its stock as a result of an amendment to its certificate of incorporation, any merger or consolidation in which the corporation is a constituent corporation or the sale of all or substantially all of the assets of the corporation. If the certificate of incorporation contains such a provision, the procedures of this section, including those set forth in subsections (d) and
(e) of this section, shall apply as nearly as is practicable.

(d) Appraisal rights shall be perfected as follows:

(1) If a  proposed  merger or  consolidation  for  which  appraisal  rights  are provided under this section is to be submitted for approval at a meeting of stockholders, the corporation, not less than 20 days prior to the meeting, shall notify each of its stockholders who was such on the record date for such meeting with respect to shares for which appraisal rights are available pursuant to subsection (b) or (c) hereof that appraisal rights are available for any or all of the shares of the constituent corporations, and shall include in such notice a copy of this section. Each stockholder electing to demand the appraisal of such stockholder's shares shall deliver to the corporation, before the taking of the vote on the merger or consolidation, a written demand for appraisal of such stockholder's shares. Such demand will be sufficient if it reasonably informs the corporation of the identity of the stockholder and that the stockholder intends thereby to demand the appraisal of such stockholder's shares. A proxy or vote against the merger or consolidation shall not constitute such a demand. A stockholder electing to take such action must do so by a separate written demand as herein provided. Within 10 days after the effective date of such merger or consolidation, the surviving or resulting corporation shall notify each
stockholder  of  each  constituent   corporation  who  has  complied  with  this
subsection and has not voted in favor of or consented to the merger or consolidation of the date that the merger or consolidation has become effective; or

(2) If the merger or consolidation was approved pursuant to ss. 228 or ss. 253 of this title, each consitutent corporation, either before the effective date of the merger or consolidation or within ten days thereafter, shall notify each of the holders of any class or series of stock of such constitutent corporation who are entitled to appraisal rights of the approval of the merger or consolidation and that appraisal rights are available for any or all shares of such class or series of stock of such constituent corporation, and shall include in such notice a copy of this section; provided that, if the notice is given on or after the effective date of the merger or consolidation, such notice shall be given by the surviving or resulting corporation to all such holders of any class or series of stock of a constituent corporation that are entitled to appraisal rights. Such notice may, and, if given on or after the effective date of the merger or consolidation, shall, also notify such stockholders of the effective date of the merger or consolidation. Any stockholder entitled to appraisal rights may, within 20 days after the date of mailing of such notice, demand in writing from the surviving or resulting corporation the appraisal of such holder's shares. Such demand will be sufficient if it reasonably informs the corporation of the identity of the stockholder and that the stockholder intends thereby to demand the appraisal of such holder's shares. If such notice did not notify stockholders of the effective date of the merger or consolidation, either
(i) each such constitutent corporation shall send a second notice before the effective date of the merger or consolidation notifying each of the holders of any class or series of stock of such constitutent corporation that are entitled to appraisal rights of the effective date of the merger or consolidation or (ii) the surviving or resulting corporation shall send such a second notice to all such holders on or within 10 days after such effective date; provided, however, that if such second notice is sent more than 20 days following the sending of the first notice, such second notice need only be sent to each stockholder who is entitled to appraisal rights and who has demanded appraisal of such holder's shares in accordance with this subsection. An affidavit of the secretary or assistant secretary or of the transfer agent of the corporation that is required to give either notice that such notice has been given shall, in the absence of fraud, be prima facie evidence of the facts stated therein. For purposes of determining the stockholders entitled to receive either notice, each constitutent corporation may fix, in advance, a record date that shall be not more than 10 days prior to the date the notice is given, provided, that if the notice is given on or after the effective date of the merger or consolidation, the record date shall be such effective date. If no record date is fixed and the notice is given prior to the effective date, the record date shall be the close of business on the day next preceding the day on which the notice is given.

(e) Within 120 days after the effective date of the merger or consolidation, the surviving or resulting corporation or any stockholder who has complied with subsections (a) and (d) hereof and who is otherwise entitled to appraisal rights, may file a petition in the Court of Chancery demanding a determination of the value of the stock of all such stockholders. Notwithstanding the foregoing, at any time within 60 days after the effective date of the merger or consolidation, any stockholder shall have the right to withdraw such stockholder's demand for appraisal and to accept the terms offered upon the merger or consolidation. Within 120 days after the effective date of the merger or consolidation, any stockholder who has complied with the requirements of subsections (a) and (d) hereof, upon written request, shall be entitled to receive from the corporation surviving the merger or resulting from the consolidation a statement setting forth the aggregate number of shares not voted in favor of the merger or consolidation and with respect to which demands for appraisal have been received and the aggregate number of holders of such shares. Such written statement shall be mailed to the stockholder within 10 days after such stockholder's written request for such a statement is received by the surviving or resulting corporation or within 10 days after expiration of the period for delivery of demands for appraisal under subsection (d) hereof, whichever is later.

(f) Upon the filing of any such petition by a stockholder, service of a copy thereof shall be made upon the surviving or resulting corporation, which shall within 20 days after such service file in the office of the Register in Chancery in which the petition was filed a duly verified list containing the names and addresses of all stockholders who have demanded payment for their shares and with whom agreements as to the value of their shares have not been reached by the surviving or resulting corporation. If the petition shall be filed by the surviving or resulting corporation, the petition shall be accompanied by such a duly verified list. The Register in Chancery, if so ordered by the Court, shall give notice of the time and place fixed for the hearing of such petition by registered or certified mail to the surviving or resulting corporation and to the stockholders shown on the list at the addresses therein stated. Such notice shall also be given by 1 or more publications at least 1 week before the day of the hearing, in a newspaper of general circulation published in the City of Wilmington, Delaware or such publication as the Court deems advisable. The forms of the notices by mail and by publication shall be approved by the Court, and the costs thereof shall be borne by the surviving or resulting corporation.

(g) At the hearing on such petition, the Court shall determine the stockholders who have complied with this section and who have become entitled to appraisal rights. The Court may require the stockholders who have demanded an appraisal for their shares and who hold stock represented by certificates to submit their certificates of stock to the Register in Chancery for notation thereon of the pendency of the appraisal proceedings; and if any stockholder fails to comply with such direction, the Court may dismiss the proceedings as to such stockholder.

(h) After determining the stockholders entitled to an appraisal, the Court shall appraise the shares, determining their fair value exclusive of any element of value arising from the accomplishment or expectation of the merger or consolidation, together with a fair rate of interest, if any, to be paid upon the amount determined to be the fair value. In determining such fair value, the Court shall take into account all relevant factors. In determining the fair rate of interest, the Court may consider all relevant factors, including the rate of interest which the surviving or resulting corporation would have had to pay to borrow money during the pendency of the proceeding. Upon application by the surviving or resulting corporation or by any stockholder entitled to participate in the appraisal proceeding, the Court may, in its discretion, permit discovery or other pretrial proceedings and may proceed to trial upon the appraisal prior to the final determination of the stockholder entitled to an appraisal. Any stockholder whose name appears on the list filed by the surviving or resulting corporation pursuant to subsection (f) of this section and who has submitted such stockholder's certificates of stock to the Register in Chancery, if such is required, may participate fully in all proceedings until it is finally determined that such stockholder is not entitled to appraisal rights under this section.

(i) The Court shall direct the payment of the fair value of the shares, together with interest, if any, by the surviving or resulting corporation to the stockholders entitled thereto. Interest may be simple or compound, as the Court may direct. Payment shall be so made to each such stockholder, in the case of holders of uncertificated stock forthwith, and the case of holders of shares represented by certificates upon the surrender to the corporation of the certificates representing such stock. The Court's decree may be enforced as other decrees in the Court of Chancery may be enforced, whether such surviving or resulting corporation be a corporation of this State or of any state.

(j) The costs of the proceeding may be determined by the Court and taxed upon the parties as the Court deems equitable in the circumstances. Upon application of a stockholder, the Court may order all or a portion of the expenses incurred by any stockholder in connection with the appraisal proceeding, including, without limitation, reasonable attorney's fees and the fees and expenses of experts, to be charged pro rata against the value of all the shares entitled to an appraisal.

(k) From and after the effective date of the merger or consolidation, no stockholder who has demanded appraisal rights as provided in subsection (d) of this section shall be entitled to vote such stock for any purpose or to receive payment of dividends or other distributions on the stock (except dividends or other distributions payable to stockholders of record at a date which is prior to the effective date of the merger or consolidation); provided, however, that if no petition for an appraisal shall be filed within the time provided in subsection (e) of this section, or if such stockholder shall deliver to the surviving or resulting corporation a written withdrawal of such stockholder's demand for an appraisal and an acceptance of the merger or consolidation, either within 60 days after the effective date of the merger or consolidation as provided in subsection (e) of this section or thereafter with the written approval of the corporation, then the right of such stockholder to an appraisal shall cease. Notwithstanding the foregoing, no appraisal proceeding in the Court of Chancery shall be dismissed as to any stockholder without the approval of the Court, and such approval may be conditioned upon such terms as the Court deems just.

(l) The shares of the surviving or resulting corporation to which the shares of such objecting stockholders would have been converted had they assented to the merger or consolidation shall have the status of authorized and unissued shares of the surviving or resulting corporation.

                                   APPENDIX B


                          AGREEMENT AND PLAN OF MERGER

     THIS AGREEMENT AND PLAN OF MERGER (this "Agreement") is entered into as of this 30th day of May, 2001, between Yapalot Acquisition Corp., a Delaware corporation ("Acquisition"), Internet VIP Inc., a Delaware corporation ("IVIP"), Yapalot Communications Inc., a Canadian Federal Corporation ("Subsidiary"), Yapalot Communications Holdings Inc., a Delaware corporation ("Yapalot") and the individuals listed on Schedule 5.1 (the "Escrowers").

                                   WITNESSETH:

     WHEREAS, the authorized capital stock of Yapalot consists of 50,000,000 shares of common stock, $.0001 par value ("Yapalot Stock"), of which 20,000,000 shares of Yapalot Stock are issued and outstanding as of the date hereof;

     WHEREAS, Yapalot is solely a holding company with no operations of its own and owns all of the issued and outstanding shares of Subsidiary;

     WHEREAS,   references  herein  to  Yapalot  shall  mean  to  Yapalot  on  a consolidated basis with Subsidiary;

     WHEREAS, Acquisition is inactive and was formed by IVIP solely for the purposes of this transaction and is wholly-owned by IVIP;

     WHEREAS, the authorized capital stock of IVIP consists of 50,000,000 shares
of  common  stock,   par  value  $.0001  per  share  ("IVIP   Stock")  of  which
_________________ shares are issued and outstanding as of the date hereof;

     WHEREAS, the respective boards of directors of IVIP, Acquisition, Subsidiary and Yapalot deem it advisable and in the best interests of IVIP, Acquisition, Subsidiary and Yapalot that Yapalot merge with and into Acquisition (the "Merger") pursuant to the terms of this Agreement and the applicable provisions of the laws of the State of Delaware;

     WHEREAS, for United States federal income tax purposes, it is intended that the Merger will qualify as a tax-free reorganization within the meaning of
Section 368(a)(1)(A) of the Internal Revenue Code of 1986, as amended (the "Code").

     NOW, THEREFORE, in consideration of the premises and mutual covenants, conditions and agreements contained herein and for such other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, each intending to be legally bound hereby, agree as follows:

                                    ARTICLE I

                               TERMS OF THE MERGER

         1.1 Merger. Upon the terms and subject to the conditions set forth in this Agreement, Yapalot shall be merged with and into Acquisition. The stockholders of Yapalot (the "Securityholders") shall transfer and convey to Acquisition all of each Securityholder's right, title and interest in and to all of the issued and outstanding shares of Yapalot Stock by transferring and delivering to Acquisition (for cancellation) their certificates, properly endorsed in blank or accompanied by a properly executed stock power, representing all of the issued and outstanding shares of Yapalot Stock. Regardless of whether the Securityholders actually perform as described, at the Effective Time (as described below) their shares of Yapalot Stock will only evidence ownership of IVIP, pursuant to the terms hereof.

     1.2 Merger Consideration. In consideration of and in exchange for all of the issued and outstanding shares of Yapalot Stock as set forth in Section 1.1 above, IVIP shall issue to the Securityholders shares of IVIP Stock in the ratio of 1.4:1, or 1.4 shares of IVIP Stock for each share of Yapalot Stock.


         1.3 Effective Time of Merger. Subject to the terms and conditions of this Agreement, the certificate of merger, in substantially the form of Exhibit
1.3 (the "Certificate of Merger"), required by Section 252 of the Delaware General Corporation Law (the "DGCL") shall be duly executed and acknowledged by Yapalot and IVIP and thereafter delivered to the Secretary of the State of Delaware for filing pursuant to the DGCL, on the day immediately following the Closing Date (as hereinafter defined). The Merger shall become effective (the "Effective Time") upon the filing of the Certificate of Merger with the Secretary of the State of Delaware.

         1.4      Effects of the Merger.
                  ---------------------

                  (a) At the Effective Time: (i) the separate existence of Yapalot shall cease and Yapalot shall be merged with and into Acquisition (Yapalot and Acquisition are sometimes referred to herein as the "Constituent Corporations" and Acquisition is sometimes referred to herein as the "Surviving Corporation"); (ii) the certificate of incorporation of Acquisition, as amended by the Certificate of Merger, as in effect immediately prior to the Effective Time shall continue to be the certificate of incorporation of the Surviving Corporation; and (iii) the bylaws of Acquisition as in effect immediately prior to the Effective Time shall become the bylaws of the Surviving Corporation.

                  (b) At and after the Effective Time, the Merger shall have the effects set forth in Section 259 of the DGCL. Without limiting the foregoing, at the Effective Time, Acquisition as the Surviving Corporation shall possess all the rights, privileges, powers and franchises of a public as well as a private nature, and be subject to all the restrictions, disabilities and duties of each of the Constituent Corporations, and all singular rights, privileges, powers and franchises of each of the Constituent Corporations, and all property, real, personal and mixed, and all debts due to either of the Constituent Corporations on whatever account, as well as for stock subscriptions and all other things in action or belonging to each of the Constituent Corporations, shall be vested in Acquisition as the Surviving Corporation and all property, rights, privileges, powers and franchises, and all and every other interest shall be thereafter as effectively the property of the Surviving Corporation as they were of the Constituent Corporations, and the title to any real estate vested by deed or otherwise, in either of the Constituent Corporations, shall not revert or be in any way impaired; but all rights of creditors and all liens upon any property of either of the Constituent Corporation shall thenceforth attach to Acquisition as the Surviving Corporation, and may be enforced against it to the same extent as if said debts and liabilities had been incurred by it.

         1.5 Directors and Officers of the Surviving Corporation. The directors and officers of Acquisition immediately after the Effective Time shall be the directors and officers designated on Schedule 1.5 hereto. Such directors and officers shall serve until their successors shall have been duly elected, appointed and/or qualified or until their earlier death, resignation or removal in accordance with the certificate of incorporation and bylaws.

         1.6 Conversion of Capital Stock. As of the Effective Time, by virtue of the Merger and without any action on the part of any holder of shares of Yapalot Stock or shares of stock held by IVIP as sole stockholder of Acquisition ("Acquisition Stock"):

                  (a) Acquisition and IVIP Stock. Each issued and outstanding share of Acquisition Stock and IVIP Stock shall continue to be issued and outstanding and shall not be affected by the Merger.

                  (b) Conversion of Yapalot Stock and Derivatives. The shares of Yapalot Stock issued and outstanding as of the Effective Time shall be converted on a one-to-one point four basis into shares of IVIP Stock, as sole stockholder of Acquisition (i.e., for every share of Yapalot Stock, a Securityholder will receive 1.4 shares of IVIP Stock). All such shares of Yapalot Stock, when so converted, shall no longer be outstanding and shall automatically be canceled and retired and shall cease to exist, and each holder of a certificate representing any such shares shall cease to have any rights with respect thereto, except the right to receive the shares of IVIP Stock (or appraisal rights, if applicable) to be issued or paid in consideration therefor upon the surrender of such certificate for exchange to Acquisition at the Closing (as hereinafter defined). All currently outstanding derivative securities of Yapalot shall, following the Closing, become exercisable into, or convertible for, the same number of shares of IVIP Stock, and upon the same terms, as if the Closing had not occurred and they were being exercised into, or convertible for, shares of Yapalot Stock.

         1.7 Restrictions on Resale of IVIP Stock. The shares of IVIP Stock received by the Securityholders pursuant to this Agreement shall be issued by IVIP in reliance upon exemptions from the registration requirements of the Securities Act of 1933, as amended (the "Securities Act") and may not be sold, assigned, pledged, hypothecated or transferred, or any interest therein conveyed to any other person, except in accordance with the registration provisions of the federal and state securities laws or applicable exemption therefrom, and the certificates representing such shares shall contain an appropriate legend to that effect.

         1.8 Tax-Free Reorganization. (i) The parties intend that the Merger qualify as a tax-free reorganization under Section 368(a)(1)(A) of the Code. Unless required by a final determination of the Internal Revenue Service (or other governing body having jurisdiction over these matters) or a court of competent jurisdiction, the parties shall not take any position on any subsequently filed tax return inconsistent with this section. Each party hereto represents to each other that there exists no indebtedness between Yapalot and IVIP and/or Acquisition, and that no such party is an investment company as defined in Subsections 368(a)(2)(F)(iii) and (iv) of the Code.

         (ii) In furtherance of the foregoing, IVIP hereby represents, warrants and covenants that:

          (a) it has no plan or intention to reacquire any IVIP Stock issued to the Securityholders;

          (b) it has no plan or intention to sell or otherwise dispose of any of
     the  assets  of  Yapalot,   except  for  transfers   described  in  Section
     368(a)(2)(C) of the Code;

          (c) there is no plan or intention by IVIP to acquire, directly or through parties related to IVIP (within the meaning of Section 1.368-1(c)(1) and (2) of the Treasury Regulations) shares of IVIP Stock issued to the Securityholders hereunder such that the continuity of interest requirement set forth in Section 1.368-1(e) of the Treasury Regulations (the "Continuity of Interest Requirement") would be violated; and

          (d) following the Closing, IVIP will continue the business of Yapalot in accordance with Section 1.368-1 of the Treasury Regulations.

         (iii) In furtherance of the foregoing, Yapalot hereby represents, warrants and covenants that:

          (a) prior to the Closing, the liabilities of Yapalot were incurred by Yapalot in the ordinary course of business;

          (b) Yapalot is not under the jurisdiction of a court in a Title 11 or similar case within the meaning of Section 368(a)(3)(A) of the Code;

          (c) as of the date hereof, the fair market value of the assets of Yapalot equal or exceed the sum of the liabilities of Yapalot; and

          (d) there is no plan or intention by the Securityholders to sell, exchange or otherwise dispose of shares of IVIP Stock received by them hereunder to IVIP or persons or parties related to IVIP such that the Continuity of Interest Requirement of the Code would be violated.

                                   ARTICLE II

                                     CLOSING

     2.1 Date and Time of Closing. Subject to satisfaction of the conditions set forth in this Agreement and compliance with the other provisions hereof, the closing of the Merger (the "Closing") shall take place on July 31, 2001, at 11:00 a.m., at the offices of Yapalot Communications Inc, 4884 Dufferin St #1, Toronto, Ontario, M3H 5S8, Canada,unless otherwise extended by mutual agreement of the parties hereto (the "Closing Date").

                                   ARTICLE III

                         REPRESENTATIONS AND WARRANTIES

     3.1   Representations   and  Warranties  of  Yapalot.   Yapalot  (including
Subsidiary) represents and warrants to IVIP and Acquisition as follows:

                  (a) Authorization. The execution, delivery and performance of this Agreement and consummation of the Merger have been duly authorized, adopted and approved by the boards of directors of Yapalot and the majority of Securityholders. This Agreement has been duly and validly executed and delivered by an officer of Yapalot on its behalf, and assuming that this Agreement is the valid and binding obligation of IVIP and Acquisition, is the valid and binding obligation of Yapalot, enforceable against Yapalot in accordance with its terms, except as such enforcement may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect, or by legal or equitable principles, relating to or limiting creditors' rights generally and except that the remedy of specific performance and injunctive and other forms of equitable relief are subject to certain equitable defenses and to the discretion of the court before which any proceeding therefor may be brought. Yapalot has the legal ability to consummate the Merger.

                  (b) Organization; Subsidiaries. Yapalot is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. Yapalot has the corporate power and authority to own and lease its assets and to carry on its business as it is now being conducted and is duly qualified to do business as a foreign corporation in each jurisdiction where it conducts business, except where the failure to be so qualified would not have a material adverse effect on the business, operations, earnings, prospects, assets or condition (financial or otherwise) of Yapalot. As of the date hereof, Yapalot is qualified to do business in Delaware, and in the jurisdictions listed on
Schedule 3.1(b) and is not currently conducting substantive business in any other jurisdiction. Yapalot does not own any shares of capital stock or other interest in any corporation, partnership, association or other entity.

                  (c) Capitalization. The number of authorized, issued and outstanding shares of Yapalot Stock as of the date hereof is as set forth above in the recitals to this Agreement. The outstanding shares of Yapalot Stock have been duly authorized, validly issued and are fully paid and non-assessable. Yapalot has not issued any shares of capital stock which could give rise to claims for violation of any federal or state securities laws (including any rules or regulations promulgated thereunder) or the securities laws of any other jurisdiction (including any rules or regulations promulgated thereunder). As of the date hereof, except as set forth on Schedule 3.1(c), there are no options, warrants, calls, convertible securities or commitments of any kind whatsoever relating to the shares of Yapalot Stock subject hereto or any of the unissued shares of capital stock of Yapalot, and there are no voting trusts, voting agreements, securityholder agreements or other agreements or understandings of any kind whatsoever which relate to the voting of the capital stock of Yapalot.

          (d) Yapalot Documents. Yapalot has heretofore delivered to IVIP unaudited financial statements as at March 31, 2001 and audited financial statements for the year ended December 31, 2000 (the "Financial Statements"). The Financial Statements present fairly, in all material respects, the financial position of Yapalot and the results of operations and cash flows of Yapalot for the periods indicated applied on a consistent basis. IVIP and Acquisition have been provided access to all documents relating to Yapalot and its federal securities filings available at www.sec.gov. The Financial Statements and Yapalot's securities filings, available at the aforedescribed web site are collectively referred to herein as "Written Information."

          (e)  Owned  Real   Property.   Except  as  disclosed  in  the  Written
     Information, Yapalot does not own (of record or beneficially), nor does it have any interest in, any real property.

          (f) Leased Property; Tenancies. Except as disclosed in the Written Information or on Schedule 3.1(f), Yapalot does not lease any property, real or otherwise.

          (g) Title. Yapalot's only assets are those reflected on the balance sheet of the Financial Statements. Yapalot has good and marketable title to all of such assets and those assets purchased by Yapalot after the date thereof. The assets reflected on the balance sheet of the Financial Statements, in the Written Information and those purchased by Yapalot after the date thereof, are owned free and clear of all adverse claims, liens, mortgages, charges, security interests, encumbrances and other restrictions or limitations of any kind whatsoever, except: (A) as stated in the Financial Statements (including the notes thereto) and the Written
     Information; (B) for liens for taxes or assessments not yet due and payable; (C) for minor liens imposed by law for sums not yet due or which are being contested by Yapalot in good faith; and (D) for imperfections of title, adverse claims, charges, restrictions, limitations, encumbrances, liens or security interests that are minor and which do not detract in any material respect from the value of any of the assets subject thereto or which do not impair the operations of Yapalot in any material respect or affect the present use of the assets in any material respect. Yapalot has not made any commitments or received any notice, oral or written, from any public authority or other entity with respect to the taking or use of any of Yapalot's assets, whether temporarily or permanently, for any purpose whatsoever, nor is there any proceeding pending or, to the knowledge of Yapalot, threatened which could adversely affect any asset owned or used by Yapalot as of the date hereof.

          (h) Condition of Assets. All documents and agreements pursuant to which Yapalot has obtained the assets or the right to use any assets are valid and enforceable in all respects in accordance with their respective terms, except as such enforcement may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect, or by legal or equitable principles, relating to or limiting creditors' rights generally and except that the remedy of specific performance and injunctive and other forms of equitable relief are subject to certain equitable defenses and to the discretion of the court before which any proceeding therefor may be brought. All licenses, permits and authorizations related to the location or operation of the business of Yapalot are in good standing and are valid and enforceable in all respects in accordance with their respective terms. There is not, under any of the foregoing instruments, documents or agreements, any existing default, nor is there any event which, with notice or lapse of time or both, would constitute a default arising through Yapalot or any third party which could: (i) have a material adverse effect on the business, assets, operations, earnings, prospects or condition (financial or otherwise) of Yapalot; or (ii) materially adversely affect its use of any assets. To Yapalot's knowledge, it is not in violation of and has complied with all applicable codes, statutes, regulations, ordinances, notices and orders of any governmental authority with respect to the use, maintenance, condition, operation and improvement of any assets, except where the failure to comply with which would not have a material adverse effect on the business, assets, operations, earnings, prospects or condition (financial or otherwise) of Yapalot. To Yapalot's knowledge, its use of any improvements for the purposes for which any of the assets are being used as of the date hereof does not violate any such code, statute, regulation, ordinance, notice or order. Yapalot possesses all licenses, permits and authorizations required to be obtained by Yapalot with respect to Yapalot's ownership, operation and maintenance of the assets for all uses for which such assets are operated or used by Yapalot as of the date hereof, except where the failure to do so would not have a material adverse effect on the business, assets, operations, earnings, prospects or condition (financial or otherwise) of Yapalot. All of the assets are in good operating condition and repair, subject to normal wear and use and each such item is usable in a manner consistent with current use by Yapalot.

          (i) Intangible Rights. All patents, patent applications, copyrights, registered and unregistered trademarks, and tradenames, and licenses
     (collectively "Intangibles") owned by Yapalot are set forth in Schedule 3.1(i). To Yapalot's knowledge, the Intangibles do not infringe or conflict with asserted rights of other parties in the jurisdictions in which such Intangibles are currently being employed or reasonably anticipated to be employed. To Yapalot's knowledge, there are no judicial, arbitration or other adversary proceedings pending, or threatened against Yapalot concerning any of the Intangibles. Yapalot is not aware of any respect in which its use or sale of the Intangibles violates or infringes on any Intangible of any person, firm or corporation. Except as set forth in
     Schedule 3.1(i), to Yapalot's knowledge, it has good and marketable title under the laws of the United States and any other jurisdiction as required to any such Intangibles. Except as listed on Schedule 3.1(i), the Intangibles are free of restrictions on or conditions to transfer or assignment, and are free and clear of all liens, encumbrances and claims.

          (j)   Accounts   Receivable.   Except  as  disclosed  in  the  Written
     Information, as of the date hereof, Yapalot has no material accounts receivable.

          (k) Accounts Payable. Except as disclosed in the Written Information, as of the date hereof, Yapalot has no material accounts payable.

          (l) Absence of Undisclosed Liabilities. To the best knowledge of Yapalot, other than as set forth in the Written Information, Yapalot has not had nor does it have any indebtedness, loss or liability of any nature whatsoever, whether accrued, absolute, contingent or otherwise and whether due or become due, which is material to Yapalot's business, assets, operations, prospects, earnings or condition (financial or otherwise) of Yapalot.

          (m)  Absence  of Certain  Changes  or  Events.  Except as set forth on
     Schedule 3.1(m) and except as expressly set forth in this Agreement (including the Schedules) or in a deliverable hereunder, Yapalot has not, since the date of the most recent Annual Report on Form 10-KSB:

                           (i) issued, sold, granted or contracted to issue, sell or grant any of its stock, notes, bonds, other securities or any option to purchase any of the same;

                           (ii) amended its articles of incorporation or bylaws;

                           (iii) made any capital expenditures or commitments for the acquisition or construction of any property, plant or equipment

                           (iv) entered into any transaction, which could be deemed to be material to Yapalot or its business;

                           (v) incurred any damage, destruction or any other loss to any of its assets in an aggregate amount exceeding Ten Thousand Dollars ($10,000) whether or not covered by insurance;

                           (vi)  suffered  any  loss  in  an  aggregate   amount
         exceeding Ten Thousand Dollars ($10,000) and, Yapalot has not become aware of any intention on the part of any client, dealer or supplier to discontinue its current relationship with Yapalot, the loss or discontinuance of which, alone or in the aggregate, could have a material adverse effect on Yapalot's business, assets, operations, earnings, prospects or condition (financial or otherwise) of Yapalot;

                           (vii) entered into, modified, amended or altered any contractual arrangement with any client, dealer or supplier, the execution, performance, modification, amendment or alteration of which, alone or in the aggregate, could have a material adverse effect on Yapalot's business, assets, operations, earnings, prospects or condition (financial or otherwise) of Yapalot;

                           (viii) incurred any material liability or obligation (absolute or contingent) or made any material expenditure;

                           (ix) experienced any material adverse change in Yapalot's business, assets, operations, earnings, prospects or condition (financial or otherwise) of Yapalot or experienced or have knowledge of any event which could have a material adverse effect on Yapalot's business, assets, operations, earnings, prospects or condition (financial or otherwise) of Yapalot;

                           (x) declared, set aside or paid any dividend or other distribution in respect of the capital stock of Yapalot;

                           (xi) redeemed, repurchased, or otherwise acquired any of its capital stock or securities convertible into or exchangeable for its capital stock or entered into any agreement with respect to any of the foregoing;

                           (xii)   purchased,   disposed  of  or  contracted  to
         purchase or dispose of, or granted or received an option or any other right to purchase or sell, any of its assets;

                           (xiii) increased the rate of compensation payable or to become payable to the officers or employees of Yapalot, or increased the amounts paid or payable to such officers or employees under any bonus, insurance, pension or other benefit plan, or made any arrangements therefor with or for any of said officers or employees;

                           (xiv) adopted or amended any collective bargaining, bonus, profit-sharing, compensation, stock option, pension, retirement, deferred compensation or other plan, agreement, trust, fund or arrangement for the benefit of its employees; or

                           (xv)  changed  any  material  accounting   principle,
         procedure or practice followed by Yapalot or changed the method of applying such principle, procedure or practice.

                  (n) Agreements. The Written Information contains a true, correct and complete list of all contracts, agreements and other instruments material to the business or operation of Yapalot, including without limitation, those to which Yapalot is a party and those by which any of its assets are bound (the "Material Agreements"). Copies of all such agreements have heretofore been delivered or made available by Yapalot to IVIP. Other than as described in the Written Information or in this Agreement, there is no contract, agreement or other instrument to which Yapalot or any Securityholder is a party or which affects the assets, liabilities or outstanding securities of Yapalot. None of the Material Agreements limits the freedom of Yapalot to compete in any line of business or with any person or other entity in any geographic region within or outside of the United States of America.

                  Neither Yapalot nor to Yapalot's knowledge, any third party is in default and no event has occurred which, with notice or lapse of time or both, could cause or become a default by Yapalot, or any third party, under any Material Agreement. Each Material Agreement is enforceable in accordance with its terms, against all other parties thereto, except as such enforcement may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect, or by legal or equitable principles, relating to or limiting creditors' rights generally and except that the remedy of specific performance and injunctive and other forms of equitable relief are subject to certain equitable defenses and to the discretion of the court before which any proceeding therefor may be brought.

                  (o) Non-Contravention; Consents. Neither the execution and delivery of this Agreement by Yapalot, nor consummation of the Merger, does or will: (i) violate or conflict with any provision of the articles of incorporation or bylaws of Yapalot; (ii) violate or, with the passage of time, result in the violation of any provision of, or result in the acceleration of or entitle any party to accelerate any obligation under, or result in the creation an imposition of any lien, charge, pledge, security interest or other encumbrance upon any of the assets, which are material to the business or operation of Yapalot, pursuant to any provision of any mortgage, lien, lease, agreement, permit, indenture, license, instrument, law, order, arbitration award, judgment or decree to which Yapalot is a party or by which it or any of such assets are bound, the effect of which violation, acceleration, creation or imposition could have a material adverse effect on the business, assets, operations, earnings, prospects or (financial or otherwise) of Yapalot; (iii) violate or conflict with any other restriction of any kind whatsoever to which Yapalot is subject or by which any of its assets may be bound, the effect of any of which violation or conflict could have a material adverse effect on the business, assets, operations, earnings, prospects or (financial or otherwise) of Yapalot; or (iv) constitute an event permitting termination by a third party of any Material Agreement to which Yapalot is a party or is subject, which termination could have a material adverse effect on the business, assets, operations, earnings, prospects or condition (financial or otherwise) of Yapalot. No consent, authorization, order or approval of, or filing or registration with, any governmental commission, board or other regulatory body is required in connection with the execution, delivery and performance of the terms of this Agreement and consummation of the Merger.

                  (p) Employee Benefit Plans. Except as described on Schedule 3.1(p), Yapalot does not have any "employee benefit plans" as such term is defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA") (the "Benefit Plans") covering the employees of Yapalot.
Schedule 3.1(p) also contains all documentation relating to the Benefit Plans.

                  (q) Labor Relations. There are no agreements with or pending petitions for recognition of any labor union or association as the exclusive bargaining agent for any or all of the employees of Yapalot and to Yapalot's knowledge no such petition has been pending at any time since Yapalot's inception. To Yapalot's knowledge, there has not been any organizing effort by any union or other group seeking to represent any employees of Yapalot as its exclusive bargaining agent at any time since Yapalot's inception. There are no labor strikes, work stoppages or other labor disputes now pending or threatened against Yapalot, nor to Yapalot's knowledge has there been any such labor strike, work stoppage or other labor dispute or grievance at any time since Yapalot's inception. Yapalot has no any knowledge that any executive, key employee or any group of employees of Yapalot has any plans to terminate his/her employment with Yapalot.

                  (r) Insurance. Yapalot has no insurance policies or binders of insurance or programs of self-insurance except as described on
Schedule 3.1(r).

                  (s) Tax Matters. Yapalot has timely filed with the appropriate taxing authorities all returns (including, without limitation, information returns and other material information) in respect of Taxes (as defined below) required to be filed through the date hereof. The information contained in such returns is complete and accurate in all material respects. Yapalot has not requested any extension of time within which to file returns (including, without limitation, information returns) in respect of any Taxes. Yapalot has accurately computed and timely paid all Taxes for periods beginning before the date hereof, or an adequate reserve has been established therefor. No liens for Taxes exist against any assets to be acquired by Acquisition in the Merger. Acquisition shall have no obligation or liability for or with respect to (a) any Taxes or other assessments as a consequence of the transactions contemplated by this Agreement all of which Taxes shall be paid by Yapalot or, or (b) any other Taxes or assessments of Yapalot of any kind whatsoever or any penalties or interest with respect to such Tax liabilities. Yapalot has withheld or collected from each payment made to each of its employees, consultants, contractors and other payees the amount of Taxes required to be withheld and collected therefrom for all periods through the date hereof. Any liability for Taxes due and payable through the date of this Agreement for which no returns are due or have been filed (including, without limitation, property, payroll and withholding taxes) have been properly accrued or provided for on the books of Yapalot. No material deficiencies for Taxes have been claimed, proposed, or assessed by any taxing or other governmental authority against Yapalot. There are no pending or, to the best knowledge of Yapalot, threatened audits, investigations or claims for or relating to any material liability in respect of Taxes, and there are no matters under discussion with any governmental authorities with respect to Taxes that, in the reasonable judgment of Yapalot, or its counsel is likely to result in a material amount of Taxes. The federal, state and local returns of Yapalot have never been audited, and Yapalot has not been notified that any taxing authority intends to audit a return for any period. No extension of a statute of limitations relating to Taxes is in effect with respect to Yapalot. Yapalot: (i) has been an includible corporation in an affiliated group that files consolidated income tax returns; (ii) is not a party to any tax-sharing agreements or similar arrangements; (iii) is not a "foreign person" as defined in section 1445(f)(3) of the Code; and (iv) has not made or become obligated to make, and will not, as a result of the Merger, make or become obligated to make, an "excess parachute payment" as defined in section 280G of the Code.

                  The term "taxes" or "tax" as used in this section, section 3.2 or referred to elsewhere in this Agreement shall mean all taxes, charges, fees, levies, penalties, or other assessments, including without limitation, income, capital gain, profit, gross receipts, ad valorem, excise, property, payroll, withholding, employment, severance, social security, workers' compensation, occupation, premium, customs duties, windfall profits, sales, use, and franchise taxes, imposed by the United States, or any state, county, local or foreign government or any subdivision or agency thereof, and including any interest, penalties or additions attributable thereto.

                  (t) Compliance with Applicable Law. Yapalot has been and is in compliance with all federal, state and local laws, statutes, ordinances, rules and regulations applicable to its business, except where the failure to comply with which would not materially adversely affect the business, assets, operations, earnings, prospects or condition (financial or otherwise) of Yapalot or which would subject any officer or director of Yapalot to civil or criminal penalties or imprisonment. Yapalot has complied with the rules and regulations of all governmental agencies having authority over its business and its operations, including without limitation, agencies concerned with intra-state and interstate commerce, occupational safety and employment practices, except where the failure to comply would not have a material adverse effect on the business, operations, earnings, prospects, assets or condition (financial or otherwise) of Yapalot. Yapalot has no knowledge of nor received any notice of violation of any such rule or regulation since Yapalot's inception which could result in any liability of Yapalot for penalties or damages or which could subject Yapalot to any injunction or government writ, order or decree. To the knowledge of Yapalot, there are no facts, events or conditions that could interfere with, prevent continued compliance with or give rise to any liability under any foreign, federal, state or local governmental laws, statutes, ordinances or regulations applicable to the business, assets, operations, earnings, prospects or condition (financial or otherwise) of Yapalot, except where the failure to do so would not have a material adverse effect on the business, operations, earnings, prospects, assets or condition (financial or otherwise) of Yapalot.

                  (u) Litigation. There is no action, suit, proceeding or investigation pending or, to the knowledge of Yapalot, threatened, which could restrict the ability of Yapalot to perform its obligations hereunder or could have a material adverse effect on the business, assets, operations, earnings, prospects or condition (financial or otherwise) of Yapalot. Yapalot is not in default in respect of any judgment, order, writ, injunction or decree of any court or any federal, state, local or other governmental agency, authority, body, board, bureau, commission, department or instrumentality which could have a material adverse effect on the business, assets, operations, earnings, prospects or condition (financial or otherwise) of Yapalot.

                  (v) Permits. Yapalot holds all permits, licenses, orders and approvals of all federal, state or local governmental or regulatory authorities, agencies or bodies required for the conduct and operation of Yapalot 's business as currently conducted, except where the failure to do so would not have a material adverse effect on the business, operations, earnings, prospects, assets or condition (financial or otherwise) of Yapalot. All such permits, licenses, orders, and approvals are in full force and effect and no suspension, termination or revocation of any of the foregoing is threatened. None of such permits, licenses, orders or approvals will be materially adversely affected by consummation of the Merger. Yapalot has no knowledge of nor has received any notice of violation of any of such rules or regulations since Yapalot's inception which would result in any liability of Yapalot for penalties or damages or which would subject Yapalot to any injunction or governmental writ, order or decree.

                  (w) Unlawful Payments. None of Yapalot, nor any of its officers, directors, employees, agents or representatives has made, directly or indirectly, any bribe or kickback, illegal political contribution, payment from corporate funds which was incorrectly recorded on the books and records of Yapalot, unlawful payment from corporate funds to governmental or municipal officials in their individual capacities for the purpose of affecting their action or the actions of the jurisdiction which they represent to obtain favorable treatment in securing business or licenses or to obtain special concessions of any kind whatsoever, or illegal payment from corporate funds to obtain or retain any business.

                 (x)Reporting Requirements. Yapalot is subject to the reporting requirements of Section 12(g) of the Securities Exchange Act of 1934,as amended; is current in its filings with the exception of that of Q1 2001 QSB which was filed late and all of its filings are accurate and complete.

                  (y) Officers, Directors and Employees. Schedule 3.1(y) hereto sets forth a true, correct and complete list of all of the officers, directors and employees of Yapalot as of the date hereof, including their respective names, titles, salaries and bonuses. Yapalot has also made available and disclosed the existence of one employment agreement between Yapalot and one of the foregoing officers, directors and employees of Yapalot in effect as of the date hereof.

                  (z) Loans to or from Affiliates. Except as disclosed in the Written Information, there exist no other outstanding loans by Yapalot to any current or former officer, director, employee, consultant or securityholder of Yapalot or any affiliate of any of the foregoing and there are no outstanding loans to Yapalot by any current or former officer, director, employee, consultant or securityholder of Yapalot.

                  (aa)     Books and Records.
                           -----------------

               (i) The books of account and other financial records of Yapalot are complete and correct and have been maintained in accordance with good business practices.

               (ii) All material corporate action of the boards of directors of Yapalot (including any committees) has been authorized, approved and/or ratified in the respective minute books.

                  (bb) Agreements with Affiliates. Except as disclosed in the Written Information or herein, Yapalot is not a party to any instrument, license, lease or other agreement, written or oral, with any officer or director of Yapalot.

                  (cc) Securities Laws. Schedule 3.1(cc) lists all unregistered sales of securities by Yapalot along with the exemption relied upon for the sale. All sales were in compliance with all federal and state securities laws.
Schedule 3.1(cc) lists the dates of all filings of Forms D and the States in which Yapalot has made any Blue-Sky filings.

                  (dd) Accuracy of Information Furnished. Yapalot represents that no statement made by Yapalot set forth herein or in the exhibits or the schedules hereto or in Yapalot's Written Information, and no statement set forth in any certificate or other instrument or document required to be delivered by or on behalf of Yapalot pursuant hereto or in connection with the consummation of the Merger, contained, contains or will contain any untrue statement of a material fact, or omits, omitted or will omit to state any material fact which is necessary to make the statements contained herein or therein, in light of the circumstances under which they were made, not misleading.

         3.2 Representations and Warranties of IVIP. IVIP represents and warrants to Yapalot as follows:

                  (a) Authorization. The execution, delivery and performance of this Agreement and consummation of the Merger have been duly authorized, adopted and approved by the boards of directors of IVIP, for itself and in its capacity as sole stockholder of Subsidiary. IVIP has taken all necessary corporate action and has all of the necessary corporate power to enter into this Agreement and to consummate the Merger. This Agreement has been duly and validly executed and delivered by an officer of IVIP on its behalf, and assuming that this Agreement is the valid and binding obligation of the other parties hereto, is the valid and binding obligation of IVIP, enforceable against IVIP in accordance with its terms, except as such enforcement may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect, or by legal or equitable principles, relating to or limiting creditors' rights generally and except that the remedy of specific performance and injunctive and other forms of equitable relief are subject to certain equitable defenses and to the discretion of the court before which any proceeding therefor may be brought. IVIP has the legal ability to consummate the Merger.

                  (b) Organization; Subsidiaries. IVIP is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. IVIP has the corporate power and authority to own and lease its assets and to carry on its business as it is now being conducted and is duly qualified to do business as a foreign corporation in each jurisdiction where it conducts business, except where the failure to be so qualified would not have a material adverse effect on the business, operations, earnings, prospects, assets or condition (financial or otherwise) of IVIP. As of the date hereof, IVIP is qualified to do business in Delaware, and in the jurisdictions listed on
Schedule 3.2(b) and is not currently conducting substantive business in any other jurisdiction. IVIP does not own any shares of capital stock or other interest in any corporation, partnership, association or other entity, other than Subsidiary or as listed on Schedule 3.2(b).

                  (c) Capitalization. The number of authorized, issued and outstanding shares of IVIP Stock as of the date hereof is as set forth above in the recitals to this Agreement. The outstanding shares of IVIP Stock have been duly authorized, validly issued and are fully paid and non-assessable. IVIP has not issued any shares of capital stock which could give rise to claims for violation of any federal or state securities laws (including any rules or regulations promulgated thereunder) or the securities laws of any other jurisdiction (including any rules or regulations promulgated thereunder). As of the date hereof, except as set forth on Schedule 3.2(c), there are no options, warrants, calls, convertible securities or commitments of any kind whatsoever relating to the capital stock of IVIP, and, except as listed on Schedule 3.2(c), there are no voting trusts, voting agreements, securityholder agreements or other agreements or understandings of any kind whatsoever which relate to the voting of the capital stock of IVIP.

                  (d) IVIP Documents. IVIP has heretofore delivered to Yapalot unaudited financial statements as at November 30, 2000 and audited financial statements for the year ended February 29, 2000 (the "Financial Statements"). The Financial Statements present fairly, in all material respects, the financial position of IVIP and the results of operations and cash flows of IVIP for the periods indicated applied on a consistent basis. Yapalot has been provided access to all documents relating to IVIP and its federal securities filings available at www.sec.gov. The Financial Statements and IVIP's securities filings, available at the aforedescribed web site are collectively referred to herein as "Written Information."

                  (e) Owned Real Property. Except as disclosed in the Written Information, IVI does not own (of record or beneficially), nor does it have any interest in, any real property.

                  (f) Leased Property; Tenancies. Except as disclosed in the Written Information or on Schedule 3.2(f), IVIP does not lease any property, real or otherwise.

                  (g) Title. IVIP's only assets are those reflected on the balance sheet of the Financial Statements. IVIP has good and marketable title to all of such assets and those assets purchased by IVIP after the date thereof. The assets reflected on the balance sheet of the Financial Statements, in the Written Information and those purchased by IVIP after the date thereof, are owned free and clear of all adverse claims, liens, mortgages, charges, security interests, encumbrances and other restrictions or limitations of any kind whatsoever, except: (A) as stated in the Financial Statements (including the notes thereto) and the Written Information; (B) for liens for taxes or assessments not yet due and payable; (C) for minor liens imposed by law for sums not yet due or which are being contested by IVIP in good faith; and (D) for imperfections of title, adverse claims, charges, restrictions, limitations, encumbrances, liens or security interests that are minor and which do not detract in any material respect from the value of any of the assets subject thereto or which do not impair the operations of IVIP in any material respect or affect the present use of the assets in any material respect. IVIP has not made any commitments or received any notice, oral or written, from any public authority or other entity with respect to the taking or use of any of IVIP's assets, whether temporarily or permanently, for any purpose whatsoever, nor is there any proceeding pending or, to the knowledge of IVIP, threatened which could adversely affect any asset owned or used by IVIP as of the date hereof.

                  (h) Condition of Assets. All documents and agreements pursuant to which IVIP has obtained the assets or the right to use any assets are valid and enforceable in all respects in accordance with their respective terms, except as such enforcement may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect, or by legal or equitable principles, relating to or limiting creditors' rights generally and except that the remedy of specific performance and injunctive and other forms of equitable relief are subject to certain equitable defenses and to the discretion of the court before which any proceeding therefor may be brought. All licenses, permits and authorizations related to the location or operation of the business of IVIP are in good standing and are valid and enforceable in all respects in accordance with their respective terms. There is not, under any of the foregoing instruments, documents or agreements, any existing default, nor is there any event which, with notice or lapse of time or both, would constitute a default arising through IVIP or any third party which could: (i) have a material adverse effect on the business, assets, operations, earnings, prospects or condition (financial or otherwise) of IVIP; or (ii) materially adversely affect its use of any assets. To IVIP's knowledge, it is not in violation of and has complied with all applicable codes, statutes, regulations, ordinances, notices and orders of any governmental authority with respect to the use, maintenance, condition, operation and improvement of any assets, except where the failure to comply with which would not have a material adverse effect on the business, assets, operations, earnings, prospects or condition (financial or otherwise) of IVIP. To IVIP's knowledge, its use of any improvements for the purposes for which any of the assets are being used as of the date hereof does not violate any such code, statute, regulation, ordinance, notice or order. IVIP possesses all licenses, permits and authorizations required to be obtained by IVIP with respect to IVIP's ownership, operation and maintenance of the assets for all uses for which such assets are operated or used by IVIP as of the date hereof, except where the failure to do so would not have a material adverse effect on the business, assets, operations, earnings, prospects or condition (financial or otherwise) of IVIP. All of the assets are in good operating condition and repair, subject to normal wear and use and each such item is usable in a manner consistent with current use by IVIP.

                  (i) Intangible Rights. All patents, patent applications, copyrights, registered and unregistered trademarks, and tradenames, and licenses (collectively "Intangibles") owned by IVIP are set forth in Schedule 3.2(i). To IVIP's knowledge, the Intangibles do not infringe or conflict with asserted rights of other parties in the jurisdictions in which such Intangibles are currently being employed or reasonably anticipated to be employed. To IVIP's knowledge, there are no judicial, arbitration or other adversary proceedings pending, or threatened against IVIP concerning any of the Intangibles. IVIP is not aware of any respect in which its use or sale of the Intangibles violates or infringes on any Intangible of any person, firm or corporation. Except as set forth in Schedule 3.2(i), to IVIP's knowledge, it has good and marketable title under the laws of the United States and any other jurisdiction as required to any such Intangibles. Except as listed on Schedule 3.2(i), the Intangibles are free of restrictions on or conditions to transfer or assignment, and are free and clear of all liens, encumbrances and claims.

                  (j) Accounts Receivable. Except as disclosed in the Written Information or on Schedule 3.2(j), as of the date hereof, IVIP has no material accounts receivable.

                  (k) Accounts Payable. Except as disclosed in the Written Information or on Schedule 3.2(k), as of the date hereof, IVIP has no material accounts payable.

                  (l) Absence of Undisclosed Liabilities. To the best knowledge of IVIP, other than as set forth in the Written Information, IVIP has not had nor does it have any indebtedness, loss or liability of any nature whatsoever, whether accrued, absolute, contingent or otherwise and whether due or become due, which is material to IVIP's business, assets, operations, prospects, earnings or condition (financial or otherwise) of IVIP.

                  (m) Absence of Certain Changes or Events. Except as set forth on Schedule 3.2(m) and except as expressly set forth in this Agreement (including the Schedules) or in a deliverable hereunder, IVIP has not, since the date of the most recent Annual Report on Form 10-KSB:

                           (i) issued, sold, granted or contracted to issue, sell or grant any of its stock, notes, bonds, other securities or any option to purchase any of the same;

                           (ii) amended its articles of incorporation or bylaws;

                           (iii) made any capital expenditures or commitments for the acquisition or construction of any property, plant or equipment;

                           (iv) entered into any transaction, which could be deemed to be material to IVIP or its business;

                           (v) incurred any damage, destruction or any other loss to any of its assets in an aggregate amount exceeding Ten Thousand Dollars ($10,000) whether or not covered by insurance;

                           (vi) suffered any loss in an aggregate amount exceeding Ten Thousand Dollars ($10,000) and, IVIP has not become aware of any intention on the part of any client, dealer or supplier to discontinue its current relationship with IVIP, the loss or discontinuance of which, alone or in the aggregate, could have a material adverse effect on IVIP's business, assets, operations, earnings, prospects or condition (financial or otherwise) of IVIP;

                           (vii) entered into, modified, amended or altered any contractual arrangement with any client, dealer or supplier, the execution, performance, modification, amendment or alteration of which, alone or in the aggregate, could have a material adverse effect on IVIP's business, assets, operations, earnings, prospects or condition (financial or otherwise) of IVIP;

                           (viii) incurred any material liability or obligation (absolute or contingent) or made any material expenditure;

                           (ix) experienced any material adverse change in IVIP's business, assets, operations, earnings, prospects or condition (financial or otherwise) of IVIP or experienced or have knowledge of any event which could have a material adverse effect on IVIP's business, assets, operations, earnings, prospects or condition (financial or otherwise) of IVIP;

                           (x) declared, set aside or paid any dividend or other distribution in respect of the capital stock of IVIP;

                           (xi) redeemed, repurchased, or otherwise acquired any of its capital stock or securities convertible into or exchangeable for its capital stock or entered into any agreement with respect to any of the foregoing;

                           (xii)   purchased,   disposed  of  or  contracted  to
         purchase or dispose of, or granted or received an option or any other right to purchase or sell, any of its assets;

                           (xiii) increased the rate of compensation payable or to become payable to the officers or employees of IVIP, or increased the amounts paid or payable to such officers or employees under any bonus, insurance, pension or other benefit plan, or made any arrangements therefor with or for any of said officers or employees;

                           (xiv) adopted or amended any collective bargaining, bonus, profit-sharing, compensation, stock option, pension, retirement, deferred compensation or other plan, agreement, trust, fund or arrangement for the benefit of its employees; or

                           (xv)  changed  any  material  accounting   principle,
         procedure or practice followed by IVIP or changed the method of applying such principle, procedure or practice.

                  (n) Agreements. The Written Information contains a true, correct and complete list of all contracts, agreements and other instruments material to the business or operation of IVIP, including without limitation, those to which IVIP is a party and those by which any of its assets are bound (the "Material Agreements"). Copies of all such agreements have heretofore been delivered or made available by IVIP to Yapalot. Other than as described in the Written Information or in this Agreement, there is no contract, agreement or other instrument to which IVIP is a party or which affects the assets, liabilities or outstanding securities of IVIP. None of the Material Agreements limits the freedom of IVIP to compete in any line of business or with any person or other entity in any geographic region within or outside of the United States of America.

                  Neither IVIP nor to IVIP's knowledge, any third party is in default and no event has occurred which, with notice or lapse of time or both, could cause or become a default by IVIP, or any third party, under any Material Agreement. Each Material Agreement is enforceable in accordance with its terms, against all other parties thereto, except as such enforcement may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect, or by legal or equitable principles, relating to or limiting creditors' rights generally and except that the remedy of specific performance and injunctive and other forms of equitable relief are subject to certain equitable defenses and to the discretion of the court before which any proceeding therefor may be brought.

                  (o) Non-Contravention; Consents. Neither the execution and delivery of this Agreement by IVIP, nor consummation of the Merger, does or will: (i) violate or conflict with any provision of the articles of incorporation or bylaws of IVIP; (ii) violate or, with the passage of time, result in the violation of any provision of, or result in the acceleration of or entitle any party to accelerate any obligation under, or result in the creation an imposition of any lien, charge, pledge, security interest or other encumbrance upon any of the assets, which are material to the business or operation of IVIP, pursuant to any provision of any mortgage, lien, lease, agreement, permit, indenture, license, instrument, law, order, arbitration award, judgment or decree to which IVIP is a party or by which it or any of such assets are bound, the effect of which violation, acceleration, creation or imposition could have a material adverse effect on the business, assets, operations, earnings, prospects or (financial or otherwise) of IVIP; (iii) violate or conflict with any other restriction of any kind whatsoever to which IVIP is subject or by which any of its assets may be bound, the effect of any of which violation or conflict could have a material adverse effect on the business, assets, operations, earnings, prospects or (financial or otherwise) of IVIP; or (iv) constitute an event permitting termination by a third party of any Material Agreement to which IVIP is a party or is subject, which termination could have a material adverse effect on the business, assets, operations, earnings, prospects or condition (financial or otherwise) of IVIP. No consent, authorization, order or approval of, or filing or registration with, any governmental commission, board or other regulatory body is required in connection with the execution, delivery and performance of the terms of this Agreement and consummation of the Merger.

                  (p) Employee Benefit Plans. Except as described on Schedule 3.2(p), IVIP does not have any "employee benefit plans" as such term is defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA") (the "Benefit Plans") covering the employees of IVIP. Schedule 3.2(p) also contains all documentation relating to the Benefit Plans.

                  (q) Labor Relations. There are no agreements with or pending petitions for recognition of any labor union or association as the exclusive bargaining agent for any or all of the employees of IVIP and to IVIP's knowledge no such petition has been pending at any time since IVIP's inception. To IVIP's knowledge, there has not been any organizing effort by any union or other group seeking to represent any employees of Yapalot as its exclusive bargaining agent at any time since IVIP's inception. There are no labor strikes, work stoppages or other labor disputes now pending or threatened against IVIP, nor to IVIP's knowledge has there been any such labor strike, work stoppage or other labor dispute or grievance at any time since IVIP's inception. IVIP has no any knowledge that any executive, key employee or any group of employees of IVIP has any plans to terminate his/her employment with IVIP.

                  (r) Insurance. IVIP has no insurance policies or binders of insurance or programs of self-insurance except as described on Schedule 3.2(r).

                  (s) Tax Matters.  Except as disclosed on Schedule 3.2(s), IVIP has timely filed with the appropriate taxing authorities all returns (including, without limitation, information returns and other material information) in respect of Taxes required to be filed through the date hereof. The information contained in such returns is complete and accurate in all material respects. IVIP has not requested any extension of time within which to file returns (including, without limitation, information returns) in respect of any Taxes. IVIP has accurately computed and timely paid all Taxes for periods beginning before the date hereof, or an adequate reserve has been established therefor. Acquisition shall have no obligation or liability for or with respect to (a) any Taxes or other assessments as a consequence of the transactions contemplated by this Agreement, or (b) any other Taxes or assessments of IVIP of any kind whatsoever or any penalties or interest with respect to such Tax liabilities. IVIP has withheld or collected from each payment made to each of its employees, consultants, contractors and other payees the amount of Taxes required to be withheld and collected therefrom for all periods through the date hereof. Any liability for Taxes due and payable through the date of this Agreement for which no returns are due or have been filed (including, without limitation, property, payroll and withholding taxes) have been properly accrued or provided for on the books of IVIP. No material deficiencies for Taxes have been claimed, proposed, or assessed by any taxing or other governmental authority against IVIP. There are no pending or, to the best knowledge of IVIP, threatened audits, investigations or claims for or relating to any material liability in respect of Taxes, and there are no matters under discussion with any governmental authorities with respect to Taxes that, in the reasonable judgment of IVIP, or its counsel is likely to result in a material amount of Taxes. The federal, state and local returns of IVIP have never been audited, and IVIP has not been notified that any taxing authority intends to audit a return for any period. No extension of a statute of limitations relating to Taxes is in effect with respect to IVIP. IVIP: (i) has not been an includible corporation in an affiliated group that files consolidated income tax returns; (ii) is not a party to any tax-sharing agreements or similar arrangements; (iii) is not a "foreign person" as defined in section 1445(f)(3) of the Code; and (iv) has not made or become obligated to make, and will not, as a result of the Merger, make or become obligated to make, an "excess parachute payment" as defined in section 280G of the Code.

                  (t) Compliance with Applicable Law. IVIP has been and is in compliance with all federal, state and local laws, statutes, ordinances, rules and regulations applicable to its business, except where the failure to comply with which would not materially adversely affect the business, assets, operations, earnings, prospects or condition (financial or otherwise) of IVIP or which would subject any officer or director of IVIP to civil or criminal penalties or imprisonment. IVIP has complied with the rules and regulations of all governmental agencies having authority over its business and its operations, including without limitation, agencies concerned with intra-state and interstate commerce, occupational safety and employment practices, except where the failure to comply would not have a material adverse effect on the business, operations, earnings, prospects, assets or condition (financial or otherwise) of IVIP. IVIP has no knowledge of nor received any notice of violation of any such rule or regulation since IVIP's inception which could result in any liability of IVIP for penalties or damages or which could subject IVIP to any injunction or government writ, order or decree. To the knowledge of IVIP, there are no facts, events or conditions that could interfere with, prevent continued compliance with or give rise to any liability under any foreign, federal, state or local governmental laws, statutes, ordinances or regulations applicable to the business, assets, operations, earnings, prospects or condition (financial or otherwise) of IVIP, except where the failure to do so would not have a material adverse effect on the business, operations, earnings, prospects, assets or condition (financial or otherwise) of IVIP.

                  (u) Litigation. Other than as described in the Written Information, there is no action, suit, proceeding or investigation pending or, to the knowledge of IVIP, threatened, which could restrict the ability of IVIP to perform its obligations hereunder or could have a material adverse effect on the business, assets, operations, earnings, prospects or condition (financial or otherwise) of IVIP. IVIP is not in default in respect of any judgment, order, writ, injunction or decree of any court or any federal, state, local or other governmental agency, authority, body, board, bureau, commission, department or instrumentality which could have a material adverse effect on the business, assets, operations, earnings, prospects or condition (financial or otherwise) of IVIP.

                  (v) Permits. IVIP holds all permits, licenses, orders and approvals of all federal, state or local governmental or regulatory authorities, agencies or bodies required for the conduct and operation of IVIP's business as currently conducted, except where the failure to do so would not have a material adverse effect on the business, operations, earnings, prospects, assets or condition (financial or otherwise) of IVIP. All such permits, licenses, orders, and approvals are in full force and effect and no suspension, termination or revocation of any of the foregoing is threatened. None of such permits, licenses, orders or approvals will be materially adversely affected by consummation of the Merger. IVIP has no knowledge of nor has received any notice of violation of any of such rules or regulations since IVIP's inception which would result in any liability of IVIP for penalties or damages or which would subject IVIP to any injunction or governmental writ, order or decree.

                  (w) Unlawful Payments. None of IVIP, nor any of its officers, directors, employees, agents or representatives has made, directly or indirectly, any bribe or kickback, illegal political contribution, payment from corporate funds which was incorrectly recorded on the books and records of IVIP, unlawful payment from corporate funds to governmental or municipal officials in their individual capacities for the purpose of affecting their action or the actions of the jurisdiction which they represent to obtain favorable treatment in securing business or licenses or to obtain special concessions of any kind whatsoever, or illegal payment from corporate funds to obtain or retain any business.

                  (x) Reporting Requirements. IVIP is subject to the reporting requirements of Section 12(g) of the Securities Exchange Act of 1934,as amended; is current in its filings with the exception of that of Q1 2001 QSB which was filed late, all of its filings are accurate and complete.

                  (y) Officers, Directors and Employees. Schedule 3.2(y) hereto sets forth a true, correct and complete list of all of the officers, directors and employees of IVIP as of the date hereof, including their respective names, titles, salaries and bonuses. IVIP has also provided true, correct and complete copies of any employment agreements between IVIP and any of the foregoing officers, directors and employees of IVIP in effect as of the date hereof.

                  (z) Loans to or from Affiliates. Except as disclosed in the Written Information or on Schedule 3.2(z), there exist no outstanding loans by IVIP to any current or former officer, director, employee, consultant or securityholder of IVIP or any affiliate of any of the foregoing and there are no outstanding loans to IVIP by any current or former officer, director, employee, consultant or securityholder of IVIP.

                  (aa)     Books and Records.
                           -----------------

               (i) The books of account and other financial records of IVIP are complete and correct and have been maintained in accordance with good business practices.

               (ii) All material corporate action of the boards of directors of IVIP (including any committees) has been authorized, approved and/or ratified in the respective minute books.

                  (bb) Agreements with Affiliates. Except as disclosed in the Written Information or herein, IVIP is not a party to any instrument, license, lease or other agreement, written or oral, with any officer or director of IVIP.

                  (cc) Securities Laws. Schedule 3.2(cc) lists all unregistered sales of securities by IVIP along with the exemption relied upon for the sale. All sales were in compliance with all federal and state securities laws.
Schedule 3.2(cc) lists the dates of all filings of Forms D and the States in which IVIP has made any Blue-Sky filings.

                  (dd) Accuracy of Information Furnished. IVIP represents that no statement made by IVIP set forth herein or in the exhibits or the schedules hereto or in IVIP's Written Information, and no statement set forth in any certificate or other instrument or document required to be delivered by or on behalf of IVIP pursuant hereto or in connection with the consummation of the Merger, contained, contains or will contain any untrue statement of a material fact, or omits, omitted or will omit to state any material fact which is necessary to make the statements contained herein or therein, in light of the circumstances under which they were made, not misleading.

                  3.3 Representations and Warranties of Acquisition. Acquisition represents and warrants to Yapalot that (i) it is a newly formed Delaware corporation with no operations, assets or liabilities; (ii) it is wholly-owned by IVIP; (iii) it was formed solely for purposes of the Merger; (iv) the execution, delivery and performance of this Agreement and consummation of the Merger have been duly authorized, adopted and approved by its board of directors and it has taken all necessary corporate action and has all of the necessary corporate power to enter into this Agreement and to consummate the Merger; (v) this Agreement has been duly and validly executed and delivered by its officers on its behalf and, assuming that this Agreement is the valid and binding obligation of the other parties hereto, is the valid and binding obligation of IVIP, enforceable against it in accordance with its terms, except as such enforcement may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect, or by legal or equitable principles, relating to or limiting creditors' rights generally and except that the remedy of specific performance and injunctive and other forms of equitable relief are subject to certain equitable defenses and to the discretion of the court before which any proceeding therefore may be brought.

                  3.4   Survival  of   Representations   and   Warranties.   The
representations and warranties set forth in Sections 3.1, 3.2 and 3.3 hereof shall survive until the close of business on the second anniversary of the Closing Date, provided that, notice or demand with respect to any alleged breach thereof is given as required pursuant to Article V hereof.

                                   ARTICLE IV

                                   CONDITIONS

         4.1 Conditions to Obligations of Acquisition. The obligation of Acquisition to consummate the Merger is subject to the fulfillment of each of the following conditions, which may be waived in whole or in part by Acquisition to the extent permitted by applicable law:

                  (a) No Material Adverse Change. No material adverse change in the business, assets, operations, earnings, prospects or condition (financial or otherwise) of Yapalot, and no event which would materially and adversely affect the business, assets, operations, earnings, prospects or condition (financial or otherwise) of Yapalot not disclosed herein shall have occurred since the date of the Financial Statements and Written Information.

                  (b) Copies of Resolutions. Yapalot shall have furnished Acquisition with certified copies of resolutions duly adopted by the board of directors of Yapalot authorizing the execution, delivery and performance of the terms of this Agreement and all other necessary or proper corporate action to enable Yapalot to comply with the terms of this Agreement.

                  (c) Certificate of Good Standing. At the Closing, Yapalot shall have furnished Acquisition with certified copies of certificates of good standing of Yapalot dated not more than ten (10) business days prior to the Closing Date.

                  (d) Accuracy of Representations and Warranties. Each of the representations and warranties of Yapalot set forth in this Agreement shall have been true, correct and complete in all material respects when made and shall also be true, correct and complete in all material respects at and as of the Closing Date, with the same force and effect as if made at and as of the Closing Date. Yapalot shall have performed and complied in all material respects with all agreements and covenants required by this Agreement to be performed by Yapalot at or prior to the Closing Date.

                  (e) Delivery of Officers' Certificates. Yapalot shall have delivered to Acquisition certificates, dated as of the Closing Date, and signed by the President of Yapalot representing and affirming that: (i) the representations and warranties made by Yapalot as set forth in Section 3.1 of this Agreement and referred to in Subsection 4.1(d) above were and are true, correct and complete as required by Subsection 4.1(d) above and the conditions set forth in this Section 4.1 have been satisfied. Yapalot shall also have delivered certificates signed by the Secretary with respect to the authority and incumbency of the officers of Yapalot executing this Agreement and any documents required to be executed or delivered in connection therewith.

                  (f) Delivery of Stock Certificates. At the Closing, the Securityholders shall have delivered to Acquisition certificates representing all of the issued and outstanding capital stock of Yapalot, which certificates shall be properly endorsed in blank or shall be accompanied by a properly executed stock power and an affidavit by the President of Yapalot identifying by name and amount the parties entitled to receive shares of IVIP Stock.

                  (g) Consents and Waivers. Any and all necessary consents, authorizations, orders or approvals described in Subsection 3.1(o) above shall have been obtained, except as the same shall have been waived by Acquisition.

                  (h) Litigation. There shall be no effective injunction, writ or preliminary restraining order or any order of any kind whatsoever with respect to Yapalot or the Securityholders issued by a court or governmental agency (or other governmental or regulatory authority) of competent jurisdiction restraining or prohibiting the consummation of the Merger or making consummation thereof unduly burdensome to Yapalot or the Securityholders. No proceeding or lawsuit shall have been commenced, be pending or have been threatened by any governmental or regulatory agency or authority or any other person with respect to the Merger.

                  (i) Reporting Compliance. Yapalot shall have delivered to Acquisition either prior to Closing or within the appropriate time period, if after Closing, audited financial statements of Yapalot for all periods and in the form required by Regulation S-X (17 CFR Part 210) sufficient to enable IVIP to timely satisfy its reporting requirements under the Securities Exchange Act of 1934, including the reporting obligations of a Section 12(g) reporting company, and pursuant to all other applicable securities laws.

     (j) Delivery of Documents and Other Information. Yapalot shall have delivered to Acquisition all of the agreements, contracts, documents and other instruments required to be delivered pursuant to the provisions of this Agreement.

     (k) Stockholder Approval. Yapalot's President shall certify that the necessary stockholder approval for the Merger was obtained in compliance with the DGCL and Section 14 of the Securities Exchange Act of 1934.

         4.2 Conditions to Obligations of Yapalot. The obligations of Yapalot to consummate the Merger are subject to the fulfillment of each of the following conditions, which may be waived in whole or in part by Yapalot to the extent permitted by law:

                  (a) Copies of Resolutions. Acquisition shall have furnished Yapalot with certified copies of resolutions duly adopted by the board of directors of Acquisition authorizing the execution, delivery and performance of the terms of this Agreement and all other necessary or proper corporate action to enable Acquisition to comply with the terms of this Agreement.

                  (b) Certificates of Good Standing. Acquisition and IVIP shall have furnished Yapalot with certified copies of certificates of their good standing dated not more than ten (10) business days prior to the Closing Date.

                  (c) Accuracy of Representations and Warranties. Each of the representations and warranties of IVIP and Acquisition set forth in this Agreement shall have been true, correct and complete in all material respects when made and shall also be true, correct and complete in all material respects at and as of the Closing Date, with the same force and effect as if made at and as of the Closing Date. IVIP and Acquisition shall have performed and complied with in all material respects all agreements and covenants required by this Agreement to be performed by IVIP and Acquisition at or prior to the Closing Date.

                  (d) Delivery of Officers' Certificates. IVIP and Acquisition shall have delivered to Yapalot certificates, dated the Closing Date and signed by the Chief Executive Officer of Acquisition, affirming that: (i) the representations and warranties of Acquisition as set forth in Section 3.3 of this Agreement and referred to in Subsection 4.2(c) above were and are true, correct and complete as required by Subsection 4.2(c) above; and (ii) the conditions set forth in this Section 4.2 have been satisfied. Acquisition shall also have delivered a certificate signed by the Secretary of Acquisition with respect to the authority and incumbency of the officers of Acquisition executing this Agreement and any documents required to be executed or delivered in connection therewith.

                  (e) Stock Certificates. At the Closing, IVIP shall issue irrevocable instructions to its transfer agent to issue and deliver to the Securityholders certificates representing the shares of IVIP Stock issuable pursuant hereto, which certificates shall be in the name of the respective Securityholders and in the amounts, as set forth on Schedule A hereto.

                  (f) Consents and Waivers. Any and all necessary consents, authorizations, orders or approvals described in Subsection 3.2(d) above shall have been obtained, except as the same shall have been waived by Yapalot.

                  (g) Litigation. There shall be no effective injunction, writ or preliminary restraining order or any order of any kind whatsoever with respect to Acquisition or IVIP issued by a court or governmental agency (or other governmental or regulatory authority) of competent jurisdiction restraining or prohibiting the consummation of the Merger or making the consummation thereof unduly burdensome to Acquisition or IVIP. On the Closing Date and immediately prior to consummation of the Merger, no proceeding or lawsuit shall have been commenced, be pending or have been threatened or by any governmental or regulatory agency or authority or any other person with respect to the Merger.

                  (h) No Material Adverse Change. No material adverse change in the business, assets, operations, earnings, prospects or condition (financial or otherwise) of Acquisition or IVIP, and no event which would materially and adversely affect the business, assets, operations, earnings, prospects or condition (financial or otherwise) of Acquisition or IVIP not disclosed herein shall have occurred since the date of the financial statements and Written Information.

     (i) Delivery of Documents and Other Information. IVIP and Acquisition shall have delivered to Yapalot all of the agreements, contracts, documents and other instruments required to be delivered pursuant to the provisions of this Agreement.

                                    ARTICLE V
                                ESCROW PROVISIONS

         5.1 Terms of the Escrow. At the Closing, and ____________ (the Yapalot "Escrowers") will deliver into escrow an aggregate of __________ shares of IVIP Stock received pursuant to the Merger (the "Yapalot Escrow"); and the stockholders of IVIP listed on Schedule 5.1 (the "IVIP Escrowers") shall deliver into escrow (the "IVIP Escrow") the shares of IVIP Stock listed next to their name thereon and totaling in the aggregate __________ shares of IVIP Stock. The shares will remain in escrow, unless earlier delivered or released pursuant hereto, until May 31, 2002, at which time they will be released to the Escrowers (as listed on Schedule 5.1). The purpose of the Yapalot Escrow is to have an available source to pay any valid claims brought against the Surviving Corporation by a pre-Merger creditor of Yapalot not reserved for on the Yapalot Financial Statements or disclosed in the Written Information or Schedules hereto; and the purpose of the IVIP Escrow is to have an available source to pay any valid claims brought against the Surviving Corporation by a pre-Merger creditor of IVIP not reserved for on the IVIP financial statements or disclosed in the Written Information or Schedules hereto. The period of the Escrow can be extended by written notice from the Escrow Agent (as defined below), in its sole discretion, to cover any valid claims made regardless of the method by which the Escrow Agent is notified, whether by litigation notice, claim letter or otherwise, prior to June 1, 2002. The second sentence of this provision notwithstanding, the escrowed shares may be earlier released provided they are replaced by cash. The amount of cash necessary to replace the escrowed shares shall be $1.50 per share. The law firm of Heller, Horowitz & Feit, P.C. shall be the escrow agent (the "Escrow Agent").

         5.2      Responsibility of Escrow Agent.

     (a) The Escrow Agent shall, in its sole discretion, determine if a claim has been made which could result in a charge against the escrow. In the event it determines such a claim exists, the Escrow Agent shall immediately inform the Surviving Corporation and send a copy of such notice to the relevant Escrowers pursuant to Section 8.8. The Escrow Agent shall take instructions from the Surviving Corporation regarding a response to such claim and, as stated in
Section 5.2(e), can represent the Surviving Corporation in any resulting litigation. In the event the value of the portion of the escrow deposited by the relevant Escrowers is at least equal to the maximum amount of the claim, the relevant Escrowers, acting by vote of a majority of such escrowed shares, may take over defense of the litigation at their own expense. In the event the value of the portion of the escrow deposited by the relevant Escrowers does not exceed the claim, the relevant Escrowers, or any of them, may, at their own expense, appoint co-counsel to defend the claim, provided that it is understood that the Surviving Corporation's counsel shall be the lead counsel with authority to make all final decisions. In the event a claim is awarded to the claimant, the Escrow Agent is authorized to disburse from the escrow the required amount of shares from the relevant part of the escrow. It is agreed and understood that no portion of Yapalot Escrow may be used to cover claims made by pre-Merger creditors of IVIP and likewise, no portion of the IVIP Escrow may be used to cover claims made by pre-Merger creditors of Yapalot. Upon the advice of the Surviving Corporation and the written consent of the Escrowers, acting by vote of a majority of the escrowed shares, the Escrow Agent may settle any claim and deliver out of escrow the amount of the settlement.

     (b) Other than this Article V, the Escrow Agent shall not be bound in any way or be deemed to have any responsibility or obligation under or in respect of any agreement or contract to which either party hereto is a party (whether or not it has knowledge thereof) and its only duties or responsibilities shall be as specifically set forth herein. The Escrow Agent acting in good faith may assume that any notice or instruction received by it hereunder is authentic and has been duly and validly given, pursuant to due authorization, by or on behalf of the person by which or on behalf of which it purports to be given, and the Escrow Agent shall have no duty to inquire with respect thereto.

     (c) Each group of Escrowers, on the one hand, and the surviving Corporation, on the other hand, each hereby agree to, jointly and severally, indemnify the Escrow Agent for, and hold it harmless against, any loss, liability, damage, claim or expense (including the reasonable fees and disbursements of its attorneys) incurred by or asserted against the Escrow Agent, arising out of or in connection with the performance of its duties hereunder and otherwise with respect hereof, including the costs and expenses of defending itself against any claim or liability except that the parties hereto shall not be liable hereunder as to matters in respect of which the Escrow Agent is determined to have acted in bad faith, provided, that if the Escrow Agent shall assert any claim for indemnity, it shall assert such claim and bring any action with respect thereto against both the relevant group of Escrowers and the Surviving Corporation. The Escrow Agent shall have no liability to the parties hereto or any other person in respect of any action taken or any failure to act in respect of its duties hereunder if such action was taken or omitted to be taken in good faith.

     (d) If any dispute shall arise among the parties with respect to the escrow, the Escrow Agent may (i) commence an interpleader or similar action permitted to escrow agents in the courts of the State of New York and deposit the disputed portion of the escrow into the Court where such action has been commenced, or (ii) whether or not such dispute involves litigation, retain the escrow pending either a settlement of such dispute or final determination of the rights of the respective parties thereto.

     (e) Notwithstanding any provisions of this Article V or the Escrow Agent's position as escrowee, the Escrow Agent shall at all times (including without limitation during and with respect to disputes between the parties, whether or not involving litigation) be able to represent the Surviving Corporation as its attorney in connection with the transactions contemplated by this Agreement or any resulting litigation.

     (f) In the event of litigation with respect to the escrow, the expenses and fees incurred by the Escrow Agent shall be borne by the party who does not prevail in such litigation.

         5.3 Release of Escrow. Before releasing the escrow, or any of it, the Escrow Agent shall give notice to the Surviving Corporation and the relevant group of Escrowers of its intentions. The Escrow Agent shall not release the escrow pursuant to the notice until two (2) business days after the notice has been sent to both parties. If the relevant group of Escrowers or the Surviving Corporation dispute the Escrow Agent's proposed delivery of the escrow as disclosed in the notice, the Escrow Agent shall continue to hold all of the then remaining disputed part of the escrow until the issue of who is entitled to the escrow is finally determined in a Court of competent jurisdiction. The escrow may not be terminated except by delivery or release of all of the escrow in accordance with the terms of this article V. The above notwithstanding, if no valid claims have been presented on or prior to May 31, 2002, the Escrow Agent shall promptly release the escrow to the relevant group of Escrowers without notice.

                                   ARTICLE VI

              TERMINATION AND REMEDIES FOR BREACH OF THIS AGREEMENT

         6.1 Termination by Mutual Agreement. This Agreement may be terminated at any time prior to the Closing by unanimous consent of the parties hereto, provided that such consent to terminate is manifested in writing and is signed by each of the parties hereto.

         6.2 Termination for Failure to Close. This Agreement may be terminated by any of the parties hereto if the Closing shall not have occurred by _______________, 2001, provided that, the right to terminate this Agreement pursuant to this section shall not be available to any party whose failure to fulfill any of its obligations hereunder has been the cause of or resulted in the failure to consummate the Merger by the foregoing date.

         6.3 Termination by Operation of Law. This Agreement may be terminated by any of the parties hereto if, in the reasonable opinion of counsel to the respective parties hereto, there shall be any statute, rule or regulation that renders consummation of the Merger illegal or otherwise prohibited, or a court of competent jurisdiction or any government (or governmental authority) shall have issued an order, decree or ruling, or has taken any other action restraining, enjoining or otherwise prohibiting the consummation of such transactions and such order, decree, ruling or other action shall have become final and nonappealable.

         6.4 Effect of Termination or Default; Remedies. In the event of termination of this Agreement as set forth above, this Agreement shall forthwith become void and there shall be no liability on the part of any Non-Defaulting Party (as defined below). The foregoing shall not relieve any Defaulting Party from liability for damages actually incurred as a result of such party's breach of any term or provision of this Agreement.

         6.5 Remedies; Specific Performance. In the event that any party shall fail or refuse to consummate the Merger (except pursuant to Sections 6.1, 6.2 or 6.3 above) or if any default under or breach of any representation, warranty, covenant or condition of this Agreement on the part of any party (the
"Defaulting Party") shall have occurred that results in the failure to consummate the Merger, then in addition to the other remedies provided herein, the non-defaulting party (the "Non-Defaulting Party") shall be entitled to seek and obtain money damages from the Defaulting Party and/or may seek to obtain an order of temporary or permanent injunctive relief and/or specific performance thereof against the Defaulting Party from a court of competent jurisdiction, provided that, the Non-Defaulting party seeking any injunctive relief or specific performance must file its request with such court within forty-five
(45) days after it becomes aware of the Defaulting Party's failure, refusal, default or breach and further provided, that in no event shall a Defaulting Party be liable for special, incidental or consequential damages. In addition, the Non-Defaulting Party shall be entitled to obtain from the Defaulting Party court costs and attorneys' fees incurred in connection with or in pursuit of enforcing the rights and remedies provided hereunder.

                                   ARTICLE VII

                              POST-CLOSING ACTIONS

         7.1 Officers and Directors. Following the Merger, the Directors of IVIP and Acquisition shall resign except for Dr. Ilya Gerol who will remain a Director and Chairman of IVIP and Acquisition and Dr. Gerol shall appoint Mr. Yuval Barzakay as Director, President and CEO of IVIP and Acquisition. Upon a successful equity financing for a minimum of US$1 million it is agreed that Mr. Alon Barzakay shall be appointed to the Board of Directors of IVIP and Acquisition. In such event, the Board shall create an additional seat pursuant to the By-Laws.

         7.2 International Business. Following the Merger, the parties hereto agree that IVIP will continue to promote its international business. Ilya Gerol and Viatscheslav Makarov will head the international division. They will operate through Interservice Group Inc. which will seek to develop business in the Far East and Asia. This entity shall not receive any payments from IVIP for their efforts unless and until their efforts generate gross profits (i.e., revenues less cost of goods sold). It is understood that Interservice Group Inc. shall then initially receive $4,000 a month. This fee will be reviewed by the Board of Directors after three months and may be increased up to $8,000 per month. These fees are contingent on the profitability of the international division. In addition, the international division shall receive from any equity financing 10-15% or as may be required from time to time based upon quarterly budgets and analysis review.

            7.3 Reverse Split. Shortly after the Effective Date, IVIP shall implement a reverse split of its outstanding securities in a ratio to be determined by the Board of Directors.

                                  ARTICLE VIII

                                  MISCELLANEOUS

         8.1 Fees and Expenses. Except as otherwise described herein, each party hereto shall pay its own expenses incident to negotiation, execution, delivery and performance of the terms of this Agreement and the consummation of the Merger.

         8.2 Modification, Amendments and Waiver. The parties hereto may amend, modify or otherwise waive any provision of this Agreement by unanimous consent, provided that such consent and any amendment, modification or waiver is in writing and is signed by each of the parties hereto.

         8.3 Assignment. Neither Yapalot, the Securityholders, the Escrowers, Acquisition or IVIP shall have the authority to assign its rights or obligations under this Agreement without the prior written consent of the other parties hereto.

         8.4 Burden and Benefit. This Agreement shall be binding upon and, to the extent permitted in this Agreement, shall inure to the benefit of the parties and their respective successors and assigns. In the event of a default by Yapalot, Subsidiary or the Securityholders of any of their respective obligations hereunder, the sole and exclusive recourse and remedy of Acquisition or IVIP shall be against Yapalot and Subsidiary and any of their assets; under no circumstances shall any officer or director of Yapalot and Subsidiary be liable in law or equity for any obligations of Yapalot and Subsidiary hereunder,
 . In the event of a default by Acquisition or IVIP of any of its respective obligations hereunder, the sole and exclusive recourse and remedy of the Securityholders and Yapalot shall be against Acquisition or IVIP and its assets; under no circumstances shall any officer, director, Stockholder or affiliate of Acquisition or IVIP be liable in law or equity for any obligations of Acquisition or IVIP hereunder.

         8.5 Brokers. Yapalot represent and warrant to IVIP that there are no brokers or finders entitled to any brokerage or finder's fee or other commission or fee based upon arrangements made by or on behalf of Yapalot, or any Securityholder or any other person in connection with this Agreement or the Merger. IVIP represents and warrants to Yapalot and the Securityholders that no broker or finder is entitled to any brokerage or finder's fee or other commission or fee based upon arrangements made by or on behalf of IVIP in connection with this Agreement or the Merger.

         8.6 Entire Agreement. This Agreement and the exhibits, lists and other documents referred to herein contain the entire agreement among the parties hereto with respect to the Merger and supersede all prior agreements with respect thereto, whether written or oral.

         8.7 Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York, without regard, however, to such jurisdiction's principles of conflicts of laws. Any action brought by either party against the other concerning the transactions contemplated by this Agreement shall be brought only in the state courts of New York located in New York City or in the federal courts located in the Southern District of New York. All parties and the individuals executing this Agreement agree to submit to the jurisdiction of such courts and waive trial by jury. The prevailing party shall be entitled to recover from the other party its reasonable attorney's fees and costs. In the event that any provision of this Agreement or any other agreement delivered in connection herewith is invalid or unenforceable under any applicable statute or rule of law, then such provision shall be deemed inoperative to the extent that it may conflict therewith and shall be deemed modified to conform with such statute or rule of law. Any such provision which may prove invalid or unenforceable under any law shall not affect the validity or enforceability of any other provision of any agreement.

         8.8 Notices. Any notice, request, instruction or other document to be given hereunder by any party hereto shall be in writing and delivered personally, by facsimile transmission or telex, or sent by commercial overnight delivery service or registered or certified mail (return receipt requested), postage prepaid, addressed as follows:

             If to Yapalot,            Yapalot Communications Holdings Inc.
             Subsidiary or             4884 Dufferin Street, Unit 1
             Yapalot Escrowers:        Toronto, Ontario M3H 5S8
                                       Attn: Yuval Barzakay
                                       Facsimile: 416-645-7688

             With a copy to:           Vanderkam & Sanders
                                       440 Louisiana, #475
                                       Houston, TX 77002
                                       Attn: David M. Loev, Esq.
                                       Facsimile: (713) 547-8910
             If to IVIP,
             Acquisition or IVIP       Internet VIP Inc.
             Escrowers:                1155 University Street, Suite 602
                                       Montreal, Quebec H3B 3A7
                                       Attn:  Ilya Gerol
                                       Facsimile: (514) 448-4848

             with a copy to:           Heller, Horowitz & Feit, P.C.
                                       292 Madison Avenue, 20th Floor
                                       New York, New York 10017
                                       Attn:  Irving Rothstein, Esq.
                                       Facsimile: (212) 696-9459

or to such other persons or addresses as may be designated in writing by the party to receive such notice. If sent as aforesaid, the date any such notice shall be deemed to have been delivered on the first business day after transmission of a facsimile or telex, the first business day after delivery to a commercial overnight delivery service, or five (5) days after delivery into a United States Postal facility.

         8.9 Counterparts. This Agreement may be executed in two (2) or more counterparts, each of which shall be an original or a facsimile copy, but all of which shall constitute but one agreement.

         8.10 Rights Cumulative. All rights, powers and privileges conferred hereunder upon the parties, unless otherwise provided, shall be cumulative and shall not be restricted to those given by law. Failure to exercise any power given any party hereunder or to insist upon strict compliance by any other party shall not constitute a waiver of any party's right to demand exact compliance with any of the terms or provisions hereof.

         8.11 Severability of Provisions. The provisions of this Agreement shall be considered severable in the event that any of such provisions are held by a court of competent jurisdiction to be invalid, void or otherwise unenforceable. Such invalid, void or otherwise unenforceable provisions shall be automatically replaced by other provisions which are valid and enforceable and which are as similar as possible in term and intent to those provisions deemed to be invalid, void or otherwise unenforceable. Notwithstanding the foregoing, the remaining provisions hereof shall remain enforceable to the fullest extent permitted by law.

         8.12 Headings. The headings set forth in the articles and sections of this Agreement and in the exhibits and the schedules to this Agreement are inserted for convenience of reference only and shall not be deemed to constitute a part hereof.

         8.13 Knowledge Standard. When used in this Agreement, the phrase "to the best knowledge of, " "knowledge of, " "known to" or similar phrases shall mean the actual knowledge of: (i) with respect to Yapalot, the current officers and directors of IVIP; (ii) with respect to Yapalot or Subsidiary, the current officers and directors of Yapalot; and (iii) the named individual.

         8.14 Joint Preparation. This Agreement was jointly prepared by IVIP and Yapalot and is not to be construed against any party hereto. Should any provision of this Agreement be found to be illegal or unenforceable by any court of competent jurisdiction and cannot be modified to be enforceable, such provision shall immediately become null and void leaving the remainder of this Agreement in effect.

                                    * * * * *

         IN WITNESS WHEREOF, the parties have caused this Agreement to be executed and delivered on the date and year first above written.

INTERNET VIP INC.                   YAPALOT COMMUNICATIONS HOLDINGS


By: /s/ Ilya Gerol                  By: /s/ Yuval Barzakay
   --------------------------          ------------------------------
        Ilya Gerol                          Yuval Barzakay

YAPALOT ACQUISITION CORP.  YAPALOT COMMUNICATIONS INC.



By: /s/ Ilya Gerol                  By:  /s/ Yuval Barzakay
   --------------------------          ------------------------------
         Ilya Gerol                         Yuval Barzakay



                                     -----------------------------------
                                     ___________________, solely as Escrower

HELLER, HOROWITZ & FEIT, P.C.        ___________________________________
                                     ___________________, solely as Escrower


By:______________________________    ___________________________________
         Authorized Officer,         ___________________, solely as Escrower
         solely as Escrow Agent.

                                     -----------------------------------
                                     ___________________, solely as Escrower


                                     --------------------------
                                     ___________________, solely as Escrower


                                     --------------------------
                                     ___________________, solely as Escrower


                                     -----------------------------------
                                     ___________________, solely as Escrower